Exhibit 4.1

INDENTURE

by and between

PSNH Funding LLC 3,

Issuer

and

THE BANK OF NEW YORK MELLON,

Indenture Trustee and Securities Intermediary

Dated as of [        ], 2018

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS AND RULES OF CONSTRUCTION; INCORPORATION BY REFERENCE	2
SECTION 1.01. Definitions and Rules of Construction	2
SECTION 1.02. Incorporation by Reference of Trust Indenture Act	2

ARTICLE II THE RATE REDUCTION BONDS	2
SECTION 2.01. Form	3
SECTION 2.02. Denominations of Rate Reduction Bonds	3
SECTION 2.03. Execution, Authentication and Delivery	4
SECTION 2.04. Temporary Rate Reduction Bonds	5
SECTION 2.05. Registration; Registration of Transfer and Exchange of Rate Reduction Bonds	5
SECTION 2.06. Mutilated, Destroyed, Lost or Stolen Rate Reduction Bonds	7
SECTION 2.07. Persons Deemed Owner	7
SECTION 2.08. Payment of Principal, Premium, if any, and Interest; Interest on Overdue Principal; Principal, Premium, if any, and Interest Rights Preserved	8
SECTION 2.09. Cancellation	9
SECTION 2.10. Outstanding Amount; Authentication and Delivery of Rate Reduction Bonds	9
SECTION 2.11. Book-Entry Rate Reduction Bonds	12
SECTION 2.12. Notices to Clearing Agency	13
SECTION 2.13. Definitive Rate Reduction Bonds	13
SECTION 2.14. CUSIP Number	14
SECTION 2.15. Letter of Representations	14
SECTION 2.16. Tax Treatment	14
SECTION 2.17. State Pledge	15
SECTION 2.18. Security Interests	15

ARTICLE III COVENANTS	16
SECTION 3.01. Payment of Principal, Premium, if any, and Interest	16
SECTION 3.02. Maintenance of Office or Agency	17
SECTION 3.03. Money for Payments To Be Held in Trust	17

i

SECTION 10.17. Securities Intermediary	74
SECTION 10.18. Rule 17g-5 Compliance	75
SECTION 10.19. Submission to Non-Exclusive Jurisdiction; Waiver of Jury Trial	75
SECTION 10.20. Certain Tax Laws	76

EXHIBITS

Exhibit A                                             Form of Rate Reduction Bonds

Exhibit B                                             Form of Series Supplement

Exhibit C                                             Servicing Criteria to be Addressed by Indenture Trustee in Assessment of Compliance

Exhibit D                                             Form of Intercreditor Agreement

APPENDIX

Appendix A          Definitions and Rules of Construction

v

TRUST INDENTURE ACT CROSS REFERENCE TABLE

TRUST INDENTURE ACT SECTION		INDENTURE SECTION
310	(a)(1)	6.11
	(a)(2)	6.11
	(a)(3)	6.10(b)(i)
	(a)(4)	Not applicable
	(a)(5)	6.11
	(b)	6.11
311	(a)	6.12
	(b)	6.12
312	(a)	7.01 and 7.02
	(b)	7.02(b)
	(c)	7.02(c)
313	(a)	7.04
	(b)(1)	7.04
	(b)(2)	7.04
	(c)	7.03(a) and 7.04
	(d)	Not applicable
314	(a)	3.09, 4.01 and 7.03(a)
	(b)	3.06 and 4.01
	(c)(1)	2.10, 4.01, 8.04(b) and 10.01(a)
	(c)(2)	2.10, 4.01, 8.04(b) and 10.01(a)
	(c)(3)	2.10, 4.01 and 10.01(a)
	(d)	2.10, 8.04(b) and 10.01
	(e)	10.01(a)
	(f)	10.01(a)
315	(a)	6.01(b)(i) and 6.01(b)(ii)

	(b)	6.05
	(c)	6.01(a)
	(d)	6.01(c)(i), 6.01(c)(ii) and 6.01(c)(iii)
	(e)	5.13
316	(a) (last sentence)	Appendix A — definition of “Outstanding”
	(a)(1)(A)	5.11
	(a)(1)(B)	5.12
	(a)(2)	Not applicable
	(b)	5.07
	(c)	Appendix A — definition of “Record Date”
317	(a)(1)	5.03(a)
	(a)(2)	5.03(c)(iv)
	(b)	3.03
318	(a)	10.06
	(b)	10.06
	(c)	10.06

THIS CROSS REFERENCE TABLE SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE PART OF THIS INDENTURE.

This INDENTURE, dated as of [           ], 2018, is by and between PSNH FUNDING  LLC 3, a Delaware limited liability company, and THE BANK OF NEW YORK MELLON, a New York banking corporation, in its capacity as trustee for the benefit of the Secured Parties and in its separate capacity as a securities intermediary.

In consideration of the mutual agreements herein contained, each party hereto agrees as follows for the benefit of the other party hereto and each of the Holders:

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture and the creation and issuance of the Rate Reduction Bonds issuable hereunder, which will be of substantially the tenor set forth herein and in the Series Supplement.

The Rate Reduction Bonds shall be non-recourse obligations and shall be secured by and payable solely out of the proceeds of the RRB Property and the other RRB Collateral as provided herein. If and to the extent that such proceeds of the RRB Property and the other RRB Collateral are insufficient to pay all amounts owing with respect to the Rate Reduction Bonds, then, except as otherwise expressly provided hereunder, the Holders shall have no Claim in respect of such insufficiency against the Issuer or the Indenture Trustee, and the Holders, by their acceptance of the Rate Reduction Bonds, waive any such Claim.

All things necessary to (a) make the Rate Reduction Bonds, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, valid obligations, and (b) make this Indenture a valid agreement of the Issuer, in each case, in accordance with their respective terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Issuer, in consideration of the premises herein contained and of the purchase of the Rate Reduction Bonds by the Holders and of other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure, equally and ratably without prejudice, priority or distinction, except as specifically otherwise set forth in this Indenture, the Series Supplement and the Rate Reduction Bonds, the payment of the Rate Reduction Bonds, the payment of all other amounts due under or in connection with this Indenture (including all fees, expenses, counsel fees and other amounts due and owing to the Indenture Trustee) and the performance and observance of all of the covenants and conditions contained herein or in the Rate Reduction Bonds, has hereby executed and delivered this Indenture and does hereby and by the Series Supplement will convey, grant, assign, transfer and pledge, in each case, in and unto the Indenture Trustee, its successors and assigns forever, for the benefit of the Secured Parties, all and singular the property described in the Series Supplement (such property herein referred to as the “RRB Collateral”). The Series Supplement will more particularly describe the obligations of the Issuer secured by the RRB Collateral.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED between the parties hereto that all Rate Reduction Bonds are to be issued, countersigned and delivered and that all of the RRB Collateral is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer, for itself and any successor, does hereby covenant and agree to and with the Indenture Trustee and its successors in said trust, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION; INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions and Rules of Construction.

Capitalized terms used but not otherwise defined in this Indenture shall have the respective meanings given to such terms in Appendix A, which is hereby incorporated by reference into this Indenture as if set forth fully in this Indenture. Not all terms defined in Appendix A are used in this Indenture but shall apply when incorporated by reference in other Basic Documents. The rules of construction set forth in Appendix A shall apply to this Indenture and are hereby incorporated by reference into this Indenture as if set forth fully in this Indenture.

SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, that provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Rate Reduction Bonds.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

ARTICLE II

THE RATE REDUCTION BONDS

SECTION 2.01.  Form.

The Rate Reduction Bonds and the Indenture Trustee’s certificate of authentication shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by the Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Rate Reduction Bonds, as evidenced by their execution of the Rate Reduction Bonds.

The Rate Reduction Bonds shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing the Rate Reduction Bonds, as evidenced by their execution of the Rate Reduction Bonds.

Each Rate Reduction Bond shall be dated the date of its authentication. The terms of the Rate Reduction Bonds set forth in Exhibit A are part of the terms of this Indenture.

SECTION 2.02.  Denominations of Rate Reduction Bonds.

The Rate Reduction Bonds shall be issuable in the Authorized Denominations specified in the Series Supplement.

The Rate Reduction Bonds may, at the election of and as authorized by a Responsible Officer of the Issuer, be issued in one or more Tranches, and shall be designated generally as the “Rate Reduction Bonds, Series 2018-1” of the Issuer, with such further particular designations added or incorporated in such title for the Rate Reduction Bonds of any particular Tranche as a Responsible Officer of the Issuer may determine. Each Rate Reduction Bond shall bear the designation so selected for the Tranche to which it belongs. All Rate Reduction Bonds shall be identical in all respects except for the denominations thereof, the Holder thereof, the numbering thereon and the legends thereon, unless the Rate Reduction Bonds are comprised of one or more Tranches, in which case all Rate Reduction Bonds of the same Tranche shall be identical in all respects except for the denominations thereof, the Holder thereof, the numbering thereon, the legends thereon and the CUSIP number thereon. All Rate Reduction Bonds of a particular Tranche shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture.

The Rate Reduction Bonds shall be created by the Series Supplement authorized by a Responsible Officer of the Issuer, which Series Supplement shall specify and establish the terms and provisions thereof, including the following (which terms and provisions may differ as between Tranches):

(a)                                 designation of any Tranches thereof;

(b)                                 the principal amount (and, if more than one Tranche is issued, the respective principal amounts of such Tranches);

(c)                                  the Bond Interest Rate;

(d)                                 the Payment Dates;

(e)                                  the Scheduled Final Payment Date(s);

(f)                                   the Final Maturity Date(s);

(g)                                  the issuance date;

(h)                                 the Authorized Denominations;

(i)                                     the Expected Amortization Schedule(s);

(j)                                    the place or places for the payment of interest, principal and premium, if any;

(k)                                 any additional Secured Parties;

(l)                                     the RRB Collateral securing such Rate Reduction Bonds;

(m)                             whether or not the Rate Reduction Bonds are to be Book-Entry Rate Reduction Bonds and the extent to which Section 2.11 should apply; and

(n)                                 any other terms of the Rate Reduction Bonds (or Tranches thereof) that are not inconsistent with the provisions of this Indenture.

SECTION 2.03.  Execution, Authentication and Delivery.

The Rate Reduction Bonds shall be executed on behalf of the Issuer by any of its Responsible Officers. The signature of any such Responsible Officer on the Rate Reduction Bonds may be manual or facsimile.

Rate Reduction Bonds bearing the manual or facsimile signature of individuals who were Responsible Officers of the Issuer at the time of execution shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Rate Reduction Bonds or did not hold such offices at the date of the Rate Reduction Bonds.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Rate Reduction Bonds executed by the Issuer to the Indenture Trustee pursuant to an Issuer Order for authentication; and the Indenture Trustee shall authenticate and deliver the Rate Reduction Bonds as provided in this Indenture.

No Rate Reduction Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Rate Reduction Bond a certificate of authentication substantially in the form provided for therein executed by the Indenture Trustee by the manual or facsimile signature of one of its authorized signatories, and such certificate upon any Rate Reduction Bond shall be conclusive evidence, and the only evidence, that such Rate Reduction Bond has been duly authenticated and delivered hereunder.

SECTION 2.04.  Temporary Rate Reduction Bonds.

Pending the preparation of Definitive Rate Reduction Bonds pursuant to Section 2.13, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, Temporary Rate Reduction Bonds that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Rate Reduction Bonds in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing the Rate Reduction Bonds may determine, as evidenced by their execution of the Rate Reduction Bonds.

If Temporary Rate Reduction Bonds are issued, the Issuer will cause Definitive Rate Reduction Bonds to be prepared without unreasonable delay. After the preparation of Definitive Rate Reduction Bonds, the Temporary Rate Reduction Bonds shall be exchangeable for Definitive Rate Reduction Bonds upon surrender of the Temporary Rate Reduction Bonds at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more Temporary Rate Reduction Bonds, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Rate Reduction Bonds of authorized denominations. Until so delivered in exchange, the Temporary Rate Reduction Bonds shall in all respects be entitled to the same benefits under this Indenture as Definitive Rate Reduction Bonds.

SECTION 2.05.  Registration; Registration of Transfer and Exchange of Rate Reduction Bonds.

The Issuer shall cause to be kept a register (the “Rate Reduction Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Rate Reduction Bonds and the registration of transfers of Rate Reduction Bonds. The Indenture Trustee, acting solely for this purpose as the agent of the Issuer, shall be “Rate Reduction Bond Registrar” for the purpose of maintaining the Rate Reduction Bond Register and registering the Rate Reduction Bonds and transfers of Rate Reduction Bonds as herein provided. Upon any resignation of any Rate Reduction Bond Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Rate Reduction Bond Registrar. It is intended that the Rate Reduction Bonds are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or associated Treasury regulations).

If a Person other than the Indenture Trustee is appointed by the Issuer as Rate Reduction Bond Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Rate Reduction Bond Registrar and of the location, and any change in the location, of the Rate Reduction Bond Register, and the Indenture Trustee shall have the right to inspect the Rate Reduction Bond Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely conclusively upon a certificate executed on behalf of the Rate Reduction Bond Registrar by a Responsible Officer thereof as to the names and addresses of the Holders and the principal amounts and number of the Rate Reduction Bonds (separately stated by Tranche).

Upon surrender for registration of transfer of any Rate Reduction Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, provided that the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Rate Reduction Bonds in any Authorized Denominations, of the same Tranche and aggregate principal amount.

At the option of the Holder, Rate Reduction Bonds may be exchanged for other Rate Reduction Bonds in any Authorized Denominations, of the same Tranche and aggregate principal amount, upon surrender of the Rate Reduction Bonds to be exchanged at such office or agency as provided in Section 3.02. Whenever any Rate Reduction Bonds are so surrendered for exchange, the Issuer shall, provided that the requirements of Section 8-401 of the UCC are met, execute, and, upon any such execution, the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, the Rate Reduction Bonds that the Holder making the exchange is entitled to receive.

All Rate Reduction Bonds issued upon any registration of transfer or exchange of other Rate Reduction Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Rate Reduction Bonds surrendered upon such registration of transfer or exchange.

Every Rate Reduction Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by: (a) in the case of a transfer, a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution that is a member of: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other signature guaranty program acceptable to the Indenture Trustee; and (b) in any case, such other documents as the Indenture Trustee may require.

No service charge shall be made to a Holder for any registration of transfer or exchange of Rate Reduction Bonds, but the Issuer or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge or any fees or expenses of the Indenture Trustee that may be imposed in connection with any registration of transfer or exchange of Rate Reduction Bonds, other than exchanges pursuant to Section 2.04 or Section 2.06 not involving any transfer.

The preceding provisions of this Section 2.05 notwithstanding, the Issuer shall not be required to make, and the Rate Reduction Bond Registrar need not register, transfers or exchanges of any Rate Reduction Bond that has been submitted within 15 days preceding the due date for any payment with respect to such Rate Reduction Bond until after such due date has occurred.

SECTION 2.06.  Mutilated, Destroyed, Lost or Stolen Rate Reduction Bonds.

If (a) any mutilated Rate Reduction Bond is surrendered to the Indenture Trustee or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Rate Reduction Bond and (b) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Rate Reduction Bond Registrar or the Indenture Trustee that such Rate Reduction Bond has been acquired by a Protected Purchaser, the Issuer shall, provided that the requirements of Section 8-401 of the UCC are met, execute, and, upon the Issuer’s written request, the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Rate Reduction Bond, a replacement Rate Reduction Bond of like Tranche, tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that, if any such destroyed, lost or stolen Rate Reduction Bond, but not a mutilated Rate Reduction Bond, shall have become or within fifteen days shall be due and payable, instead of issuing a replacement Rate Reduction Bond, the Issuer may pay such destroyed, lost or stolen Rate Reduction Bond when so due or payable without surrender thereof. If, after the delivery of such replacement Rate Reduction Bond or payment of a destroyed, lost or stolen Rate Reduction Bond pursuant to the proviso to the preceding sentence, a Protected Purchaser of the original Rate Reduction Bond in lieu of which such replacement Rate Reduction Bond was issued presents for payment such original Rate Reduction Bond, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Rate Reduction Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Rate Reduction Bond from such Person to whom such replacement Rate Reduction Bond was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Rate Reduction Bond under this Section 2.06, the Issuer and/or the Indenture Trustee may require the payment by the Holder of such Rate Reduction Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee and the Rate Reduction Bond Registrar) in connection therewith.

Every replacement Rate Reduction Bond issued pursuant to this Section 2.06 in replacement of any mutilated, destroyed, lost or stolen Rate Reduction Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Rate Reduction Bond shall be found at any time or enforced by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Rate Reduction Bonds duly issued hereunder.

The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Rate Reduction Bonds.

SECTION 2.07.  Persons Deemed Owner.

Prior to due presentment for registration of transfer of any Rate Reduction Bond, the Issuer, the Indenture Trustee, the Rate Reduction Bond Registrar and any agent of the Issuer or the Indenture Trustee shall treat the Person in whose name any Rate Reduction Bond is registered (as of the day of determination) as the owner of such Rate Reduction Bond for the purpose of receiving payments of principal of and premium, if any, and interest on such Rate Reduction Bond and for all other purposes whatsoever, whether or not such Rate Reduction Bond be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.08.  Payment of Principal, Premium, if any, and Interest; Interest on Overdue Principal; Principal, Premium, if any, and Interest Rights Preserved.

(a)                                 The Rate Reduction Bonds shall accrue interest as provided in the Series Supplement at the applicable Bond Interest Rate, and such interest shall be payable on each applicable Payment Date. Any installment of interest, principal or premium, if any, payable on any Rate Reduction Bond that is punctually paid or duly provided for on the applicable Payment Date shall be paid to the Person in whose name such Rate Reduction Bond (or one or more Predecessor Rate Reduction Bonds) is registered on the Record Date for such Payment Date by wire transfer to an account maintained by such Holder in accordance with payment instructions delivered to the Indenture Trustee by such Holder, and, with respect to Book-Entry Rate Reduction Bonds, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global Rate Reduction Bond unless and until such Global Rate Reduction Bond is exchanged for Definitive Rate Reduction Bonds (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to such Rate Reduction Bond on a Payment Date, which shall be payable as provided below.

(b)                                 The principal of each Rate Reduction Bond of each Tranche shall be paid, to the extent funds are available therefor in the Collection Account, in installments on each Payment Date in accordance with the Expected Amortization Schedule specified in the Series Supplement; provided, that installments of principal not paid when scheduled to be paid in accordance with the Expected Amortization Schedule shall be paid on the next succeeding Payment Date to the extent of money available for such purpose pursuant to Section 8.02(e). Failure to pay principal in accordance with such Expected Amortization Schedule because moneys are not available pursuant to Section 8.02 to make such payments shall not constitute a Default or Event of Default under this Indenture; provided, however, that failure to pay the entire unpaid principal amount of the Rate Reduction Bonds of a Tranche upon the Final Maturity Date for the Rate Reduction Bonds of such Tranche shall constitute an Event of Default under this Indenture as set forth in Section 5.01. Notwithstanding the foregoing, the entire unpaid principal amount of the Rate Reduction Bonds shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Holders of the Rate Reduction Bonds representing a majority of the Outstanding Amount of the Rate Reduction Bonds have declared the Rate Reduction Bonds to be immediately due and payable in the manner provided in Section 5.02. All payments of principal and premium, if any, on the Rate Reduction Bonds shall be made pro rata to the Holders entitled thereto unless otherwise provided in the Series Supplement. The Indenture Trustee shall notify the Person in whose name a Rate Reduction Bond is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and premium, if any, and interest on such Rate Reduction Bond will be paid. Such notice shall be delivered no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Rate Reduction Bond and shall specify the place where such Rate Reduction Bond may be presented and surrendered for payment of such installment.

(c)                                  If interest on the Rate Reduction Bonds is not paid when due, such defaulted interest shall be paid (plus interest on such defaulted interest at the applicable Bond Interest Rate to the extent lawful) to the Persons who are Holders on a subsequent Special Record Date, which date shall be at least 1 Business Day prior to the Special Payment Date. The Issuer shall fix or cause to be fixed any such Special Record Date and Special Payment Date, and, at least ten days before any such Special Record Date, the Issuer shall deliver to each affected Holder a notice that states the Special Record Date, the Special Payment Date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid.

SECTION 2.09.  Cancellation.

All Rate Reduction Bonds surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Rate Reduction Bonds previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Rate Reduction Bonds so delivered shall be promptly canceled by the Indenture Trustee. No Rate Reduction Bonds shall be authenticated in lieu of or in exchange for any Rate Reduction Bonds canceled as provided in this Section 2.09, except as expressly permitted by this Indenture. All canceled Rate Reduction Bonds may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time.

SECTION 2.10.  Outstanding Amount; Authentication and Delivery of Rate Reduction Bonds.

The aggregate Outstanding Amount of Rate Reduction Bonds that may be authenticated and delivered under this Indenture shall not exceed the aggregate principal amount of Rate Reduction Bonds that are authorized under the Series Supplement.

Rate Reduction Bonds created and established by the Series Supplement may at any time be executed by the Issuer and delivered to the Indenture Trustee for authentication and thereupon the same shall be authenticated and delivered by the Indenture Trustee upon Issuer Request and upon delivery by the Issuer to the Indenture Trustee, and receipt by the Indenture Trustee, or the causing to occur by the Issuer, of the following; provided, however, that compliance with the following conditions and delivery of the following documents shall only be required in connection with the original issuance of the Rate Reduction Bonds:

(a)                                 Issuer Action. An Issuer Order authorizing and directing the authentication and delivery of the Rate Reduction Bonds by the Indenture Trustee and specifying the principal amount of Rate Reduction Bonds to be authenticated.

(b)                                 Authorizations. Copies of (i) the Finance Order, which shall be in full force and effect and be Final, (ii) certified resolutions of the Managers or Member of the Issuer authorizing the execution and delivery of the Series Supplement and the execution, authentication and delivery of the Rate Reduction Bonds and (iii) a Series Supplement duly executed by the Issuer.

(c)                                  Opinions. An opinion or opinions, portions of which may be delivered by one or more counsel for the Issuer, portions of which may be delivered by one or more counsel for the Servicer, and portions of which may be delivered by one or more counsel for the Seller, dated the Closing Date, in each case subject to the customary exceptions, qualifications and assumptions contained therein, to the collective effect, that (i) all conditions precedent provided for in this Indenture relating to (A) the authentication and delivery of the Issuer’s Rate Reduction Bonds and (B) the execution of the Series Supplement to this Indenture dated as of the date of this Indenture have been complied with and (ii) the execution of the Series Supplement to this Indenture dated as of the date of this Indenture is permitted by this Indenture; together with the other Opinions of Counsel described in Sections 9(d) through 9(r) of the Underwriting Agreement (other than Section 9(h) thereof) relating to the Issuer’s Rate Reduction Bonds.

(d)                                 The RRB Collateral. The Issuer shall have made or caused to be made all filings with the NHPUC and the Secretary of State of the State of New Hampshire pursuant to the Finance Order and the Financing Act and all other filings necessary to perfect the Grant of the RRB Collateral to the Indenture Trustee and the Lien of this Indenture.

(e)                                  Certificates of the Issuer and the Seller.

(i)  An Officer’s Certificate from the Issuer, dated as of the Closing Date:

(A)                                    to the effect that (1) the Issuer is not in Default under this Indenture and that the issuance of the Rate Reduction Bonds will not result in any Default or in any breach of any of the terms, conditions or provisions of or constitute a default under the Finance Order or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it or its property may be bound or to which it or its property may be subject, (2) all conditions precedent provided in this Indenture relating to the execution, authentication and delivery of the Rate Reduction Bonds and the execution of the Series Supplement have been complied with, (3) the Issuer has duly authorized the execution and delivery of this Indenture and the Series Supplement and the execution and delivery of the Rate Reduction Bonds and (4) the Series Supplement complies with the requirements of Section 2.02;

(B)                               to the effect that the Issuer has not assigned any interest or participation in the RRB Collateral except for the Grant contained in this Indenture and the Series Supplement; the Issuer has the power and right to Grant the RRB Collateral to the Indenture Trustee as security hereunder and thereunder; and the Issuer, subject to the terms of this Indenture, has Granted to the Indenture Trustee a security interest in all of its right, title and interest in and to such RRB Collateral, such security interest has been perfected by all necessary actions and is prior to all other Liens (subject to Permitted Liens) and that the RRB Collateral is free and clear of any Lien arising as a result of actions of the Issuer or through the Issuer, except Permitted Liens;

(C)                               to the effect that the Issuer has appointed the firm of Independent registered public accountants as contemplated in Section 8.06;

(D)                               to the effect that the Sale Agreement, the Servicing Agreement and the Administration Agreement are, to the knowledge of the Issuer (and assuming such agreements are enforceable against all parties thereto other than the Issuer and PSNH), in full force and effect and, to the knowledge of the Issuer, that no party is in default of its obligations under such agreements; and

(E)                                certifying that the Rate Reduction Bonds have received the ratings from the Rating Agencies required by the Underwriting Agreement as a condition to the issuance of the Rate Reduction Bonds.

(ii)  An officer’s certificate from the Seller, dated as of the Closing Date, to the effect that:

(A)                               immediately prior to the conveyance of the RRB Property to the Issuer pursuant to the Sale Agreement: the Seller was the original and the sole owner of such RRB Property, free and clear of any Lien; the Seller had not assigned any interest or participation in such RRB Property and the proceeds thereof other than to the Issuer pursuant to the Sale Agreement; the Seller has the power, authority and right to own, sell and assign such RRB Property and the proceeds thereof to the Issuer; and the Seller, subject to the terms of the Sale Agreement, has validly sold and assigned to the Issuer all of its right, title and interest in and to such RRB Property and the proceeds thereof, free and clear of any Lien (other than Permitted Liens) and such sale and assignment is a true and absolute sale and conveyance and has been perfected;

(B)                               immediately prior to the conveyance of the RRB Property to the Issuer pursuant to the Sale Agreement, the attached copy of the Finance Order creating such RRB Property is true and complete and is in full force and effect; and

(C)                               an amount equal to the Required Capital Level has been deposited or caused to be deposited by the Seller with the Indenture Trustee for crediting to the Capital Subaccount.

(f)                                   Accountant’s Certificate or Letter. One or more certificates or letters, addressed to the Issuer, of a firm of Independent registered public accountants of recognized national reputation to the effect that (i) such accountants are Independent with respect to the Issuer within the meaning of this Indenture and are independent public accountants within the meaning of the standards of the Public Company Accounting Oversight Board and (ii) with respect to the RRB Collateral, they have applied such procedures as instructed by the addressees of such certificate or letter.

(g)                                  Requirements of Series Supplement. Such other funds, accounts, documents, certificates, agreements, instruments or opinions as may be required by the terms of the Series Supplement.

SECTION 2.11.  Book-Entry Rate Reduction Bonds.

Unless the Series Supplement provides otherwise, all of the Rate Reduction Bonds shall be issued in Book-Entry Form, and the Issuer shall execute and the Indenture Trustee shall, in accordance with this Section 2.11 and the Issuer Order, authenticate and deliver one or more Global Rate Reduction Bonds, evidencing the Rate Reduction Bonds, which (a) shall be an aggregate original principal amount equal to the aggregate original principal amount of the Rate Reduction Bonds to be issued pursuant to the Issuer Order, (b) shall be registered in the name of the Clearing Agency therefor or its nominee, which shall initially be Cede & Co., as nominee for The Depository Trust Company, the initial Clearing Agency, (c) shall be delivered by the Indenture Trustee pursuant to such Clearing Agency’s or such nominee’s instructions and (d) shall bear a legend substantially to the effect set forth in Exhibit A.

Each Clearing Agency designated pursuant to this Section 2.11 must, at the time of its designation and at all times while it serves as Clearing Agency hereunder, be a “clearing agency” registered under the Exchange Act and any other applicable statute or regulation.

No Holder of Rate Reduction Bonds issued in Book-Entry Form shall receive a Definitive Rate Reduction Bond representing such Holder’s interest in any of the Rate Reduction Bonds, except as provided in Section 2.13. Unless (and until) certificated, fully registered Rate Reduction Bonds (the “Definitive Rate Reduction Bonds”) have been issued to the Holders pursuant to Section 2.13 or pursuant to the Series Supplement relating thereto:

(i)  the provisions of this Section 2.11 shall be in full force and effect;

(ii)  the Issuer, the Servicer, the Paying Agent, the Rate Reduction Bond Registrar and the Indenture Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Rate Reduction Bonds and the giving of instructions or directions hereunder) as the authorized representative of the Holders;

(iii)  to the extent that the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this Section 2.11 shall control;

(iv)  the rights of Holders shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Holders and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Letter of Representations, unless and until Definitive Rate Reduction Bonds are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Rate Reduction Bonds to such Clearing Agency Participants; and

(v)  whenever this Indenture requires or permits actions to be taken based upon instruction or directions of the Holders evidencing a specified percentage of the Outstanding Amount of Rate Reduction Bonds, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from the Holders and/or the Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Rate Reduction Bonds and has delivered such instructions to a Responsible Officer of the Indenture Trustee.

SECTION 2.12.  Notices to Clearing Agency.

Unless and until Definitive Rate Reduction Bonds shall have been issued to Holders pursuant to Section 2.13, whenever notice, payment or other communications to the holders of Book-Entry Rate Reduction Bonds is required under this Indenture, the Indenture Trustee, the Servicer and the Paying Agent, as applicable, shall give all such notices and communications specified herein to be given to Holders to the Clearing Agency.

SECTION 2.13.  Definitive Rate Reduction Bonds.

If (a) (i) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under any Letter of Representations and (ii) the Issuer is unable to locate a qualified successor Clearing Agency, (b) the Issuer, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of an Event of Default hereunder, Holders holding Rate Reduction Bonds aggregating a majority of the aggregate Outstanding Amount of Rate Reduction Bonds maintained as Book-Entry Rate Reduction Bonds advise the Indenture Trustee, the Issuer and the Clearing Agency (through the Clearing Agency Participants) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Holders, the Issuer shall notify the

Clearing Agency, the Indenture Trustee and all such Holders in writing of the occurrence of any such event and of the availability of Definitive Rate Reduction Bonds to the Holders requesting the same. Upon surrender to the Indenture Trustee of the Global Rate Reduction Bonds by the Clearing Agency accompanied by registration instructions from such Clearing Agency for registration, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, Definitive Rate Reduction Bonds in accordance with the instructions of the Clearing Agency. None of the Issuer, the Rate Reduction Bond Registrar, the Paying Agent or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Rate Reduction Bonds, the Indenture Trustee shall recognize the Holders of the Definitive Rate Reduction Bonds as Holders hereunder.

Definitive Rate Reduction Bonds will be transferable and exchangeable at the offices of the Rate Reduction Bond Registrar.

SECTION 2.14.  CUSIP Number.

The Issuer in issuing any Rate Reduction Bonds may use a “CUSIP” number and, if so used, the Indenture Trustee shall use the CUSIP number provided to it by the Issuer in any notices to the Holders thereof as a convenience to such Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Rate Reduction Bonds and that reliance may be placed only on the other identification numbers printed on the Rate Reduction Bonds. The Issuer shall promptly notify the Indenture Trustee in writing of any change in the CUSIP number with respect to any Rate Reduction Bond.

SECTION 2.15.  Letter of Representations.

The Issuer shall comply with the terms of each Letter of Representations applicable to the Issuer.

SECTION 2.16.  Tax Treatment.

The Issuer and the Indenture Trustee, by entering into this Indenture, and the Holders and any Persons holding a beneficial interest in any Rate Reduction Bond, by acquiring any Rate Reduction Bond or interest therein, (a) express their intention that, solely for the purposes of U.S. federal income taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purposes of state, local and other taxes, the Rate Reduction Bonds qualify under applicable tax law as indebtedness of PSNH secured by the RRB Collateral and (b) solely for the purposes of U.S. federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Rate Reduction Bonds are outstanding, agree to treat the Rate Reduction Bonds as indebtedness of PSNH secured by the RRB Collateral unless otherwise required by appropriate taxing authorities.

SECTION 2.17.  State Pledge.

Under the laws of the State of New Hampshire in effect on the Closing Date, pursuant to RSA 369-B:6 of the Financing Act, the State of New Hampshire has pledged, contracted and agreed with the owner of the RRB Property, Holders and the Indenture Trustee that neither the State of New Hampshire, nor any of its agencies, including the NHPUC, shall limit, alter, amend, reduce, or impair the RRB Charge, RRB Property, Finance Order, and all rights thereunder or ownership thereof or security interest therein until the Rate Reduction Bonds, including all principal, interest, premium (if any), costs and arrearages thereon, are fully met and discharged; provided that nothing contained in this paragraph shall preclude the limitation, alteration, amendment, reduction, or impairment if and when adequate provision shall be made by law for the protection of the owner of the RRB Property, Holders and the Indenture Trustee.

The Issuer hereby acknowledges that the purchase of any Rate Reduction Bond by a Holder or the purchase of any beneficial interest in a Rate Reduction Bond by any Person and the Indenture Trustee’s obligations to perform hereunder are made in reliance on such agreement and pledge by the State of New Hampshire.

SECTION 2.18.  Security Interests.

The Issuer hereby makes the following representations and warranties on the date of this Indenture and on each date on which any funds in the Collection Account (other than Capital Subaccount Investment Earnings) are distributed to the Issuer or otherwise released from the Lien of the Indenture:

(a)                                 Other than the security interests granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, granted, sold, conveyed or otherwise assigned any interests or security interests in the RRB Collateral and, to the knowledge of the Issuer, no security agreement, financing statement or equivalent security or Lien instrument listing the Issuer as debtor covering all or any part of the RRB Collateral is on file or of record in any jurisdiction, except (x) such as may have been filed, recorded or made by the Issuer in favor of the Indenture Trustee on behalf of the Secured Parties in connection with this Indenture or (y) as are being contested in good faith by appropriate proceedings.

(b)                                 This Indenture, together with the Series Supplement, constitutes a valid and continuing lien on, and security interest in, the RRB Collateral in favor of the Indenture Trustee on behalf of the Secured Parties, which lien and security interest has been perfected by all necessary actions, is prior to all other Liens (subject to Permitted Liens) and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing.

(c)                                  The Issuer has good and marketable title to the RRB Collateral free and clear of any Lien of any Person other than Permitted Liens.

(d)                                 All of the RRB Collateral constitutes RRB Property or accounts, deposit accounts, investment property or general intangibles (as each such term is defined in the UCC), except that proceeds of the RRB Collateral may also take the form of instruments or money.

(e)                                  The Issuer has taken, or caused the Servicer to take, all action necessary to perfect the security interest in the RRB Collateral granted to the Indenture Trustee, for the benefit of the Secured Parties.

(f)                                   The Issuer has filed (or has caused the Servicer to file) all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the RRB Collateral granted to the Indenture Trustee.

(g)                                  The Issuer is not aware of any judgment or tax lien filings against the Issuer except for any judgment or tax lien filing which is being contested in good faith through appropriate proceedings.

(h)                                 The Collection Account (including all subaccounts thereof) constitutes a “securities account” and/or a “deposit account” within the meaning of the UCC.

(i)                                     The Issuer has taken all steps necessary to cause the Securities Intermediary of each such securities account to identify in its records the Indenture Trustee as the Person having a security entitlement against the Securities Intermediary in such securities account, no Collection Account is in the name of any Person other than the Indenture Trustee, and the Issuer has not consented to the Securities Intermediary of the Collection Account to comply with entitlement orders of any Person other than the Indenture Trustee.

(j)                                    All of the RRB Collateral constituting investment property has been credited to the Collection Account or a subaccount thereof, and the Securities Intermediary for the Collection Account has agreed to treat all assets credited to the Collection Account (other than cash) as “financial assets” within the meaning of the UCC.

(k)                                 The Indenture Trustee has a first priority perfected security interest (subject to Permitted Liens) in the Collection Account, all funds and financial assets on deposit therein, and all securities entitlements relating thereto.

The representations and warranties set forth in this Section 2.18 shall survive the execution and delivery of this Indenture.

ARTICLE III

COVENANTS

SECTION 3.01.  Payment of Principal, Premium, if any, and Interest.

The principal of and premium, if any, and interest on the Rate Reduction Bonds shall be duly and punctually paid by the Issuer, or the Servicer on behalf of the Issuer, in accordance with the terms of the Rate Reduction Bonds, the Series Supplement and this

Indenture; provided, that, except on a Final Maturity Date or upon the acceleration of the Rate Reduction Bonds following the occurrence of an Event of Default, the Issuer shall only be obligated to pay the principal of the Rate Reduction Bonds on each Payment Date therefor to the extent moneys are available for such payment pursuant to Section 8.02. Amounts properly withheld under the Code, the Treasury regulations promulgated thereunder or other tax laws by any Person from a payment to any Holder of interest or principal or premium, if any, shall be considered as having been paid by the Issuer to such Holder for all purposes of this Indenture.

SECTION 3.02.  Maintenance of Office or Agency.

The Issuer shall initially maintain in the Borough of Manhattan, The City of New York, an office or agency where Rate Reduction Bonds may be surrendered for registration of transfer or exchange. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes, and the Corporate Trust Office of the Indenture Trustee shall serve as the offices provided above in this Section 3.02. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders may be made at the office of the Indenture Trustee located at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders.

SECTION 3.03.  Money for Payments To Be Held in Trust.

As provided in Section 8.02(a), all payments of amounts due and payable with respect to any Rate Reduction Bonds that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.02(d) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments with respect to any Rate Reduction Bonds shall be paid over to the Issuer except as provided in this Section 3.03 and Section 8.02.

Each Paying Agent shall meet the eligibility criteria set forth for any Indenture Trustee under Section 6.11. The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(a)                                 hold all sums held by it for the payment of amounts due with respect to the Rate Reduction Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(b)                                 give the Indenture Trustee and the Rating Agencies written notice of any Default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Rate Reduction Bonds;

(c)                                  at any time during the continuance of any such Default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d)                                 immediately, with notice to the Rating Agencies, resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Rate Reduction Bonds if at any time the Paying Agent determines that it has ceased to meet the standards required to be met by a Paying Agent at the time of such determination; and

(e)                                  comply with all requirements of the Code, the Treasury regulations promulgated thereunder and other tax laws with respect to the withholding from any payments made by it on any Rate Reduction Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheatment of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Rate Reduction Bond and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer upon receipt of an Issuer Request; and, subject to Section 10.14, the Holder of such Rate Reduction Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, at the request of the Issuer, shall, at the expense of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

SECTION 3.04.  Existence.

The Issuer shall keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the other Basic Documents, the Rate Reduction Bonds, the RRB Collateral and each other instrument or agreement referenced herein or therein.

SECTION 3.05.  Protection of RRB Collateral.

The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all filings with the NHPUC, the Secretary of State of the State of Delaware or the Secretary of State of the State of New Hampshire pursuant to the Finance Order or to the Financing Act and all financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable, to:

(a)                                 maintain or preserve the Lien (and the priority thereof) of this Indenture and the Series Supplement or carry out more effectively the purposes hereof;

(b)                                 perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture and the Series Supplement;

(c)                                  enforce any of the RRB Collateral;

(d)                                 preserve and defend title to the RRB Collateral and the rights of the Indenture Trustee and the Holders in such RRB Collateral against the Claims of all Persons, including the challenge by any party to the validity or enforceability of the Finance Order, the RRB Property or any proceeding relating thereto and institute any action or proceeding necessary to compel performance by the NHPUC or the State of New Hampshire of any of its obligations or duties under the Financing Act, the State Pledge, or the Finance Order; or

(e)                                  pay any and all taxes levied or assessed upon all or any part of the RRB Collateral.

The Indenture Trustee is specifically permitted and authorized but not required to file financing statements covering the RRB Collateral, including financing statements that describe the RRB Collateral as “all assets” or “all personal property” of the Issuer and/or reflecting RSA 369-B:7 of the Financing Act, it being understood that in no event shall the Indenture Trustee be responsible for filing any such financing statements.

SECTION 3.06.  Opinions as to RRB Collateral.

(a)                                 On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the execution and filing of any filings with the NHPUC, the Secretary of State of the State of Delaware or the Secretary of State of the State of New Hampshire pursuant to the Financing Act and the Finance Order, financing statements and continuation statements, as are necessary to perfect the Lien and the security interest created by this Indenture and the Series Supplement, and, based on a review of a current report of a search of the appropriate governmental filing office, no other financing statement has been filed under the applicable Uniform Commercial Code, or stating that, in the opinion of such counsel, no such action is necessary to make effective such Lien.

(b)                                 Within 90 days after the beginning of each calendar year beginning with the calendar year beginning January 1, 2019, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the execution and filing of any filings with the NHPUC, the Secretary of State of the State of Delaware or the Secretary of State of the State of New Hampshire pursuant to the Financing Act and the Finance Order, financing statements and continuation statements, as are necessary to maintain the Lien and the perfected security interest created by this Indenture and the Series Supplement, or stating that, in the opinion of such counsel, no such action is necessary to maintain the perfection of such Lien. Such Opinion of Counsel shall also describe the recording, filing, rerecording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any filings with the NHPUC, the Secretary of State of the State of Delaware or the Secretary of State of the State of New Hampshire, financing statements and continuation statements that will, in the opinion of such counsel, be required within the 12-month period following the date of such opinion to maintain the Lien and the perfected security interest created by this Indenture and the Series Supplement.

(c)                                  Prior to, or concurrently with, the effectiveness of any amendment to the Sale Agreement, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer either (i) stating that, in the opinion of such counsel, all filings, including UCC financing statements and other filings with the NHPUC, the Secretary of State of the State of Delaware or the Secretary of State of the State of New Hampshire pursuant to the Financing Act or the Finance Order have been executed and filed that are necessary to continue the perfection of the Lien of the Issuer and the Indenture Trustee in the RRB Property and the RRB Collateral, respectively, and the proceeds thereof, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such Lien.

SECTION 3.07.  Performance of Obligations; Servicing; SEC Filings.

(a)                                 The Issuer (i) shall diligently pursue any and all actions to enforce its rights under each instrument or agreement included in the RRB Collateral and (ii) shall not take any action and shall use its reasonable best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any such instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except, in each case, as expressly provided in this Indenture, the Series Supplement, the Sale Agreement, the Servicing Agreement, any Intercreditor Agreement or such other instrument or agreement.

(b)                                 The Issuer may contract with other Persons selected with due care to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee herein or in an Officer’s Certificate shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator and the Servicer to assist the Issuer in performing its duties under this Indenture.

(c)                                  The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the Series Supplement, the other Basic Documents and the instruments and agreements included in the RRB Collateral, including filing or causing to be filed all filings with the NHPUC, the Secretary of State of the State of Delaware or the Secretary of State of the State of New Hampshire pursuant to the Financing Act or the Finance Order and all UCC financing statements and all continuation statements required to be filed by it by the terms of this Indenture, the Series Supplement, the Sale Agreement and the Servicing Agreement in accordance with and within the time periods provided for herein and therein.

(d)                                 If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Servicing Agreement, the Issuer shall, if notice has not already been provided by the Servicer pursuant to Section 7.04 of the Servicing Agreement, promptly give written notice thereof to the Indenture Trustee and the Rating Agencies and shall specify in such notice the response or action, if any, the Issuer has taken or is taking with respect to such Servicer Default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the RRB Property, the RRB Collateral or the RRB Charge, the Issuer shall take all reasonable steps available to it to remedy such failure.

(e)                                  As promptly as possible after the giving of notice of termination to the Servicer and the Rating Agencies of the Servicer’s rights and powers pursuant to Section 7.01 of the Servicing Agreement, the Indenture Trustee may and shall, at the written direction of the Holders evidencing a majority of the Outstanding Amount of the Rate Reduction Bonds, appoint a successor Servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer and the Indenture Trustee. A Person shall qualify as a Successor Servicer only if such Person satisfies the requirements of the Servicing Agreement. If, within 30 days after the delivery of the notice referred to above, a new Servicer shall not have been appointed, the Indenture Trustee may petition the NHPUC or a court of competent jurisdiction to appoint a Successor Servicer. In connection with any such appointment, the Issuer may make such arrangements for the compensation of such Successor Servicer as it and such successor shall agree, subject to the limitations set forth in Section 8.02 and in the Servicing Agreement.

(f)                                   Upon any termination of the Servicer’s rights and powers pursuant to the Servicing Agreement, the Indenture Trustee shall promptly notify the Issuer, the Holders and the Rating Agencies. As soon as a Successor Servicer is appointed, the Indenture Trustee shall notify the Issuer, the Holders and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.

(g)                                  The Issuer shall (or shall cause the Sponsor to) post on its website (which for this purpose may be the website of any direct or indirect parent company of the Issuer) and, to the extent consistent with the Issuer’s and the Sponsor’s obligations under applicable law, file with or furnish to the SEC in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, the following information (other than any such information filed with the SEC and publicly available to investors unless the Issuer specifically requests such items to be posted) with respect to the Outstanding Rate Reduction Bonds, in each case to the extent such information is reasonably available to the Issuer:

(i)                                     statements of any remittances of RRB Charge made to the Indenture Trustee (to be included in a Form 10-D or Form 10-K, or successor forms thereto);

(ii)                                  the Semi-Annual Servicer’s Certificate as required to be submitted pursuant to the Servicing Agreement (to be filed with a Form 10-D, Form 10-K or Form 8-K, or successor forms thereto);

(iii)                               the Monthly Servicer’s Certificate as required to be submitted pursuant to the Servicing Agreement;

(iv)                              the text (or a link to the website where a reader can find the text) of each filing of a Periodic Adjustment and the results of each such filing;

(v)                                 any downgrade in the long-term or short-term credit ratings of the Servicer assigned by the Rating Agencies to a rating that is below investment grade;

(vi)                              material legislative or regulatory developments directly relevant to the Outstanding Rate Reduction Bonds (to be filed or furnished in a Form 8-K); and

(vii)                           any reports and other information that the Issuer is required to file with the SEC under the Exchange Act.

Notwithstanding the foregoing, nothing herein shall preclude the Issuer from voluntarily suspending or terminating its filing obligations as Issuer with the SEC to the extent permitted by applicable law. Any such report or information delivered to the Indenture Trustee for purposes of this Section 3.07(g) is for informational purposes only, and the Indenture Trustee’s receipt of any such report or information shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to conclusively rely on an Officer’s Certificate).

(h)                                 The Issuer shall direct the Indenture Trustee to post on the Indenture Trustee’s website for investors (based solely on information set forth in the Semi-Annual Servicer’s Certificate) with respect to the Outstanding Rate Reduction Bonds, to the extent such information is set forth in the Semi-Annual Servicer’s Certificate, a statement showing the balance of Outstanding Rate Reduction Bonds that reflects the actual payments made on the Rate Reduction Bonds during the applicable period.

The address of the Indenture Trustee’s website for investors is https://gctinvestorreporting.bnymellon.com. The Indenture Trustee shall immediately notify the Issuer, the Holders and the Rating Agencies of any change to the address of the website for investors.

SECTION 3.08.  Certain Negative Covenants.

So long as any Rate Reduction Bonds are Outstanding, the Issuer shall not:

(a)                                 except as expressly permitted by this Indenture and the other Basic Documents, sell, transfer, convey, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the RRB Collateral, unless in accordance with Article V;

(b)                                 claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the Rate Reduction Bonds (other than amounts properly withheld from such payments under the Code, the Treasury regulations promulgated thereunder or other tax laws) or assert any claim against any present or former Holder by reason of the payment of the taxes levied or assessed upon any part of the RRB Collateral, other than as set forth in this Indenture;

(c)                                  terminate its existence or dissolve or liquidate in whole or in part, except in a transaction permitted by Section 3.10;

(d)                                 (i) permit the validity or effectiveness of this Indenture or the other Basic Documents to be impaired, or permit the Lien of this Indenture and the Series Supplement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Rate Reduction Bonds under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien (other than the Lien of this Indenture or the Series Supplement) to be created on or extend to or otherwise arise upon or burden the RRB Collateral or any part thereof or any interest therein or the proceeds thereof (other than Permitted Liens) or (iii) permit the Lien of the Series Supplement not to constitute a valid first priority perfected security interest in the RRB Collateral, subject only to Permitted Liens;

(e)                                  enter into any swap, hedge or similar financial instrument;

(f)                                   elect to be classified as an association taxable as a corporation for U.S. federal income tax purposes or otherwise take any action, file any tax return or make any election inconsistent with the treatment of the Issuer, for U.S. federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the sole owner of the Issuer;

(g)                                  change its name, identity or structure or the location of its chief executive office, unless prior to the effective date of any such change the Issuer delivers to the Indenture Trustee (with copies to the Rating Agencies) such documents, instruments or agreements, executed by the Issuer, as are necessary to reflect such change and to continue the perfection of the security interest of this Indenture and the Series Supplement;

(h)                                 take any action that is subject to a Rating Agency Condition without satisfying the Rating Agency Condition; or

(i)                                     except to the extent permitted by applicable law, voluntarily suspend or terminate its filing obligations with the SEC as described in Section 3.07(g).

SECTION 3.09.  Annual Statement as to Compliance.

The Issuer will deliver to the Indenture Trustee and the Rating Agencies not later than March 31 of each year (commencing with March 31, 2019), an Officer’s Certificate stating, as to the Responsible Officer signing such Officer’s Certificate, that:

(a)                                 a review of the activities of the Issuer during the preceding 12 months ended December 31 (or, in the case of the first such Officer’s Certificate, since the Closing Date) and of performance under this Indenture has been made; and

(b)                                 to the best of such Responsible Officer’s knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under this Indenture throughout such 12-month period (or such shorter period in the case of the first such Officer’s Certificate), or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Responsible Officer and the nature and status thereof.

SECTION 3.10.  Issuer May Consolidate, etc., Only on Certain Terms.

(a)                                 The Issuer shall not consolidate or merge with or into any other Person, unless:

(i)                                     the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall (A) be a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance reasonably satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture and the Series Supplement on the part of the Issuer to be performed or observed, all as provided herein and in the Series Supplement, and (C) assume all obligations and succeed to all rights of the Issuer under the Sale Agreement, the Servicing Agreement and each other Basic Document to which the Issuer is a party;

(ii)                                  immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing;

(iii)                               the Rating Agency Condition shall have been satisfied with respect to such merger or consolidation;

(iv)                              the Issuer shall have delivered to the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to the Indenture Trustee, and which may be based on a ruling from the Internal Revenue Service) to the effect that the consolidation or merger will not result in a material adverse U.S. federal or state income tax consequence to the Issuer, the Indenture Trustee or the then-existing Holders;

(v)                                 any action as is necessary to maintain the Lien and the perfected security interest in the RRB Collateral created by this Indenture and the Series Supplement shall have been taken as evidenced by an Opinion of Counsel of external counsel of the Issuer delivered to the Indenture Trustee; and

(vi)                              the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel of external counsel of the Issuer each stating that such consolidation or merger and such supplemental indenture comply with this Indenture and the Series Supplement and that all conditions precedent herein provided for in this Section 3.10(a) with respect to such transaction have been complied with (including any filing required by the Exchange Act).

(b)                                 Except as specifically provided herein, the Issuer shall not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets included in the RRB Collateral, to any Person, unless:

(i)                                     the Person that acquires the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted, (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance reasonably satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein and in the Series Supplement, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so sold, conveyed, exchanged, transferred or otherwise disposed of shall be subject and subordinate to the rights of Holders, (D) unless otherwise provided in the supplemental indenture referred to in Section 3.10(b)(i)(B), expressly agrees to indemnify, defend and hold harmless the Issuer and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture, the Series Supplement and the Rate Reduction Bonds, (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the SEC (and any other appropriate Person) required by the Exchange Act in connection with the Rate Reduction Bonds and (F) if such sale, conveyance, exchange, transfer or disposal relates to the Issuer’s rights and obligations under the Sale Agreement or the Servicing Agreement, assumes all obligations and succeeds to all rights of the Issuer under the Sale Agreement and the Servicing Agreement, as applicable;

(ii)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)                               the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)                              the Issuer shall have delivered to the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to the Indenture Trustee, and which may be based on a ruling from the Internal Revenue Service) to the effect that the disposition will not result in a material adverse U.S. federal or state income tax consequence to the Issuer, the Indenture Trustee or the then-existing Holders;

(v)                                 any action as is necessary to maintain the Lien and the perfected security interest in the RRB Collateral created by this Indenture and the Series Supplement shall have been taken as evidenced by an Opinion of Counsel of external counsel of the Issuer delivered to the Indenture Trustee; and

(vi)                              the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel of external counsel of the Issuer each stating that such sale, conveyance, exchange, transfer or other disposition and such supplemental indenture comply with this Indenture and the Series Supplement and that all conditions precedent herein provided for in this Section 3.10(b) with respect to such transaction have been complied with (including any filing required by the Exchange Act).

SECTION 3.11.  Successor or Transferee.

(a)                                 Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)                                 Except as set forth in Section 6.07 with respect to any right of the Indenture Trustee to compensation or reimbursement arising, or any right of an Indemnified Person to indemnification arising from events occurring, prior to the date of such disposition, upon a sale, conveyance, exchange, transfer or other disposition of all the assets and properties of the Issuer in accordance with Section 3.10(b), the Issuer will be released from every covenant and agreement of this Indenture and the other Basic Documents to be observed or performed on the part of the Issuer with respect to the Rate Reduction Bonds and the RRB Property immediately following the consummation of such acquisition upon the delivery of written notice to the Indenture Trustee from the Person acquiring such assets and properties stating that the Issuer is to be so released.

SECTION 3.12.  No Other Business.

The Issuer shall not engage in any business other than financing, purchasing, owning, administering, managing and servicing the RRB Property and the other RRB Collateral and the issuance of the Rate Reduction Bonds in the manner contemplated by the Finance Order and this Indenture and the other Basic Documents and activities incidental thereto.

SECTION 3.13.  No Borrowing.

The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Rate Reduction Bonds and any other indebtedness expressly permitted by or arising under the Basic Documents.

SECTION 3.14.  Servicer’s Obligations.

The Issuer shall enforce the Servicer’s compliance with and performance of all of the Servicer’s material obligations under the Servicing Agreement.

SECTION 3.15.  Guarantees, Loans, Advances and Other Liabilities.

Except as otherwise contemplated by the Sale Agreement, the Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.16.  Capital Expenditures.

Other than the purchase of RRB Property from the Seller on the Closing Date, the Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

SECTION 3.17.  Restricted Payments.

Except as provided in Section 8.02(e)(xi), Section 8.02(g) and Section 8.04(c), the Issuer shall not, directly or indirectly, (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of an interest in the Issuer or otherwise with respect to any ownership or equity interest or similar security in or of the Issuer or (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

SECTION 3.18.  Notice of Events of Default.

The Issuer agrees to give the Indenture Trustee and the Rating Agencies prompt written notice of each Default or Event of Default hereunder as provided in Section 5.01.

SECTION 3.19.  Further Instruments and Acts.

Upon request of the Indenture Trustee (it being understood that the Indenture Trustee does not have any affirmative duties under this covenant), the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and to maintain the first priority perfected security interest of the Indenture Trustee in the RRB Collateral.

SECTION 3.20.  Inspection.

The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent registered public accountants; provided, however, that, except during the continuance of an Event of Default, only one such inspection shall be permitted in any calendar year. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder. Notwithstanding anything herein to the contrary, the preceding sentence shall not be construed to prohibit (a) disclosure of any and all information that is or becomes publicly known, or information obtained by the Indenture Trustee from sources other than the Issuer, provided such parties are rightfully in possession of such information, (b) disclosure of any and all information (i) if required to do so by any applicable statute, law, rule or regulation, (ii) pursuant to any subpoena, civil investigative demand or similar demand or request of any court or regulatory authority exercising its proper jurisdiction, (iii) in any preliminary or final prospectus, registration statement or other document a copy of which has been filed with the SEC, (iv) to any affiliate, independent or internal auditor, agent, employee or attorney of the Indenture Trustee having a need to know the same, provided that such parties agree to be bound by the confidentiality provisions contained in this Section 3.20, or (v) to any Rating Agency or (c) any other disclosure authorized by the Issuer.

SECTION 3.21.  Sale Agreement, Servicing Agreement and Administration Agreement Covenants.

(a)                                 The Issuer agrees to take all such lawful actions to enforce its rights under the Sale Agreement, the Servicing Agreement, the Administration Agreement, any Intercreditor Agreement and the other Basic Documents, and to compel or secure the performance and observance by the Seller, the Servicer, the Administrator and PSNH of each of their respective obligations to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement, the Administration Agreement, any Intercreditor Agreement and the other Basic Documents in accordance with the terms thereof. Subject to Section 3.21(b) and Section 3.21(f), the Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement, the Administration Agreement and any Intercreditor Agreement.

(b)                                 If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of Holders of a majority of the Outstanding Amount of the Rate Reduction Bonds of all Tranches affected thereby shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, PSNH, the Administrator and the Servicer, as the case may be, under or in connection with the Sale Agreement, the Servicing Agreement, the Administration Agreement and any Intercreditor Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, PSNH, the Administrator or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement, the Servicing Agreement, the Administration Agreement and any Intercreditor Agreement, and any right of the Issuer to take such action shall be suspended.

(c)                                  Except as set forth in Section 3.21(d), the Administration Agreement, the Sale Agreement, the Servicing Agreement and any Intercreditor Agreement may be amended in accordance with the provisions thereof, so long as either (x) the Rating Agency Condition is satisfied in connection therewith or (y) notice of such amendment has been provided to the Ratings Agencies in accordance with the applicable Basic Document, at any time and from time to time, without the consent of the Holders of the Rate Reduction Bonds, but with the consent of the Indenture Trustee; provided, that the Indenture Trustee shall provide such consent upon receipt of an Officer’s Certificate of the Issuer evidencing either (x) satisfaction of such Rating Agency Condition or (y) notice of such amendment has been provided to the Ratings Agencies in accordance with the applicable Basic Document and an Opinion of Counsel stating that such amendment is permitted or authorized under and adopted in accordance with the provisions of such Basic Document, in each case, upon which the Indenture Trustee may conclusively rely.

(d)                                 If the Issuer, the Seller, PSNH, the Administrator, the Servicer or any other party to the respective agreement proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, (x) the terms of the Sale Agreement, the Administration Agreement, the Servicing Agreement or any Intercreditor Agreement, or waive timely performance or observance by the Seller, PSNH, the Administrator, the Servicer or any other party under the Sale Agreement, the Administration Agreement, the Servicing Agreement or any Intercreditor Agreement, in each case in such a way as would materially and adversely affect the interests of any Holder of Rate Reduction Bonds, or (y) the process for Periodic Adjustments set forth in the Finance Order or Section 4.01 of the Servicing Agreement, the Issuer shall first notify the Rating Agencies of the proposed amendment, modification, waiver, supplement, termination or surrender and shall promptly notify the Indenture Trustee and the Holders of the Rate Reduction Bonds in writing of the proposed amendment, modification, waiver, supplement, termination or surrender (or, pursuant to an Issuer Request, the Indenture Trustee shall so notify the Holders of the Rate Reduction Bonds on the Issuer’s behalf). The Indenture Trustee shall consent to such proposed amendment, modification, waiver, supplement, termination or surrender only if the consent of the Holders of a majority of the Outstanding amount of the Rate Reduction Bonds has been obtained and (x) in the case of any amendment, modification, waiver, supplement, termination or surrender of the Servicing Agreement, the Administration agreement and any Intercreditor Agreement, the Rating Agency Condition is satisfied and (y) in the case of any amendment, modification, waiver, supplement, termination or surrender of the Sale Agreement, ten Business Days’ prior written notice of such proposed amendment, modification, waiver, supplement, termination or surrender has been given to the Rating Agencies. If any such amendment, modification, waiver, supplement, termination or surrender shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances.

(e)                                  Promptly following a default by the Seller under the Sale Agreement, by the Administrator under the Administration Agreement or by any party under any Intercreditor Agreement, or the occurrence of a Servicer Default under the Servicing Agreement, and at the Issuer’s expense, the Issuer agrees to take all such lawful actions necessary to compel or secure the performance and observance by each of the Seller, the Administrator or the Servicer, and by such party to any Intercreditor Agreement, of their obligations under and in accordance with the

Sale Agreement, the Servicing Agreement, the Administration Agreement and any Intercreditor Agreement, as the case may be, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with such agreements in each case to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of any default to the Seller, the Administrator or the Servicer, respectively, thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance of their obligations under the Sale Agreement, the Servicing Agreement, the Administration Agreement or any Intercreditor Agreement, as applicable.

SECTION 3.22.  Taxes.

So long as any of the Rate Reduction Bonds are Outstanding, the Issuer shall pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the RRB Collateral; provided, that no such tax need be paid if the Issuer is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Issuer has established appropriate reserves as shall be required in conformity with generally accepted accounting principles. The Issuer shall give notice to the Indenture Trustee of the filing of any tax lien which is being contested by the Issuer pursuant to the preceding sentence.

SECTION 3.23.  Notices from Holders.

The Issuer shall promptly transmit any notice received by it from the Holders to the Indenture Trustee.

SECTION 3.24.  Volcker Rule.

The Issuer shall not be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule.”

ARTICLE IV

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 4.01.  Satisfaction and Discharge of Indenture; Defeasance.

(a)                                 This Indenture shall cease to be of further effect with respect to the Rate Reduction Bonds, and the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Rate Reduction Bonds, when:

(i)                                     Either:

(A)                               all Rate Reduction Bonds theretofore authenticated and delivered (other than (1) Rate Reduction Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (2) Rate Reduction Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in the last paragraph of Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(B)                               either (1) the Scheduled Final Payment Date has occurred with respect to all Rate Reduction Bonds not theretofore delivered to the Indenture Trustee for cancellation or (2) the Rate Reduction Bonds will be due and payable on their respective Scheduled Final Payment Dates within one year, and, in any such case, the Issuer has irrevocably deposited or caused to be irrevocably deposited in trust with the Indenture Trustee (i) cash and/or (ii) U.S. Government Obligations that through the scheduled payments of principal and interest in respect thereof in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on the Rate Reduction Bonds not theretofore delivered to the Indenture Trustee for cancellation, Ongoing Transaction Costs and all other sums payable hereunder by the Issuer with respect to the Rate Reduction Bonds when scheduled to be paid and to discharge the entire indebtedness on the Rate Reduction Bonds when due;

(ii)                                  the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(iii)                               the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and (if required by the Trust Indenture Act) an Independent Certificate from a firm of registered public accountants, each meeting the applicable requirements of Section 10.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Rate Reduction Bonds have been complied with.

(b)                                 Subject to Section 4.01(c) and Section 4.02, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Rate Reduction Bonds (“Legal Defeasance Option”) or (ii) its obligations under Section 3.04, Section 3.05, Section 3.06, Section 3.07, Section 3.08, Section 3.09, Section 3.10, Section 3.12, Section 3.13, Section 3.14, Section 3.15, Section 3.16, Section 3.17, Section 3.18, Section 3.19, Section 3.20, Section 3.21, Section 3.22, Section 3.23 and Section 3.24 and the operation of Section 5.01(c) with respect to the Rate Reduction Bonds (“Covenant Defeasance Option”). The Issuer may exercise the Legal Defeasance Option with respect to the Rate Reduction Bonds notwithstanding its prior exercise of the Covenant Defeasance Option.

If the Issuer exercises the Legal Defeasance Option, the maturity of the Rate Reduction Bonds may not be accelerated because of an Event of Default. If the Issuer exercises the Covenant Defeasance Option, the maturity of the Rate Reduction Bonds may not be accelerated because of an Event of Default specified in Section 5.01(c).

Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Option with respect to the Rate Reduction Bonds, the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.

(c)                                  Notwithstanding Section 4.01(a) and Section 4.01(b), (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Rate Reduction Bonds, (iii) rights of Holders to receive payments of principal, premium, if any, and interest, (iv) Section 4.03 and Section 4.04, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.03) and (vi) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Indenture Trustee payable to all or any of them, each shall survive until this Indenture or certain obligations hereunder have been satisfied and discharged pursuant to Section 4.01(a) or Section 4.01(b). Thereafter the obligations in Section 6.07 and Section 4.04 shall survive.

SECTION 4.02.  Conditions to Defeasance.

The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to the Rate Reduction Bonds only if:

(a)                                 the Issuer has irrevocably deposited or caused to be irrevocably deposited in trust with the Indenture Trustee (i) cash and/or (ii) U.S. Government Obligations that through the scheduled payments of principal and interest in respect thereof in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on the Rate Reduction Bonds not therefore delivered to the Indenture Trustee for cancellation and Ongoing Transaction Costs and all other sums payable hereunder by the Issuer with respect to the Rate Reduction Bonds when scheduled to be paid and to discharge the entire indebtedness on the Rate Reduction Bonds when due;

(b)                                 the Issuer delivers to the Indenture Trustee a certificate from a nationally recognized firm of Independent registered public accountants expressing its opinion that the payments of principal of and interest on the deposited U.S. Government Obligations when due and without reinvestment plus any deposited cash will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay in respect of the Rate Reduction Bonds (i) principal in accordance with the Expected Amortization Schedule therefor, (ii) interest when due and (iii) Ongoing Transaction Costs and all other sums payable hereunder by the Issuer with respect to the Rate Reduction Bonds;

(c)                                  in the case of the Legal Defeasance Option, 95 days pass after the deposit is made and during the 95-day period no Default specified in Section 5.01(e) or Section 5.01(f) occurs that is continuing at the end of the period;

(d)                                 no Default has occurred and is continuing on the day of such deposit and after giving effect thereto;

(e)                                  in the case of an exercise of the Legal Defeasance Option, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel of external counsel to the Issuer stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of execution of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Rate Reduction Bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(f)                                   in the case of an exercise of the Covenant Defeasance Option, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel of external counsel to the Issuer to the effect that the Holders of the Rate Reduction Bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(g)                                  the Issuer delivers to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Legal Defeasance Option or the Covenant Defeasance Option, as applicable, have been complied with as required by this Article IV; and

(h)                                 the Issuer delivers to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer to the effect that: (i) in a case under the Bankruptcy Code in which PSNH (or any of its Affiliates, other than the Issuer) is the debtor, the court would hold that the deposited moneys or U.S. Government Obligations would not be in the bankruptcy estate of PSNH (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations); and (ii) in the event PSNH (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations) were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of PSNH (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations) and the Issuer so as to order substantive consolidation under the Bankruptcy Code of the Issuer’s assets and liabilities with the assets and liabilities of PSNH or such other Affiliate.

Notwithstanding any other provision of this Section 4.02, no delivery of moneys or U.S. Government Obligations to the Indenture Trustee shall terminate any obligation of the Indenture Trustee to apply such moneys or U.S. Government Obligations under Section 4.03 until principal of and premium, if any, and interest on the Rate Reduction Bonds shall have been paid in accordance with the provisions of this Indenture and the Series Supplement.

SECTION 4.03.  Application of Trust Money.

All moneys or U.S. Government Obligations deposited with the Indenture Trustee pursuant to Section 4.01 or Section 4.02 shall be held in trust and applied by it, in accordance with the provisions of the Rate Reduction Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, (i) to the Holders of the particular Rate Reduction Bonds for the payment of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest or (ii) to any other Persons to whom such payments are owed, Ongoing Transaction Costs and all other sums payable hereunder by the Issuer; but such moneys need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or required by law. Notwithstanding anything to the contrary in this Article IV, the Indenture Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any moneys or U.S. Government Obligations held by it pursuant to Section 4.02 that, in the opinion of a nationally recognized firm of Independent registered public accountants expressed in a written certification thereof delivered to the Indenture Trustee (and not at the cost or expense of the Indenture Trustee), are in excess of the amount thereof that would be required to be deposited for the purpose for which such moneys or U.S. Government Obligations were deposited.

SECTION 4.04.  Repayment of Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to the Rate Reduction Bonds, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V

REMEDIES

SECTION 5.01.  Events of Default.

“Event of Default” means any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                 default in the payment of any interest on any Rate Reduction Bond when the same becomes due and payable (whether such failure to pay interest is caused by a shortfall in RRB Charge received or otherwise), and such default shall continue for a period of five Business Days;

(b)                                 default in the payment of the then unpaid principal of any Rate Reduction Bond of any Tranche on the Final Maturity Date for such Tranche;

(c)                                  default in the observance or performance in any material respect of any covenant or agreement of the Issuer made in this Indenture (other than defaults specified in Section 5.01(a) or Section 5.01(b)), and such default shall continue or not be cured, for a period of 30 days after the earlier of (i) the date that there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25 percent of the Outstanding Amount of the Rate Reduction Bonds, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (ii) the date that the Issuer has actual knowledge of the default;

(d)                                 any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, within 30 days after the earlier of (i) the date that there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least twenty-five (25) percent of the Outstanding Amount of the Rate Reduction Bonds, a written notice specifying such incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (ii) the date the Issuer has actual knowledge of the default;

(e)                                  the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the RRB Collateral in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the RRB Collateral, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

(f)                                   the commencement by the Issuer of a voluntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case or proceeding under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the RRB Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

(g)                                  any act or failure to act by the State of New Hampshire or any of its agencies (including the Commission), officers or employees that violates the State Pledge or is not in accordance with the State Pledge.

The Issuer shall deliver to a Responsible Officer of the Indenture Trustee and to the Rating Agencies, within five Business Days after a Responsible Officer of the Issuer has knowledge of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event (i) that is an Event of Default under Section 5.01(a), Section 5.01(b), Section 5.01(f) or Section 5.01(g) or (ii) that with the giving of notice, the lapse of time, or both, would become an Event of Default under Section 5.01(c), Section 5.01(d) or Section 5.01(e), including, in each case, the status of such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 5.02.  Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default under Section 5.01(g)) should occur and be continuing, then and in every such case the Indenture Trustee or the Holders representing a majority of the Outstanding Amount of the Rate Reduction Bonds may declare the Rate Reduction Bonds to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Holders), and upon any such declaration the unpaid principal amount of the Rate Reduction Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders representing a majority of the Outstanding Amount of the Rate Reduction Bonds, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(a)                                 the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(i)                                     all payments of principal of and premium, if any, and interest on all Rate Reduction Bonds due and owing at such time as if such Event of Default had not occurred and was not continuing and all other amounts that would then be due hereunder or upon the Rate Reduction Bonds if the Event of Default giving rise to such acceleration had not occurred; and

(ii)                                  all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(b)                                 all Events of Default, other than the nonpayment of the principal of the Rate Reduction Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.03.  Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)                                 If an Event of Default under Section 5.01(a) or Section 5.01(b) has occurred and is continuing, subject to Section 10.16, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and, subject to the limitations on recourse set forth herein, may enforce the same against the Issuer or other obligor upon the Rate Reduction Bonds and collect in the manner provided by law out of the RRB Collateral and the proceeds thereof, the whole amount then due and payable on the Rate Reduction Bonds for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the respective rate borne by the Rate Reduction Bonds or the applicable Tranche and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable and documented compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and external counsel.

(b)                                 If an Event of Default (other than Event of Default under Section 5.01(g)) occurs and is continuing, the Indenture Trustee shall, as more particularly provided in Section 5.04, proceed to protect and enforce its rights and the rights of the Holders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture and the Series Supplement or by law, including foreclosing or otherwise enforcing the Lien on the RRB Collateral securing the Rate Reduction Bonds or applying to a court of competent jurisdiction for sequestration of revenues arising with respect to the RRB Property.

(c)                                  If an Event of Default under Section 5.01(e) or Section 5.01(f) has occurred and is continuing, the Indenture Trustee, irrespective of whether the principal of any Rate Reduction Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.03, shall be entitled and empowered, by intervention in any Proceedings related to such Event of Default or otherwise:

(i)                                     to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Rate Reduction Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Holders allowed in such Proceedings;

(ii)                                  unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee in bankruptcy, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)                               to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Holders and of the Indenture Trustee on their behalf; and

(iv)                              to file such other papers and documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders allowed in any judicial proceeding relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Holders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such

Holders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, willful misconduct or bad faith.

(d)                                 Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Rate Reduction Bonds or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(e)                                  All rights of action and of asserting claims under this Indenture, or under any of the Rate Reduction Bonds, may be enforced by the Indenture Trustee without the possession of any of the Rate Reduction Bonds or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Rate Reduction Bonds.

(f)                                   In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Rate Reduction Bonds, and it shall not be necessary to make any Holder a party to any such Proceedings.

SECTION 5.04.  Remedies; Priorities.

(a)                                 If an Event of Default (other than an Event of Default under Section 5.01(g)) shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

(i)                                     institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Rate Reduction Bonds or under this Indenture with respect thereto, whether by declaration of acceleration or otherwise, and, subject to the limitations on recovery set forth herein, enforce any judgment obtained, and collect from the Issuer or any other obligor moneys adjudged due, upon the Rate Reduction Bonds;

(ii)                                  institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the RRB Collateral;

(iii)                               exercise any remedies of a secured party under the UCC, the Financing Act or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Rate Reduction Bonds;

(iv)                              at the written direction of the Holders of a majority of the Outstanding Amount of the Rate Reduction Bonds, either sell the RRB Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law, or elect that the Issuer maintain possession of all or a portion of the RRB Collateral pursuant to Section 5.05 and continue to apply the RRB Charge Collection as if there had been no declaration of acceleration; and

(v)                                 exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Administrator or the Servicer under or in connection with, and pursuant to the terms of, the Sale Agreement, the Administration Agreement or the Servicing Agreement;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate any portion of the RRB Collateral following such an Event of Default, other than an Event of Default described in Section 5.01(a) or Section 5.01(b), unless (A) the Holders of 100 percent of the Outstanding Amount of the Rate Reduction Bonds consent thereto, (B) the proceeds of such sale or liquidation distributable to the Holders are sufficient to discharge in full all amounts then due and unpaid upon the Rate Reduction Bonds for principal, premium, if any, and interest after taking into account payment of all amounts due prior thereto pursuant to the priorities set forth in Section 8.02(e) or (C) the Indenture Trustee determines that the RRB Collateral will not continue to provide sufficient funds for all payments on the Rate Reduction Bonds as they would have become due if the Rate Reduction Bonds had not been declared due and payable, and the Indenture Trustee obtains the written consent of Holders of at least two-thirds of the Outstanding Amount of the Rate Reduction Bonds. In determining such sufficiency or insufficiency with respect to clause (B) above and clause (C) above, the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the RRB Collateral for such purpose.

(b)                                 If an Event of Default under Section 5.01(g) shall have occurred and be continuing, the Indenture Trustee, for the benefit of the Secured Parties, shall be entitled and empowered, to the extent permitted by applicable law, to institute or participate in Proceedings necessary to compel performance of or to enforce the State Pledge and to collect any monetary damages incurred by the Holders or the Indenture Trustee as a result of any such Event of Default, and may prosecute any such Proceeding to final judgment or decree. Such remedy shall be the only remedy that the Indenture Trustee may exercise if the only Event of Default that has occurred and is continuing is an Event of Default under Section 5.01(g).

(c)                                  If the Indenture Trustee collects any money pursuant to this Article V, it shall pay out such money in accordance with the priorities set forth in Section 8.02(e).

SECTION 5.05.  Optional Preservation of the RRB Collateral.

If the Rate Reduction Bonds have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of all or a portion of the RRB Collateral. It is the desire of the parties hereto and the

Holders that there be at all times sufficient funds for the payment of principal of and premium, if any, and interest on the Rate Reduction Bonds, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the RRB Collateral. In determining whether to maintain possession of the RRB Collateral or sell or liquidate the same, the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the RRB Collateral for such purpose.

SECTION 5.06.  Limitation of Suits.

No Holder of any Rate Reduction Bond shall have any right to institute any Proceeding, judicial or otherwise, to avail itself of any remedies provided in the Financing Act or to avail itself of the right to foreclose on the RRB Collateral or otherwise enforce the Lien and the security interest on the RRB Collateral with respect to this Indenture and the Series Supplement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                 such Holder previously has given written notice to the Indenture Trustee of a continuing Event of Default;

(b)                                 the Holders of a majority of the Outstanding Amount of the Rate Reduction Bonds have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c)                                  such Holder or Holders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(d)                                 the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(e)                                  no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Rate Reduction Bonds;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders, each representing less than a majority of the Outstanding Amount of the Rate Reduction Bonds, the Indenture Trustee in its sole discretion may file a petition with a court of competent jurisdiction to resolve such conflict or determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

SECTION 5.07.  Unconditional Rights of Holders To Receive Principal and Interest.

Notwithstanding any other provisions in this Indenture, the Holder of any Rate Reduction Bond shall have the right, which is absolute and unconditional, (a) to receive payment of (i) the interest, if any, on such Rate Reduction Bond on the due dates thereof expressed in such Rate Reduction Bond or in this Indenture or (ii) the unpaid principal, if any, of the Rate Reduction Bonds on the Final Maturity Date therefor and (b) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.08.  Restoration of Rights and Remedies.

If the Indenture Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case the Issuer, the Indenture Trustee and the Holders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such Proceeding had been instituted.

SECTION 5.09.  Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10.  Delay or Omission Not a Waiver.

No delay or omission of the Indenture Trustee or any Holder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.

SECTION 5.11.  Control by Holders.

The Holders of a majority of the Outstanding Amount of the Rate Reduction Bonds of an affected Tranche or Tranches shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Rate Reduction Bonds of such Tranche or Tranches or exercising any trust or power conferred on the Indenture Trustee with respect to such Tranche or Tranches; provided, that:

(a)                                 such direction shall not be in conflict with any rule of law or with this Indenture or the Series Supplement;

(b)                                 any direction to the Indenture Trustee to sell or liquidate any RRB Collateral shall be by applicable percentage of Holders set forth in Section 5.04;

(c)                                  if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the RRB Collateral pursuant to Section 5.05, then any direction to the Indenture Trustee by Holders representing less than 100 percent of the Outstanding Amount of the Rate Reduction Bonds to sell or liquidate the RRB Collateral shall be of no force and effect; and

(d)                                 the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that the Indenture Trustee’s duties shall be subject to Section 6.01, and the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Holders not consenting to such action (it being understood that the Indenture Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 5.12.  Waiver of Past Defaults.

Prior to the declaration of the acceleration of the maturity of the Rate Reduction Bonds as provided in Section 5.02, the Holders representing a majority of the Outstanding Amount of the Rate Reduction Bonds of an affected Tranche may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or premium, if any, or interest on any of the Rate Reduction Bonds or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Rate Reduction Bond of all Tranches affected. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.13.  Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Rate Reduction Bond by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable and documented attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee,

(b) any suit instituted by any Holder, or group of Holders, in each case holding in the aggregate more than ten percent of the Outstanding Amount of the Rate Reduction Bonds or (c) any suit instituted by any Holder for the enforcement of the payment of (i) interest on any Rate Reduction Bond on or after the due dates expressed in such Rate Reduction Bond and in this Indenture or (ii) the unpaid principal, if any, of any Rate Reduction Bond on or after the Final Maturity Date therefor.

SECTION 5.14.  Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon or plead or, in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15.  Action on Rate Reduction Bonds.

The Indenture Trustee’s right to seek and recover judgment on the Rate Reduction Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Holders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the RRB Collateral or any other assets of the Issuer.

ARTICLE VI

THE INDENTURE TRUSTEE

SECTION 6.01.  Duties of Indenture Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)                                  in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                                     this Section 6.01(c) does not limit the effect of Section 6.01(b);

(ii)                                  the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii)                               the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it hereunder; and

(iv)                              no provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d)                                 Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to Section 6.01(a), Section 6.01(b) and Section 6.01(c).

(e)                                  The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)                                   Money held in trust by the Indenture Trustee need not be segregated from other funds held by the Indenture Trustee except to the extent required by law or the terms of this Indenture, the Sale Agreement, the Servicing Agreement or the Administration Agreement.

(g)                                  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.01 and to the provisions of the Trust Indenture Act.

(h)                                 In the event that the Indenture Trustee is also acting as Paying Agent or Rate Reduction Bond Registrar hereunder, the protections of this Article VI shall also be afforded to the Indenture Trustee in its capacity as Paying Agent or Rate Reduction Bond Registrar.

(i)                                     Except for the express duties of the Indenture Trustee with respect to the administrative functions set forth in the Basic Documents, the Indenture Trustee shall have no obligation to administer, service or collect RRB Property or to maintain, monitor or otherwise supervise the administration, servicing or collection of the RRB Property.

(j)                                    Under no circumstance shall the Indenture Trustee be liable for any indebtedness of the Issuer, the Servicer or the Seller evidenced by or arising under the Rate Reduction Bonds or the Basic Documents.

(k)                                 Commencing with March 15, 2019, on or before March 15th of each fiscal year ending December 31, so long as the Issuer is required to file Exchange Act reports, the Indenture Trustee shall (i) deliver to the Issuer a report (in form and substance reasonably satisfactory to the Issuer and addressed to the Issuer and signed by an authorized officer of the Indenture Trustee) regarding the Indenture Trustee’s assessment of compliance, during the preceding fiscal year ended December 31, with each of the applicable servicing criteria specified on Exhibit C as required under Rule 13a-18 and Rule 15d-18 under the Exchange Act and Item 1122 of Regulation AB and (ii) deliver to the Issuer a report of an Independent registered public accounting firm reasonably acceptable to the Issuer that attests to and reports on, in accordance with Rule 1-02(a)(3) and Rule 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, the assessment of compliance made by the Indenture Trustee and delivered pursuant to Section 6.01(k)(i).

SECTION 6.02.  Rights of Indenture Trustee.

(a)                                 In the absence of bad faith, the Indenture Trustee may conclusively rely and shall be fully protected in relying on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in such document.

(b)                                 Before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel (at no cost or expense to the Indenture Trustee) that such action is required or permitted hereunder. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)                                  The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder. The Indenture Trustee shall give prompt written notice to the Issuer, in which case the Issuer shall then give prompt written notice to the Rating Agencies, of the appointment of any such agent, custodian or nominee to whom it delegates any of its express duties under this Indenture; provided, that the Indenture Trustee shall not be obligated to give such notice (i) if the Issuer or the Holders have directed the Indenture Trustee to appoint such agent, custodian or nominee (in which event the Issuer shall give prompt notice to the Rating Agencies of any such direction), (ii) of the appointment of any agents, custodians or nominees made at any time that an Event of Default on account of non-payment of principal or interest on the Rate Reduction Bonds or bankruptcy or insolvency of the Issuer has occurred and is continuing or (iii) of the appointment of any agents, custodians or nominees acting or exercising ministerial duties or powers hereunder (i.e. minor non-substantive procedural or operational acts not involving the exercise of judgment).

(d)                                 The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)                                  The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Rate Reduction Bonds shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                   The Indenture Trustee shall be under no obligation to take any action or exercise any of the rights or powers vested in it by this Indenture or any other Basic Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture and the Series Supplement or otherwise, unless it shall have received security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred.

(g)                                  Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or an Issuer Order.

(h)                                 The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(i)                                     In no event shall the Indenture Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)                                    In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Indenture Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k)                                 The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(l)                                     The Indenture Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 6.03.  Individual Rights of Indenture Trustee.

The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Rate Reduction Bonds and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Rate Reduction Bond Registrar, co-registrar or co-paying agent or agent appointed under Section 3.02 may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11 and Section 6.12.

SECTION 6.04.  Indenture Trustee’s Disclaimer.

(a)                                 The Indenture Trustee shall not be responsible for and makes no representation (other than as set forth in Section 6.13) as to the validity or adequacy of this Indenture or the Rate Reduction Bonds, it shall not be accountable for the Issuer’s use of the proceeds from the Rate Reduction Bonds, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Rate Reduction Bonds or in the Rate Reduction Bonds other than the Indenture Trustee’s certificate of authentication. The Indenture Trustee shall not be responsible for the form, character, genuineness, sufficiency, value or validity of any of the RRB Collateral (or for the perfection or priority of the Liens thereon), or for or in respect of the Rate Reduction Bonds (other than the certificate of authentication for the Rate Reduction Bonds) or the Basic Documents, and the Indenture Trustee shall in no event assume or incur any liability, duty or obligation to any Holder, other than as expressly provided in this Indenture or the applicable Basic Document. The Indenture Trustee shall not be liable for the default or misconduct of the Issuer, the Seller or the Servicer under the Basic Documents or otherwise, and the Indenture Trustee shall have no obligation or liability to perform the obligations of such Persons.

(b)                                 The Indenture Trustee shall not be responsible for (i) the validity of the title of the Issuer to the RRB Collateral, (ii) insuring the RRB Collateral or (iii) the payment of taxes, charges, assessments or Liens upon the RRB Collateral or otherwise as to the maintenance of the RRB Collateral. The Indenture Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any of the other Basic Documents. The Indenture Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the RRB Collateral.

SECTION 6.05.  Notice of Defaults.

If a Default occurs and is continuing, the Indenture Trustee shall deliver to each Rating Agency and each Holder notice of the Default within ten Business Days after written notice of such Default was received by a Responsible Officer of the Indenture Trustee (provided that the Indenture Trustee shall give the Rating Agencies prompt notice of any payment default in respect of the Rate Reduction Bonds after written notice of such Default was received by a Responsible Officer of the Indenture Trustee). Except in the case of a Default in payment of principal of and premium, if any, or interest on any Rate Reduction Bond, the Indenture Trustee may withhold the notice of the Default if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of Holders. In no event shall the Indenture Trustee be deemed to have knowledge of a Default unless a Responsible Officer of the Indenture Trustee shall have received written notice thereof.

SECTION 6.06.  Reports by Indenture Trustee to Holders.

(a)                                 So long as Rate Reduction Bonds are Outstanding and the Indenture Trustee is the Rate Reduction Bond Registrar and Paying Agent, upon the written request of any Holder or the Issuer, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Indenture Trustee shall deliver to each relevant current or former Holder such information in its possession as may be required to enable such Holder to prepare its U.S. federal income and any applicable local or state tax returns. If the Rate Reduction Bond Registrar and Paying Agent is other than the Indenture Trustee, such Rate Reduction Bond Registrar and Paying Agent, within the prescribed period of time for tax reporting purposes after the end of each calendar year, shall deliver to each relevant current or former Holder such information in its possession as may be required to enable such Holder to prepare its U.S. federal income and any applicable local or state tax returns.

(b)                                 On or prior to each Payment Date or Special Payment Date therefor, the Indenture Trustee will deliver to each Holder of the Rate Reduction Bonds on such Payment Date or Special Payment Date a statement as provided and prepared by the Servicer, which will include (to the extent applicable) the following information (and any other information so specified in the Series Supplement) as to the Rate Reduction Bonds with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

(i)                                     the amount of the payment to Holders allocable to principal, if any;

(ii)                                  the amount of the payment to Holders allocable to interest;

(iii)                               the aggregate Outstanding Amount of the Rate Reduction Bonds, before and after giving effect to any payments allocated to principal reported under Section 6.06(b)(i);

(iv)                              the difference, if any, between the amount specified in Section 6.06(b)(iii) and the Outstanding Amount specified in the related Expected Amortization Schedule;

(v)                                 any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and

(vi)                              the amounts on deposit in the Capital Subaccount (other than Capital Subaccount Investment Earnings) and the Excess Funds Subaccount, after giving effect to the foregoing payments.

(c)                                  The Issuer shall send a copy of each of the Certificate of Compliance delivered to it pursuant to Section 3.03 of the Servicing Agreement and the Annual Accountant’s Report delivered to it pursuant to Section 3.04 of the Servicing Agreement to the Rating Agencies, the Indenture Trustee and to the Servicer for posting on the 17g-5 Website in accordance with Rule 17g-5 under the Exchange Act. A copy of such certificate and report may be obtained by any Holder by a request in writing to the Indenture Trustee.

SECTION 6.07.  Compensation and Indemnity.

(a)                                 The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services as may be agreed between the Issuer and the Indenture Trustee. The Indenture Trustee’s compensation shall not, to the extent permitted by law, be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts.

(b)                                 The Issuer shall indemnify and hold harmless the Indenture Trustee and its officers, directors, employees and agents (each an “Indemnified Person”) against any and all cost, damage, loss, liability, tax or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the administration and the enforcement of this Indenture, the Series Supplement and the other Basic Documents and the Indenture Trustee’s rights, powers and obligations under this Indenture, the Series Supplement and the other Basic Documents and the performance of its duties hereunder and thereunder and obligations under or pursuant to this Indenture, the Series Supplement and the other Basic Documents other than any tax on the compensation of the Indenture Trustee for its services as Indenture Trustee. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by any Indemnified Person through the Indenture Trustee’s or any other Indemnified Person’s own willful misconduct, negligence or bad faith. The Issuer shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person in the settlement of any action, proceeding or investigation without the written consent of the Issuer, which consent shall not be unreasonably withheld.  Promptly after receipt by an Indemnified Person of notice of its involvement in any action, proceeding or investigation, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Issuer under this Section 6.07(b), notify the Issuer in writing of such involvement.  Failure by an Indemnified Person to so notify the Issuer shall relieve the Issuer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.07(b), only to the extent that the Issuer suffers actual prejudice as a result of such failure.  With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.07(b), the Issuer shall be entitled to assume the defense of any such action, proceeding or investigation.  Upon assumption by the Issuer of the defense of any such action, proceeding or investigation, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel.  The Issuer shall be entitled to appoint counsel of the Issuer’s choice at the Issuer’s expense to represent the Indemnified Person in any action, proceeding or investigation for which a claim of indemnification is made against the Issuer under this Section 6.07(b) (in which case the Issuer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding the Issuer’s election to appoint counsel to represent the Indemnified Person in an action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including one local counsel in each relevant jurisdiction), and the Issuer shall bear the reasonable and documented out-of-pocket fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Issuer to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Issuer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Issuer, (iii) the Issuer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iv) the Issuer shall authorize the Indemnified Person to employ separate counsel at the expense of the Issuer.  The Issuer will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.07(b) (whether or not the Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim, action, suit or proceeding.

The payment obligations to the Indenture Trustee pursuant to this Section 6.07(b) shall survive the discharge of this Indenture and the Series Supplement or the earlier resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(e) or Section 5.01(f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable U.S. federal or state bankruptcy, insolvency or similar law.

SECTION 6.08.  Replacement of Indenture Trustee and Securities Intermediary.

(a)                                 The Indenture Trustee may resign at any time upon 30 days’ prior written notice (or such shorter period as the Issuer may agree) to the Issuer (and the Indenture Trustee shall provide such notice to the Holders) subject to Section 6.08(c). The Holders of a majority of the Outstanding Amount of the Rate Reduction Bonds may remove the Indenture Trustee upon 30 days’ prior written notice to the Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i)                                     the Indenture Trustee fails to comply with Section 6.11;

(ii)                                  the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii)                               a receiver or other public officer takes charge of the Indenture Trustee or its property;

(iv)                              the Indenture Trustee otherwise becomes incapable of acting; or

(v)                                 the Indenture Trustee fails to provide to the Issuer any information reasonably requested by the Issuer pertaining to the Indenture Trustee and necessary for the Issuer or the Sponsor to comply with its respective reporting obligations under the Exchange Act and Regulation AB and such failure is not resolved to the Issuer’s and the Sponsor’s mutual satisfaction within a reasonable period of time.

Any removal or resignation of the Indenture Trustee shall also constitute a removal or resignation of the Securities Intermediary.

(b)                                 If the Indenture Trustee gives notice of resignation or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee and Securities Intermediary.

(c)                                  A successor Indenture Trustee shall deliver a written acceptance of its appointment as the Indenture Trustee and as the Securities Intermediary to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee and Securities Intermediary, as applicable, under this Indenture and the other Basic Documents. No resignation or removal of the Indenture Trustee pursuant to this Section 6.08 shall become effective until acceptance of the appointment by a successor Indenture Trustee having the qualifications set forth in Section 6.11. Notice of any such appointment shall be promptly given to each Rating Agency by the successor Indenture Trustee. The successor Indenture Trustee shall deliver a notice of its succession to Holders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

(d)                                 If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Rate Reduction Bonds may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(e)                                  If the Indenture Trustee fails to comply with Section 6.11, any Holder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(f)                                   Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.08, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

SECTION 6.09.  Successor Indenture Trustee by Merger.

If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, however, that, if such successor Indenture Trustee is not eligible under Section 6.11, then the successor Indenture Trustee shall be replaced in accordance with Section 6.08. Notice of any such event shall be promptly given to each Rating Agency by the successor Indenture Trustee.

In case at the time such successor or successors by merger, conversion, consolidation or transfer shall succeed to the trusts created by this Indenture any of the Rate Reduction Bonds shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver the Rate Reduction Bonds so authenticated; and, in case at that time any of the Rate Reduction Bonds shall not have been authenticated, any successor to the Indenture Trustee may authenticate the Rate Reduction Bonds either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Rate Reduction Bonds or in this Indenture provided that the certificate of the Indenture Trustee shall have.

SECTION 6.10.  Appointment of Co-Trustee or Separate Trustee.

(a)                                 Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the trust created by this Indenture or the RRB Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the trust created by this Indenture or the RRB Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the RRB Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08. Notice of any such appointment shall be promptly given to each Rating Agency by the Indenture Trustee.

(b)                                 Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)                                     all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the RRB Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)                                  no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)          the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)           Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)           Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or its attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.11.  Eligibility; Disqualification.

The Indenture Trustee shall at all times satisfy the requirements of Section 310(a)(1) of the Trust Indenture Act, Section 310(a)(5) of the Trust Indenture Act and Section 26(a)(1) of the Investment Company Act. The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and shall have a long-term debt rating from each of Moody’s and S&P in one of its generic rating categories that signifies investment grade. The Indenture Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

SECTION 6.12.  Preferential Collection of Claims Against Issuer.

The Indenture Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. An Indenture Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

SECTION 6.13.  Representations and Warranties of Indenture Trustee.

The Indenture Trustee hereby represents and warrants that:

(a)           the Indenture Trustee is a banking corporation validly existing and in good standing under the laws of the State of New York; and

(b)           the Indenture Trustee has full power, authority and legal right to execute, deliver and perform its obligations under this Indenture and the other Basic Documents to which the Indenture Trustee is a party and has taken all necessary action to authorize the execution, delivery and performance of obligations by it of this Indenture and such other Basic Documents.

SECTION 6.14.  Annual Report by Independent Registered Public Accountants.

The Indenture Trustee hereby covenants that it will cooperate fully with the firm of Independent registered public accountants performing the procedures required under Section 3.04 of the Servicing Agreement, it being understood and agreed that the Indenture Trustee will so cooperate in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

SECTION 6.15.  Custody of RRB Collateral.

The Indenture Trustee shall hold such of the RRB Collateral (and any other collateral that may be granted to the Indenture Trustee) as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit and advices of credit in the State of New York. The Indenture Trustee shall hold such of the RRB Collateral as constitute investment property through the Securities Intermediary (which, as of the date hereof, is The Bank of New York Mellon). The initial Securities Intermediary hereby agrees (and each future Securities Intermediary shall agree) with the Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (b) the Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account (other than cash) shall be treated as a financial asset, (d) the Securities Intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other Person, (e) the Securities Intermediary will not agree with any Person other than the Indenture Trustee to comply with entitlement orders originated by such other Person, (f) such securities accounts and the property credited thereto shall not be subject to any Lien or right of set-off in favor of the Securities Intermediary or anyone claiming through it (other than the Indenture Trustee) and (g) such agreement shall be governed by the laws of the State of New York. The Indenture Trustee shall hold any RRB Collateral consisting of money in a deposit account and shall act as the “bank” for purposes of perfecting the security interest in such deposit account. Terms used in the preceding two sentences that are defined in the UCC and not otherwise defined herein shall have the meaning set forth in the UCC. Except as permitted by this Section 6.15 or elsewhere in this Indenture, the Indenture Trustee shall not hold RRB Collateral through an agent or a nominee.

ARTICLE VII

HOLDERS’ LISTS AND REPORTS

SECTION 7.01.  Issuer To Furnish Indenture Trustee Names and Addresses of Holders.

The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) six months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that, so long as the Indenture Trustee is the Rate Reduction Bond Registrar, no such list shall be required to be furnished.

SECTION 7.02.  Preservation of Information; Communications to Holders.

(a)           The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Rate Reduction Bond Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b)           Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the Rate Reduction Bonds. In addition, upon the written request of any Holder or group of Holders of Outstanding Rate Reduction Bonds evidencing at least 10 percent of the Outstanding Amount of the Rate Reduction Bonds, the Indenture Trustee shall afford the Holder or Holders making such request a copy of a current list of Holders for purposes of communicating with other Holders with respect to their rights hereunder; provided, that the Indenture Trustee gives prior written notice to the Issuer of such request.

(c)           The Issuer, the Indenture Trustee and the Rate Reduction Bond Registrar shall have the protection of Section 312(c) of the Trust Indenture Act.

SECTION 7.03.  Reports by Issuer.

(a)           The Issuer shall:

(i)            so long as the Issuer or the Sponsor is required to file such documents with the SEC, provide to the Indenture Trustee, within 15 days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Issuer or the Sponsor may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)           provide to the Indenture Trustee and file with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)          supply to the Indenture Trustee (and the Indenture Trustee shall deliver to all Holders described in Section 313(c) of the Trust Indenture Act), such summaries of any information, documents and reports required to be filed by the Issuer pursuant to Section 7.03(a)(i) and Section 7.03(a)(ii) as may be required by rules and regulations prescribed from time to time by the SEC.

Except as may be provided by Section 313(c) of the Trust Indenture Act, the Issuer may fulfill its obligation to provide the materials described in this Section 7.03(a) by providing such materials in electronic format.

Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

(b)           Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year and the Issuer will promptly notify the Indenture Trustee regarding any change in the fiscal year.

SECTION 7.04.  Reports by Indenture Trustee.

If required by Section 313(a) of the Trust Indenture Act, within 60 days after March 30 of each year, commencing with March 30, 2019, the Indenture Trustee shall deliver to each Holder as required by Section 313(c) of the Trust Indenture Act a brief report dated as of such date that complies with Section 313(a) of the Trust Indenture Act. The Indenture Trustee also shall comply with Section 313(b) of the Trust Indenture Act; provided, however, that the initial report so issued shall be delivered not more than 12 months after the initial issuance of the Rate Reduction Bonds.

A copy of each report at the time of its delivery to Holders shall be filed by the Servicer with the SEC and each stock exchange, if any, on which the Rate Reduction Bonds are listed. The Issuer shall notify the Indenture Trustee in writing if and when the Rate Reduction Bonds are listed on any stock exchange.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.01.  Collection of Money.

Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the other Basic Documents. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the RRB

Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, subject to Article VI, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.02.  Collection Account.

(a)           Prior to the Closing Date, the Issuer shall open or cause to be opened with the Securities Intermediary located at the Indenture Trustee’s office located at the Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Indenture Trustee’s name for the deposit of RRB Charge Collections and all other amounts received with respect to the RRB Collateral (the “Collection Account”). There shall be established by the Indenture Trustee in respect of the Collection Account three subaccounts: a general subaccount (the “General Subaccount”); an excess funds subaccount (the “Excess Funds Subaccount”); and a capital subaccount (the “Capital Subaccount” and, together with the General Subaccount and the Excess Funds Subaccount, the “Subaccounts”). For administrative purposes, the Subaccounts may be established by the Securities Intermediary as separate accounts. Such separate accounts will be recognized individually as a Subaccount and collectively as the “Collection Account”. Prior to or concurrently with the issuance of Rate Reduction Bonds, the Member shall deposit into the Capital Subaccount an amount equal to the Required Capital Level. All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount up to the Required Capital Level and any Capital Subaccount Investment Earnings) shall be allocated to the General Subaccount. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in Section 8.02(d) and Section 8.02(e). The Collection Account shall at all times be maintained in an Eligible Account and will be under the sole dominion and exclusive control of the Indenture Trustee, through the Securities Intermediary, and only the Indenture Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys. All moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture and all investments made in Eligible Investments as directed in writing by the Issuer with such moneys, including all income or other gain from such investments other than Capital Subaccount Investment Earnings, shall be held by the Securities Intermediary in the Collection Account as part of the RRB Collateral as herein provided. The Securities Intermediary shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or its date of redemption or the failure of the Issuer or the Servicer to provide timely written investment direction.

(b)           The Securities Intermediary hereby confirms that (i) the Collection Account is, or at inception will be established as, a “securities account” as such term is defined in Section 8-501(a) of the UCC, (ii) it is a “securities intermediary” (as such term is defined in Section 8-102(a)(14) of the UCC) and is acting in such capacity with respect to such accounts, (iii) the Indenture Trustee for the benefit of the Secured Parties is the sole “entitlement holder”

(as such term is defined in Section 8-102(a)(7) of the UCC) with respect to such accounts and (iv) no other Person shall have the right to give “entitlement orders” (as such term is defined in Section 8-102(a)(8)) with respect to such accounts. The Securities Intermediary hereby further agrees that each item of property (whether investment property, financial asset, security, instrument or cash) received by it will be credited to the Collection Account. Such property, other than cash, shall be treated by it as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC. The Indenture Trustee shall hold any RRB Collateral consisting of money in the Collection Account and hereby confirms that for such purpose, the Collection Account is a “deposit account” within the meaning of Section 9-102(a)(29).  The Indenture Trustee further confirms that for purposes of perfecting the security interest in such deposit account, it shall act as the “bank” within the meaning of Section 9-102(a)(8) of the UCC. Notwithstanding anything to the contrary, the State of New York shall be deemed to be the jurisdiction of the Securities Intermediary for purposes of Section 8-110 of the UCC and of the Indenture Trustee acting as the “bank” for purposes of Section 9-304(a) of the UCC, and the Collection Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

(c)           The Indenture Trustee shall have sole dominion and exclusive control over all moneys in the Collection Account through the Securities Intermediary and shall apply such amounts therein as provided in this Section 8.02.

(d)           RRB Charge Collections shall be deposited in the General Subaccount as provided in Section 4.03 of the Servicing Agreement. All deposits to and withdrawals from the Collection Account, all allocations to the subaccounts of the Collection Account and any amounts to be paid to the Servicer under Section 8.02(e) shall be made by the Indenture Trustee in accordance with the written instructions provided by the Servicer in the Monthly Servicer’s Certificate or the Semi-Annual Servicer’s Certificate.

(e)           On each Payment Date, the Indenture Trustee shall apply all amounts on deposit in the Collection Account, including all Investment Earnings thereon, in accordance with the Semi-Annual Servicer’s Certificate, in the following priority:

(i)            payment of the Indenture Trustee’s (and its agents’ and counsel’s) fees, expenses and outstanding indemnity amounts to the Indenture Trustee (subject to Section 6.07) in an amount not to exceed $200,000 per Payment Date;

(ii)           payment of the Servicing Fee with respect to such Payment Date, plus any unpaid Servicing Fees for prior Payment Dates to the Servicer;

(iii)          payment of the Administration Fee for such Payment Date to the Administrator and the Independent Manager Fee for such Payment Date to the Independent Manager, in each case with any unpaid Administration Fees or Independent Manager Fees from prior Payment Dates;

(iv)          payment of all other ordinary periodic Operating Expenses not described above for such Payment Date to the parties to which such Operating Expenses are owed;

(v)           payment of Periodic Interest for such Payment Date, including any overdue Periodic Interest (together with, to the extent lawful, interest on such overdue

Periodic Interest at the applicable Bond Interest Rate), with respect to the Rate Reduction Bonds to the Holders of Rate Reduction Bonds;

(vi)          payment of the principal required to be paid on the Rate Reduction Bonds on the Final Maturity Date or as a result of an acceleration upon an Event of Default to the Holders of Rate Reduction Bonds;

(vii)         payment of Periodic Principal for such Payment Date, including any previously unpaid Periodic Principal, with respect to the Rate Reduction Bonds to the Holders of Rate Reduction Bonds, pro rata if there is a deficiency;

(viii)        payment of any other unpaid Operating Expenses (including any such amounts owed to the Indenture Trustee but unpaid due to the limitation in Section 8.02(e)(i)) and any remaining amounts owed pursuant to the Basic Documents to the parties to which such Operating Expenses or remaining amounts are owed;

(ix)          the amount, if any, by which the Required Capital Level exceeds the amount in the Capital Subaccount (disregarding any Capital Subaccount Investment Earnings) as of such Payment Date shall be allocated to the Capital Subaccount;

(x)           other than after the Rate Reduction Bonds have been paid in full and discharged, and all of the other foregoing amounts have been paid in full, together with all amounts due and payable to the Indenture Trustee under this Indenture, the balance, if any, shall be allocated to the Excess Funds Subaccount; and

(xi)          after the Rate Reduction Bonds have been paid in full and discharged, and all of the other foregoing amounts are paid in full, together with all amounts due and payable to the Indenture Trustee under Section 6.07 or otherwise, (A) the balance of the Capital Subaccount, if any, shall be paid to the Member and (B) the balance of all other amounts on deposit in the Collection Account (including all amounts then held in the Excess Funds Subaccount), if any, shall be paid to the Issuer, in each case free from the Lien of this Indenture and the Series Supplement.

All payments to the Holders of the Rate Reduction Bonds pursuant to Section 8.02(e)(v), Section 8.02(e)(vi) and Section 8.02(e)(vii) shall be made to such Holders pro rata based on the respective amounts of interest and/or principal owed, unless, in the case of Rate Reduction Bonds comprised of two or more Tranches, the Series Supplement provides otherwise. Payments in respect of principal of and premium, if any, and interest on any Tranche of Rate Reduction Bonds will be made on a pro rata basis among all the Holders of such Tranche. In the case of an Event of Default, then, in accordance with Section 5.04(c), in respect of any application of moneys pursuant to Section 8.02(e)(v) or Section 8.02(e)(vi), moneys will be applied pursuant to Section 8.02(e)(v) and Section 8.02(e)(vi), as the case may be, in such order, on a pro rata basis, based upon the interest or the principal owed.

(f)            If on any Payment Date, or, for any amounts payable under Section 8.02(e)(i), Section 8.02(e)(ii), Section 8.02(e)(iii) and Section 8.02(e)(iv), on any Business Day, funds on deposit in the General Subaccount are insufficient to make the payments contemplated by Section 8.02(e)(i), Section 8.02(e)(ii), Section 8.02(e)(iii), Section 8.02(e)(iv), Section

8.02(e)(v), Section 8.02(e)(vi), Section 8.02(e)(vii) and Section 8.02(e)(viii), the Indenture Trustee shall (i) first, draw from amounts on deposit in the Excess Funds Subaccount, and (ii) second, draw from amounts on deposit in the Capital Subaccount, in each case, up to the amount of such shortfall in order to make the payments contemplated by Section 8.02(e)(i), Section 8.02(e)(ii), Section 8.02(e)(iii), Section 8.02(e)(iv), Section 8.02(e)(v), Section 8.02(e)(vi), Section 8.02(e)(vii) and Section 8.02(e)(viii). In addition, if on any Payment Date funds on deposit in the General Subaccount are insufficient to make the allocations contemplated by Section 8.02(e)(ix), the Indenture Trustee shall draw any amounts on deposit in the Excess Funds Subaccount to make such allocations to the Capital Subaccount.

(g)           On the second Business Day of each calendar month, and promptly following the payment in full and discharge of the Rate Reduction Bonds, the Indenture Trustee shall pay all Capital Subaccount Investment Earnings to the Member, in each case, pursuant to a written direction from the Servicer.

(h)           On any Business Day upon which the Indenture Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Issuer (but only as described in Section 8.02(e)(i), Section 8.02(e)(ii), Section 8.02(e)(iii) and Section 8.02(e)(iv)) will become due and payable prior to the next Payment Date, and setting forth the amount and nature of such Operating Expense, as well as any supporting documentation that the Indenture Trustee may reasonably request, the Indenture Trustee, upon receipt of such information, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Excess Funds Subaccount and the Capital Subaccount, in that order, and only to the extent required to make such payment.

SECTION 8.03.  General Provisions Regarding the Collection Account.

(a)           So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Collection Account shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuer Order; provided, however, that such Eligible Investments shall not mature or be redeemed later than the Business Day prior to the next Payment Date or Special Payment Date, if applicable, for the Rate Reduction Bonds. All income or other gain from investments of moneys deposited in the Collection Account shall be deposited by the Indenture Trustee in the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account (it being understood that all income or gain from investments of moneys deposited in the Capital Subaccount shall be credited to the Capital Subaccount, and any loss resulting from such investments shall be charged to the Capital Subaccount). The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in the Collection Account unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel (at the Issuer’s cost and expense) to such effect. In no event shall the Indenture Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or its date of redemption or the failure of the

Issuer or the Servicer to provide timely written investment direction. The Indenture Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction pursuant to an Issuer Order.

(b)           Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c)           If (i) the Issuer shall have failed to give written investment directions for any funds on deposit in the Collection Account to the Indenture Trustee by 11:00 a.m. New York City time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day or (ii) an Event of Default shall have occurred and be continuing with respect to the Rate Reduction Bonds but the Rate Reduction Bonds shall not have been declared due and payable pursuant to Section 5.02, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in such Collection Account in Eligible Investments specified in the most recent written investment directions delivered by the Issuer to the Indenture Trustee; provided, that if the Issuer has never delivered written investment directions to the Indenture Trustee, the Indenture Trustee shall (x) invest or reinvest such funds at the direction of the Holders of a majority of the Outstanding Amount of the Rate Reduction Bonds, if such direction has been provided, or (y) not invest or reinvest such funds in any investments.

(d)           The parties hereto acknowledge that the Servicer may, pursuant to the Servicing Agreement, select Eligible Investments on behalf of the Issuer.

(e)           Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Issuer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any Eligible Investments held hereunder, and, in general, to exercise each and every other power or right with respect to each such asset or investment as Persons generally have and enjoy with respect to their own assets and investment, including power to vote upon any Eligible Investments.

SECTION 8.04.  Release of RRB Collateral.

(a)           The Servicer, may collect, sell or otherwise dispose of written-off receivables, at any time and from time to time in the ordinary course of business, without any notice to, or release or consent by, the Indenture Trustee, but only as and to the extent permitted by the Basic Documents; provided, however, that any and all proceeds of such dispositions shall become RRB Collateral and be deposited to the General Subaccount immediately upon receipt thereof by the Issuer or any other Person, including the Servicer. Without limiting the foregoing, the Servicer, may, at any time and from time to time without any notice to, or release or consent by, the Indenture Trustee, sell or otherwise dispose of any RRB Collateral previously written-off as a defaulted or uncollectible account in accordance with the terms of the Servicing Agreement and the requirements of the proviso in the preceding sentence.

(b)           The Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys. The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel of external counsel of the Issuer (at the Issuer’s cost and expense) and (if required by the Trust Indenture Act) Independent Certificates in accordance with Section 314(c) of the Trust Indenture Act and Section 314(d)(1) of the Trust Indenture Act meeting the applicable requirements of Section 10.01.

(c)           The Indenture Trustee shall, at such time as there are no Rate Reduction Bonds Outstanding and all sums payable to the Indenture Trustee pursuant to Section 6.07 or otherwise have been paid, release any remaining portion of the RRB Collateral that secured the Rate Reduction Bonds from the Lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds or investments then on deposit in or credited to the Collection Account.

SECTION 8.05.  Opinion of Counsel.

The Indenture Trustee shall receive at least seven days’ notice (or such shorter period as the Indenture Trustee may agree) when requested by the Issuer to take any action pursuant to Section 8.04, accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel of external counsel of the Issuer, in form and substance satisfactory to the Indenture Trustee, concluding that all conditions precedent to the taking of such action have been complied with and that such action will not impair the perfection or priority of the security interest in the remaining RRB Collateral; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the RRB Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

SECTION 8.06.  Reports by Independent Registered Public Accountants.

As of the Closing Date, the Issuer shall appoint a firm of Independent registered public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture and the Series Supplement. The Issuer shall permit such accountants reasonable access to its books and records for purposes of preparing and delivering the reports and certificates of such accountants required by this Indenture and the Series Supplement. In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Issuer hereby directs the Indenture Trustee in writing to so agree, it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Upon any resignation by, or termination by the Issuer of, such firm, the Issuer shall provide written notice thereof to the Indenture Trustee and shall promptly appoint a successor thereto that shall also be a firm of Independent registered public accountants of recognized national reputation. If the Issuer shall fail to appoint a successor to a firm of Independent registered public accountants that has resigned or been terminated within 30 days after such resignation or termination, the Issuer shall promptly notify the Indenture Trustee of such failure in writing. If the Issuer shall not have appointed a successor within fifteen days thereafter, the Indenture Trustee shall promptly appoint a successor firm of Independent registered public accountants of recognized national reputation; provided, that the Indenture Trustee shall have no liability with respect to such appointment. The fees of such Independent registered public accountants and its successor shall be payable by the Issuer as an Operating Expense.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.01.  Supplemental Indentures Without Consent of Holders.

(a)           Without the consent of the Holders of any Rate Reduction Bonds but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), for any of the following purposes:

(i)            to correct or amplify the description of any property, including the RRB Collateral, at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture and the Series Supplement, or to subject to the Lien of this Indenture and the Series Supplement additional property;

(ii)           to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Rate Reduction Bonds;

(iii)          to add to the covenants of the Issuer, for the benefit of the Secured Parties, or to surrender any right or power herein conferred upon the Issuer;

(iv)          to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)           to cure any ambiguity or mistake, to correct or supplement any provision herein or in any supplemental indenture, including the Series Supplement, that may be inconsistent with any other provision herein or in any supplemental indenture, including the Series Supplement, or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not, as evidenced by an Opinion of Counsel provided pursuant to (and as described under) Section 10.01(a) hereof, adversely affect in any material respect the interests of the Holders of the Rate Reduction Bonds;

(vi)          to evidence and provide for the acceptance of the appointment hereunder by a successor trustee, Paying Agent, Bond Registrar or other administrative capacity with respect to the Rate Reduction Bonds and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(vii)         to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act;

(viii)        to evidence the final terms of the Rate Reduction Bonds in the Series Supplement;

(ix)          to qualify the Rate Reduction Bonds for registration with a Clearing Agency;

(x)           to satisfy any Rating Agency requirements;

(xi)          to make any amendment to this Indenture or the Rate Reduction Bonds relating to the transfer and legending of the Rate Reduction Bonds to comply with applicable securities laws; or

(xii)         to conform the text of this Indenture or the Rate Reduction Bonds to any provision of the registration statement filed by the Issuer with the SEC with respect to the issuance of the Rate Reduction Bonds to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture or the Rate Reduction Bonds;

provided, in each case, that such supplemental indenture, as evidenced by an Officer’s Certificate, shall not cause any material adverse U.S. federal income tax consequence to the Seller, the Issuer, the Managers, the Indenture Trustee or the then existing Holders.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)           The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may also, without the consent of any of the Holders of the Rate Reduction Bonds, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Rate Reduction Bonds under this Indenture; provided, however, that (i) such action shall not, as evidenced by the Opinion of Counsel provided pursuant to (and as described under) Section 10.01(a) hereof, adversely affect in any material respect the interests of the Holders and (ii) the Rating Agency Condition shall have been satisfied with respect thereto.

SECTION 9.02.  Supplemental Indentures with Consent of Holders.

The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of a majority of the Outstanding Amount of the Rate Reduction Bonds of each Tranche to be affected, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Rate Reduction Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Rate Reduction Bond of each Tranche affected thereby:

(i)            change the date of payment of any installment of principal of or premium, if any, or interest on any Rate Reduction Bond of such Tranche, or reduce the principal amount thereof, the interest rate thereon or premium, if any, with respect thereto;

(ii)           change the provisions of this Indenture and the Series Supplement relating to the application of collections on, or the proceeds of the sale of, the RRB Collateral to payment of principal of or premium, if any, or interest on the Rate Reduction Bonds, or change any place of payment where, or the currency in which, any Rate Reduction Bond or the interest thereon is payable;

(iii)          reduce the percentage of the Outstanding Amount of the Rate Reduction Bonds or of a Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provisions of this Indenture or the waiver of any defaults under this Indenture;

(iv)          reduce the percentage of the Outstanding Amount of the Rate Reduction Bonds or Tranche thereof required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the RRB Collateral pursuant to Section 5.04;

(v)           modify any provision of this Section 9.02 or the provisions of any other Basic Documents similarly specifying the rights of the Holders to consent to modification thereof, except to increase any percentage specified herein or to provide that the relevant provisions of this Indenture or the other Basic Documents referenced in this Section 9.02 cannot be modified or waived without the consent of the Holder of each Outstanding Rate Reduction Bond affected thereby;

(vi)          modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest, principal or premium, if any, due on any Rate Reduction Bond on any Payment Date (including the calculation of any of the individual components of such calculation) or change the Expected Amortization Schedule or Final Maturity Date of any Tranche of Rate Reduction Bonds;

(vii)         decrease the Required Capital Level;

(viii)        permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Rate Reduction Bond Collateral or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Rate Reduction Bond of the security provided by the Lien of this Indenture; or

(ix)          impair the right to institute suit for the enforcement of the provisions of this Indenture regarding payment or application of funds.

It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Issuer shall deliver to the Rating Agencies a copy of such supplemental indenture and to the Holders of the Rate Reduction Bonds to which such supplemental indenture relates either a copy of such supplemental indenture or a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.  Execution of Supplemental Indentures.

In executing any supplemental indenture permitted by this Article IX or the modifications thereby of the trust created by this Indenture, the Indenture Trustee shall be fully protected in relying upon an Officer’s Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized and permitted by this Indenture and all conditions precedent, if any, provided for in this Indenture relating to such supplemental indenture or modification have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise. All fees and expenses in connection with any such supplemental indenture shall be paid by the requesting party.

SECTION 9.04.  Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to each Tranche of Rate Reduction Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.05.  Conformity with Trust Indenture Act.

Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

SECTION 9.06.  Reference in Rate Reduction Bonds to Supplemental Indentures.

Rate Reduction Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Rate Reduction Bonds so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Rate Reduction Bonds.

ARTICLE X

MISCELLANEOUS

SECTION 10.01.  Compliance Certificates and Opinions, etc.

(a)           Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel such action is authorized and permitted and all such conditions precedent, if any, have been complied with; provided that any Opinion of Counsel delivered in connection with a supplemental indenture entered into pursuant to Section 9.01(b) shall be delivered by a firm of nationally recognized counsel of the Issuer experienced in structured finance transactions (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such opinion) and (iii) (if required by the Trust Indenture Act) an Independent Certificate from a firm of registered public accountants meeting the applicable requirements of this Section 10.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)            a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)           Prior to the deposit of any RRB Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the RRB Collateral or other property or securities to be so deposited.

(c)           Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in Section 10.01(b), the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to Section 10.01(b) and this Section 10.01(c), is ten percent or more of the Outstanding Amount of the Rate Reduction Bonds, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than the lesser of (A) $25,000 or (B) one percent of the Outstanding Amount of the Rate Reduction Bonds.

(d)           Whenever any property or securities are to be released from the Lien of this Indenture other than pursuant to Section 8.02(e), the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(e)           Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in Section 10.01(d), the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities with respect thereto, or securities released from the Lien of this Indenture (other than pursuant to Section 8.02(e)) since the commencement of the then-current calendar year, as set forth in the certificates required by Section 10.01(d) and this Section 10.01(e), equals 10 percent or more of the Outstanding Amount of the Rate Reduction Bonds, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than the lesser of (A) $25,000 or (B) one percent of the then Outstanding Amount of the Rate Reduction Bonds.

(f)            Notwithstanding any other provision of this Section 10.01, the Indenture Trustee may (A) collect, liquidate, sell or otherwise dispose of the RRB Property and the other RRB Collateral as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Collection Account as and to the extent permitted or required by the Basic Documents.

(g)           Any Officer’s Certificate, Issuer Order or Issuer Request required or permitted to be delivered pursuant to this Indenture or the other Basic Documents may be signed by a Responsible Officer of the Administrator on behalf of the Issuer.

SECTION 10.02.  Form of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of a Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Issuer stating that the information with respect to such factual matters is in the possession of the Servicer or the Issuer, unless such Responsible Officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely conclusively upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 10.03.  Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)           The ownership of Rate Reduction Bonds shall be proved by the Rate Reduction Bond Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Rate Reduction Bonds shall bind the Holder of every Rate Reduction Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Rate Reduction Bond.

SECTION 10.04.  Notices, etc., to Indenture Trustee, Issuer and Rating Agencies.

Any notice, report or other communication given hereunder shall be in writing and shall be effective (i) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (ii) upon receipt when sent by an overnight courier, (iii) on the date personally delivered to an authorized officer of the party to which sent or (iv) on the date transmitted by facsimile or other electronic transmission with a confirmation of receipt in all cases, addressed as follows:

(a)       in the case of the Issuer, to Public Service Company of New Hampshire as agent for PSNH Funding LLC 3, 780 N. Commercial Street, Manchester, NH 03101, Phone: (781) 441-8127 or (781) 441-8153, Email: Emilie.oneil@eversource.com or Cathy.shannon@eversource.com;

(b)       in the case of the Indenture Trustee, to the Corporate Trust Office;

(c)           in the case of Fitch, to Fitch Ratings Inc., 33 Whitehall Street, New York, New York 10004, Attention: ABS Surveillance, Telephone: (212) 908-0500, Email: to surveillance-abs-other@fitchratings.com (all such notices to be delivered to Fitch in writing by email);

(d)       in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: servicerreports@moodys.com (all such notices to be delivered to Moody’s in writing by email); and

(e)       in the case of S&P, to Standard & Poor’s Ratings Group, Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to S&P in writing by email).

Each party hereto may, by notice given in accordance herewith to the other party or parties hereto, designate any further or different address to which subsequent notices, reports and other communications shall be sent.

The Indenture Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Indenture Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Issuer elects to give the Indenture Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Indenture Trustee in its discretion elects to act upon such instructions, the Indenture Trustee’s understanding of such instructions shall be deemed controlling in the absence of negligence, bad faith or willful misconduct. The Indenture Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction in the absence of negligence, bad faith or willful misconduct of the Indenture Trustee. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties, in each case in the absence of negligence, bad faith or willful misconduct of the Indenture Trustee.

Notwithstanding any other provision of this Indenture or any Rate Reduction Bond, where this Indenture or any Rate Reduction Bond provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Rate Reduction Bond (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

SECTION 10.05.  Notices to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Holder affected by such event, at such Holder’s address as it appears on the Rate Reduction Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder and shall not under any circumstance constitute a Default or Event of Default.

SECTION 10.06.  Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of Sections 310 through 317 of the Trust Indenture Act that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 10.07.  Successors and Assigns.

All covenants and agreements in this Indenture and the Rate Reduction Bonds by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

SECTION 10.08.  Severability.

Any provision in this Indenture or in the Rate Reduction Bonds that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.09.  Benefits of Indenture.

Nothing in this Indenture or in the Rate Reduction Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the RRB Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 10.10.  Legal Holidays.

In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Rate Reduction Bonds or this Indenture) payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 10.11.  GOVERNING LAW.

This Indenture shall be governed by and construed in accordance with the laws of the State of New York; provided, that, except as set forth in Section 8.02(b) hereof, the creation, attachment and perfection of any Liens created hereunder in RRB Property, and all rights and remedies of the Indenture Trustee and the Holders with respect to the RRB Property, shall be governed by the laws of the State of New Hampshire.

SECTION 10.12.  Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 10.13.  Recording of Indenture.

If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel at the Issuer’s cost and expense to the effect that such recording is necessary either for the protection of the Holders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture and the Series Supplement.

SECTION 10.14.  No Recourse to Issuer.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Rate Reduction Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (a) any owner of a membership interest in the Issuer (including PSNH) or (b) any shareholder, partner, owner, beneficiary, agent, officer or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including PSNH) in its respective individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed in writing. Notwithstanding any provision of this Indenture or the Series Supplement to the contrary, Holders shall look only to the RRB

Collateral with respect to any amounts due to the Holders hereunder and under the Rate Reduction Bonds and, in the event such RRB Collateral is insufficient to pay in full the amounts owed on the Rate Reduction Bonds, shall have no recourse against the Issuer in respect of such insufficiency. Each Holder by accepting a Rate Reduction Bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Rate Reduction Bonds.

SECTION 10.15.  Basic Documents.

The Indenture Trustee is hereby authorized to execute and deliver any other Basic Document that it is requested to acknowledge, including, upon receipt of an Issuer Request, an Intercreditor Agreement, so long as any such Intercreditor Agreement is substantially in the form of Exhibit D hereto, with such changes as may be agreed among the parties thereto so long as such changes do not materially and adversely affect any Holder’s rights in and to any RRB Collateral or otherwise hereunder. Such request shall be accompanied by an Opinion of Counsel, upon which the Indenture Trustee may rely conclusively with no duty of independent investigation or inquiry, to the effect that all conditions precedent for the execution of an Intercreditor Agreement have been satisfied.  Any Intercreditor Agreement shall be binding on the Holders.

SECTION 10.16.  No Petition.

The Indenture Trustee, by entering into this Indenture, and each Holder, by accepting a Rate Reduction Bond (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the date that is one year and one day after the termination of this Indenture, acquiesce, petition or otherwise invoke or cause the Issuer or any Manager to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any bankruptcy or insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the dissolution, winding up or liquidation of the affairs of the Issuer. Nothing in this Section 10.16 shall preclude, or be deemed to estop, such Holder or the Indenture Trustee (a) from taking or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of the Issuer under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to the Issuer that is filed or commenced by or on behalf of a Person other than such Holder or the Indenture Trustee, as the case may be, and is not joined in by such Holder or the Indenture Trustee, as the case may be, (or any Person to which such Holder, if applicable, shall have assigned, transferred or otherwise conveyed any part of the obligations of the Issuer hereunder) under or pursuant to any such law or (b) from commencing or prosecuting any legal action that is not an involuntary case or proceeding under or pursuant to any such law against the Issuer or any of its properties.

SECTION 10.17.  Securities Intermediary.

The Securities Intermediary, in acting under this Indenture, is entitled to all rights, benefits, protections, immunities and indemnities accorded to The Bank of New York

Mellon, a New York banking corporation, in its capacity as Indenture Trustee under this Indenture.

SECTION 10.18.  Rule 17g-5 Compliance.

(a)           The Indenture Trustee agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Indenture Trustee to any Rating Agency under this Indenture or any other Basic Document to which it is a party for the purpose of determining or confirming the credit rating of the Rate Reduction Bonds or undertaking credit rating surveillance of the Rate Reduction Bonds shall be provided, substantially concurrently, to the Servicer for posting on a password-protected website (the “17g-5 Website”). The Servicer shall be responsible for posting all of the information on the 17g-5 Website.

(b)           The Indenture Trustee will not be responsible for creating or maintaining the 17g-5 Website, posting any information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5 under the Exchange Act or any other law or regulation. In no event shall the Indenture Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance by the 17g-5 Website with this Indenture, Rule 17g-5 under the Exchange Act or any other law or regulation. The Indenture Trustee shall have no obligation to engage in or respond to any oral communications with respect to the transactions contemplated hereby, any transaction documents relating hereto or in any way relating to the Rate Reduction Bonds or for the purposes of determining the initial credit rating of the Rate Reduction Bonds or undertaking credit rating surveillance of the Rate Reduction Bonds with any Rating Agency or any of its respective officers, directors or employees. The Indenture Trustee shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Servicer, the Rating Agencies, a nationally recognized statistical rating organization (“NRSRO”), any of their respective agents or any other party. Additionally, the Indenture Trustee shall not be liable for the use of the information posted on the 17g-5 Website, whether by the Servicer, the Rating Agencies, an NRSRO or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

SECTION 10.19.  Submission to Non-Exclusive Jurisdiction; Waiver of Jury Trial.

Each of the Issuer, the Indenture Trustee and each Holder, by accepting Rate Reduction Bond (or interest therein) issued hereunder, hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court sitting in The Borough of Manhattan in The City of New York or any U.S. federal court sitting in The Borough of Manhattan in The City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Rate Reduction Bonds and irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the Issuer, the Indenture Trustee and each Holder, by accepting Rate Reduction Bond (or interest therein) issued hereunder, irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury.

SECTION 10.20.  Certain Tax Laws.

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time to which a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject related to the Basic Documents, the Issuer agrees (i) to provide to the Indenture Trustee information about the transaction that is within the possession of the Issuer and reasonably requested by the Indenture Trustee to assist the Indenture Trustee in determining whether it has tax-related obligations under applicable tax laws and (ii) that the Indenture Trustee shall be entitled to make any withholding or deduction from payments under the Basic Documents to the extent necessary to comply with such applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) for which the Indenture Trustee shall not have any liability.

{SIGNATURE PAGE FOLLOWS}

IN WITNESS WHEREOF, the Issuer, the Indenture Trustee and the Securities Intermediary have caused this Indenture to be duly executed by their respective officers thereunto duly authorized and duly attested, all as of the day and year first above written.

PSNH FUNDING LLC 3,
as Issuer

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
not in its individual capacity but solely as Indenture Trustee and as Securities Intermediary

By:
Name:
Title:

Signature Page to Indenture

STATE OF NEW HAMPSHIRE	)

ss.

COUNTY OF HILLSBOROUGH	)

The foregoing instrument was acknowledged before me this      day of [        ], 2018, by [             ], [             ] of PSNH FUNDING LLC 3, a Delaware limited liability company, on behalf of the company.

, Notary Public
{Seal}	State of New Hampshire, County of Hillsborough
My Commission Expires:
Acting in the County of Hillsborough

STATE OF NEW YORK	)

ss.

COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me this      day of [        ], 2018, by [           ], [          ] of THE BANK OF NEW YORK MELLON, as Indenture Trustee and Securities Intermediary, a New York banking corporation, on behalf of the bank.

Notary Public, State of New York
No.
Qualified in New York County
Certificate Filed in New York County
Commission Expires

EXHIBIT A

FORM OF RATE REDUCTION BOND

See attached.

A-1

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OR ENTITY IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. { }	$	{ }
Tranche { }	CUSIP No.:	{ }

THE PRINCIPAL OF THIS TRANCHE {  } SENIOR SECURED RATE REDUCTION BOND, SERIES 2018-1 (THIS “RATE REDUCTION BOND”) WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS RATE REDUCTION BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THE HOLDER OF THIS RATE REDUCTION BOND HAS NO RECOURSE TO THE ISSUER HEREOF AND AGREES TO LOOK ONLY TO THE RRB COLLATERAL, AS DESCRIBED IN THE INDENTURE, FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER. ALL OBLIGATIONS OF THE ISSUER OF THIS RATE REDUCTION BOND UNDER THE TERMS OF THE INDENTURE WILL BE RELEASED AND DISCHARGED UPON PAYMENT IN FULL HEREOF OR AS OTHERWISE PROVIDED IN SECTION 3.10(b) OR ARTICLE IV OF THE INDENTURE. THE HOLDER OF THIS RATE REDUCTION BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE PAYMENT IN FULL OF THIS RATE REDUCTION BOND, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, SUCH HOLDER (A) FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON BEHALF OF THE ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR (II) ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE ISSUER THAT IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN SUCH HOLDER AND IS NOT JOINED IN BY SUCH HOLDER (OR ANY PERSON TO WHICH SUCH HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE

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CONVEYED ANY PART OF THE OBLIGATIONS OF THE ISSUER HEREUNDER) UNDER OR PURSUANT TO ANY SUCH LAW OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION THAT IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE ISSUER OR ANY OF ITS PROPERTIES.

NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF NEW HAMPSHIRE OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF PRINCIPAL OF, OR INTEREST ON, THIS RATE REDUCTION BOND.

PSNH FUNDING LLC 3
SENIOR SECURED RATE REDUCTION BONDS, SERIES 2018-1, TRANCHE {  }

BOND INTEREST RATE		ORIGINAL PRINCIPAL AMOUNT		SCHEDULED FINAL PAYMENT DATE		FINAL MATURITY DATE
{ }	%	$	{ }	$	{ }	{ }, 20{ }
{ }	%	$	{ }	$	{ }	{ }, 20{ }
{ }	%	$	{ }	$	{ }	{ }, 20{ }

PSNH FUNDING LLC 3, a limited liability company created under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to {          }, or registered assigns, the Original Principal Amount shown above in semi-annual installments on the Payment Dates and in the amounts specified below or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided below and ending on or before the Final Maturity Date shown above and to pay interest, at the Bond Interest Rate shown above, on each {          } and {          } or, if any such day is not a Business Day, the next Business Day, commencing on {          }, 20{  } and continuing until the earlier of the payment in full of the principal hereof and the Final Maturity Date (each, a “Payment Date”), on the principal amount of this Rate Reduction Bond. Interest on this Rate Reduction Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from the date of issuance. Interest will be computed on the basis of {          }. Such principal of and interest on this Rate Reduction Bond shall be paid in the manner specified below.

The principal of and interest on this Rate Reduction Bond are payable in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Rate Reduction Bond shall be applied first to interest due and payable on this Rate Reduction Bond as provided above and then to the unpaid principal of and premium, if any, on this Rate Reduction Bond, all in the manner set forth in the Indenture.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Rate Reduction Bond shall not be

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entitled to any benefit under the Indenture referred to below or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer.

Date: { }, 20{ }	PSNH FUNDING LLC 3,
as Issuer

By:
Name:
Title:

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INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: {          }, 20{  }

This is one of the Tranche {  } Senior Secured Rate Reduction Bonds, Series 2018-1, designated above and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Indenture Trustee

By:
Name:
Title:

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This Senior Secured Rate Reduction Bond, Series 2018-1 is one of a duly authorized issue of Senior Secured Rate Reduction Bonds, Series 2018-1 of the Issuer (herein called the “Bonds”), which Bonds are issuable in one or more Tranches. The Bonds consist of {  } Tranches, including the Tranche {  } Senior Secured Rate Reduction Bonds, Series 2018-1, which include this Senior Secured Rate Reduction Bond, Series 2018-1 (herein called the “Rate Reduction Bonds”), all issued and to be issued under that certain Indenture dated as of [         ], 2018 (as supplemented by the Series Supplement (as defined below), the “Indenture”), between the Issuer and The Bank of New York Mellon, in its capacity as indenture trustee (the “Indenture Trustee”, which term includes any successor indenture trustee under the Indenture) and in its separate capacity as a securities intermediary (the “Securities Intermediary”, which term includes any successor securities intermediary under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Bonds. For purposes herein, “Series Supplement” means that certain Series Supplement dated as of [         ], 2018 between the Issuer and the Indenture Trustee. All terms used in this Rate Reduction Bond that are defined in the Indenture, as amended, restated, supplemented or otherwise modified from time to time, shall have the meanings assigned to such terms in the Indenture.

All Tranches of Bonds are and will be equally and ratably secured by the RRB Collateral pledged as security therefor as provided in the Indenture.

The principal of this Rate Reduction Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule that is attached to the Series Supplement as Schedule A, unless payable earlier because an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders representing a majority of the Outstanding Amount of the Bonds have declared the Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Rate Reduction Bond shall be due and payable on the Final Maturity Date hereof. Notwithstanding the foregoing, the entire unpaid principal amount of the Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Bonds representing a majority of the Outstanding Amount of the Bonds have declared the Rate Reduction Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). All principal payments on the Rate Reduction Bonds shall be made pro rata to the Holders of the Rate Reduction Bonds entitled thereto based on the respective principal amounts of the Rate Reduction Bonds held by them.

Payments of interest on this Rate Reduction Bond due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by

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check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Rate Reduction Bond (or one or more Predecessor Rate Reduction Bonds) on the Rate Reduction Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Indenture or the Series Supplement, except that (a) upon application to the Indenture Trustee by any Holder owning a Global Rate Reduction Bond, payment will be made by wire transfer to an account maintained by such Holder, and (b) if this Rate Reduction Bond is held in Book-Entry Form, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global Rate Reduction Bond evidencing this Rate Reduction Bond unless and until such Global Rate Reduction Bond is exchanged for Definitive Rate Reduction Bonds (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to this Rate Reduction Bond on a Payment Date, which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Rate Reduction Bond Register as of the applicable Record Date without requiring that this Rate Reduction Bond be submitted for notation of payment. Any reduction in the principal amount of this Rate Reduction Bond (or any one or more Predecessor Rate Reduction Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Rate Reduction Bond and of any Rate Reduction Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then-remaining unpaid principal amount of this Rate Reduction Bond on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Rate Reduction Bond and shall specify the place where this Rate Reduction Bond may be presented and surrendered for payment of such installment.

The Issuer shall pay interest on overdue installments of interest at the Bond Interest Rate to the extent lawful.

This Rate Reduction Bond is a “rate reduction bond” as such term is defined in the Financing Act. Principal and interest due and payable on this Rate Reduction Bond are payable from and secured primarily by RRB Property created and established by the Finance Order obtained from the New Hampshire Public Utilities Commission pursuant to the Financing Act. RRB Property includes the right to all revenues, collections, claims, payments, money or proceeds of or arising from the RRB Charge authorized to be imposed and collected pursuant to the Finance Order.

Under the laws of the State of New Hampshire in effect on the Closing Date, pursuant to RSA 369-B:6, the State of New Hampshire has pledged, contracted and agreed with the owners of RRB Property, Holders and Indenture Trustee that neither the State of New Hampshire, nor any of its agencies, including the Commission, shall limit, alter, amend, reduce, or impair the RRB Charge, RRB Property, Finance Order, and all rights thereunder or ownership thereof or security interest therein until the Rate Reduction Bonds, including all principal, interest, premium (if any), costs and arrearages thereon, are fully met and discharged.

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The Issuer hereby acknowledges that the purchase of this Rate Reduction Bond by the Holder hereof or the purchase of any beneficial interest herein by any Person are made in reliance on the foregoing pledge.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Rate Reduction Bond may be registered on the Rate Reduction Bond Register upon surrender of this Rate Reduction Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by, (a) in the case of a transfer, a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other signature guaranty program acceptable to the Indenture Trustee, and (b) in any case, such other documents as the Indenture Trustee may require, and thereupon one or more new Rate Reduction Bonds of Authorized Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Rate Reduction Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Section 2.04 or Section 2.06 of the Indenture not involving any transfer.

Each Holder, by acceptance of a Rate Reduction Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Rate Reduction Bonds or under the Indenture or any certificate or other writing delivered in connection therewith, against (a) any owner of a membership interest in the Issuer (including PSNH) or (b) any shareholder, partner, owner, beneficiary, agent, officer or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including PSNH) in its respective individual or corporate capacities, or of any successor or assign of any of them in their individual or corporate capacities, except as any such Person may have expressly agreed in writing. Each Holder by accepting a Rate Reduction Bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Rate Reduction Bonds.

Prior to the due presentment for registration of transfer of this Rate Reduction Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee shall treat the Person in whose name this Rate Reduction Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Rate Reduction Bond and for all other purposes whatsoever, whether or not this Rate Reduction Bond be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Rate Reduction Bonds under the Indenture at any time by the Issuer with the consent of the Holders representing a majority of the Outstanding Amount of all Rate

8

Reduction Bonds at the time outstanding of each Tranche to be affected. The Indenture also contains provisions permitting the Holders representing specified percentages of the Outstanding Amount of the Rate Reduction Bonds, on behalf of the Holders of all the Rate Reduction Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Rate Reduction Bond (or any one of more Predecessor Rate Reduction Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Rate Reduction Bond and of any Rate Reduction Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Rate Reduction Bond. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Rate Reduction Bonds issued thereunder.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on this Rate Reduction Bond and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth in the Indenture, which provisions apply to this Rate Reduction Bond.

The term “Issuer” as used in this Rate Reduction Bond includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders under the Indenture.

The Rate Reduction Bonds are issuable only in registered form in denominations as provided in the Indenture and the Series Supplement subject to certain limitations therein set forth.

This Rate Reduction Bond, the Indenture and the Series Supplement shall be construed in accordance with the laws of the State of New York; provided, that the creation, attachment and perfection of any Liens created under the Indenture in RRB Property, and all rights and remedies of the Indenture Trustee and the Holders with respect to the RRB Property, shall be governed by the laws of the State of New Hampshire.

No reference herein to the Indenture and no provision of this Rate Reduction Bond or of the Indenture shall alter or impair the obligation, which is absolute and unconditional, to pay the principal of and interest on this Rate Reduction Bond at the times, place and rate and in the currency herein prescribed.

The Issuer and the Indenture Trustee, by entering into the Indenture, and the Holders and any Persons holding a beneficial interest in any Rate Reduction Bond, by acquiring any Rate Reduction Bond or interest therein, (a) express their intention that, solely for the purpose of U.S. federal income taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purpose of state, local and other taxes, the Rate Reduction Bonds qualify under applicable tax law as indebtedness of the sole owner of the Issuer secured by the RRB Collateral and (b) solely for purposes of U.S. federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes,

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so long as any of the Rate Reduction Bonds are outstanding, agree to treat the Rate Reduction Bonds as indebtedness of the sole owner of the Issuer secured by the RRB Collateral unless otherwise required by appropriate taxing authorities.

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ABBREVIATIONS

The following abbreviations, when used above on this Rate Reduction Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenants in common

TEN ENT	as tenants by the entireties

JT TEN	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT		Custodian
	(Custodian)		(minor)

	Under Uniform Gifts to Minor Act		( )
(State)

Additional abbreviations may also be used though not in the above list.

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ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Rate Reduction Bond and all rights thereunder, and hereby irrevocably constitutes and appoints             , attorney, to transfer said Rate Reduction Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
Signature Guaranteed:

The signature to this assignment must correspond with the name of the registered owner as it appears on the within Rate Reduction Bond in every particular, without alteration, enlargement or any change whatsoever.

NOTE: Signature(s) must be guaranteed by an institution that is a member of: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other signature guaranty program acceptable to the Indenture Trustee.

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EXHIBIT B

FORM OF SERIES SUPPLEMENT

See attached.

B-1

This SERIES SUPPLEMENT, dated as of [          ], 2018 (this “Supplement”), is by and between PSNH FUNDING LLC 3, a limited liability company created under the laws of the State of Delaware (the “Issuer”), and The Bank of New York Mellon, a New York banking corporation (“Bank”), in its capacity as indenture trustee (the “Indenture Trustee”) for the benefit of the Secured Parties under the Indenture dated as of [         ], 2018, by and between the Issuer and The Bank of New York Mellon, in its capacity as Indenture Trustee and in its separate capacity as a securities intermediary (the “Indenture”).

PRELIMINARY STATEMENT

Section 9.01 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time enter into an indenture supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of the Rate Reduction Bonds and specifying the terms thereof. The Issuer has duly authorized the creation of the Rate Reduction Bonds with an initial aggregate principal amount of ${          } to be known as Senior Secured Rate Reduction Bonds, Series 2018-1 (the “Rate Reduction Bonds”), and the Issuer and the Indenture Trustee are executing and delivering this Supplement in order to provide for the Rate Reduction Bonds.

All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Secured Parties of the Rate Reduction Bonds, all of the Issuer’s right, title and interest (whether now owned or hereafter acquired or arising) in and to (a) the RRB Property, (b) all RRB Charge related to the RRB Property, (c) the Sale Agreement and all property and interests in property transferred under the Sale Agreement with respect to the RRB Property and the Rate Reduction Bonds, (d) the Servicing Agreement, the Administration Agreement, any Intercreditor Agreement and any subservicing, agency, administration or collection agreements executed in connection therewith, to the extent related to the foregoing RRB Property and the Rate Reduction Bonds, (e) the Collection Account, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto, (f) all rights to compel the Servicer to file for and obtain periodic adjustments to the RRB Charge in accordance with RSA 369-B:4, III and the Finance Order, (g) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute RRB Property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property, (h) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing, and (i) all

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payments on or under, and all proceeds in respect of, any or all of the foregoing, it being understood that the following do not constitute RRB Collateral: (x) cash that has been released pursuant to the terms of the Indenture, including Section 8.02(e)(xi) following retirement of all Outstanding Rate Reduction Bonds and (y) amounts deposited with the Issuer on the Closing Date, for payment of costs of issuance with respect to the Rate Reduction Bonds and (z) all Capital Subaccount Investment Earnings (together with any interest earnings thereon), it being understood that such amounts described in clause (x), clause (y) and clause (z) above shall not be subject to Section 3.17 of the Indenture.

The foregoing Grant is made in trust to secure the Secured Obligations equally and ratably without prejudice, priority or distinction, except as expressly provided in the Indenture, to secure compliance with the provisions of the Indenture with respect to the Rate Reduction Bonds, all as provided in the Indenture and to secure the performance by the Issuer of all of its obligations under the Indenture. The Indenture and this Supplement constitute a security agreement within the meaning of the Financing Act and under the UCC to the extent that the provisions of the UCC are applicable hereto.

The Indenture Trustee, as indenture trustee on behalf of the Secured Parties of the Rate Reduction Bonds, acknowledges such Grant and accepts the trusts under this Supplement and the Indenture in accordance with the provisions of this Supplement and the Indenture.

SECTION 1. Designation. The Rate Reduction Bonds shall be designated generally as the Rate Reduction Bonds{, and further denominated as Tranches {  } through {  }}.

SECTION 2. Initial Principal Amount; Bond Interest Rate; Scheduled Final Payment Date; Final Maturity Date. The Rate Reduction Bonds {of each Tranche} shall have the initial principal amount, bear interest at the rates per annum (the “Bond Interest Rate”) and shall have the Scheduled Final Payment Dates and the Final Maturity Dates set forth below:

{Tranche}	Initial Principal Amount		Bond Interest Rate		Scheduled Final Payment Date	Final Maturity Date
{ }	$	{ }	{ }	%	{ }, 20{ }	{ }, 20{ }
{ }	$	{ }	{ }	%	{ }, 20{ }	{ }, 20{ }
{ }	$	{ }	{ }	%	{ }, 20{ }	{ }, 20{ }

The Bond Interest Rate shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3. Authentication Date; Payment Dates; Expected Amortization Schedule for Principal; Periodic Interest; Book-Entry Rate Reduction Bonds; Waterfall Caps.

(a)                                 Authentication Date. The Rate Reduction Bonds that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on [         ], 2018 (the “Closing Date”) shall have as their date of authentication [         ], 2018.

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(b)                                 Payment Dates. The “Payment Dates” for the Rate Reduction Bonds are {          } and {          } of each year or, if any such date is not a Business Day, the next Business Day, commencing on {          }, 20{  } and continuing until the earlier of repayment of the Rate Reduction Bonds in full and the Final Maturity Date.

(c)                                  Expected Amortization Schedule for Principal. Unless an Event of Default shall have occurred and be continuing, on each Payment Date, the Indenture Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(e) of the Indenture as principal, in the following order and priority: {(1) to the holders of the Tranche {  } Rate Reduction Bonds, until the Outstanding Amount of such Tranche of Rate Reduction Bonds thereof has been reduced to zero; (2) to the holders of the Tranche {  } Rate Reduction Bonds, until the Outstanding Amount of such Tranche of Rate Reduction Bonds thereof has been reduced to zero; and (3) to the holders of the Tranche {  } Rate Reduction Bonds, until the Outstanding Amount of such Tranche of Rate Reduction Bonds thereof has been reduced to zero; provided, however, that in no event shall a principal payment pursuant to this Section 3(c) on any Tranche on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of such Tranche of Rate Reduction Bonds to the amount specified in the Expected Amortization Schedule that is attached as Schedule A hereto for such Tranche and Payment Date}.

(d)                                 Periodic Interest. “Periodic Interest” will be payable on {each Tranche of} the Rate Reduction Bonds on each Payment Date in an amount equal to one-half of the product of (i) the applicable Bond Interest Rate and (ii) the Outstanding Amount of the {related Tranche of} Rate Reduction Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the {related Tranche of} Rate Reduction Bonds on such preceding Payment Date; provided, however, that, with respect to the initial Payment Date, or if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Closing Date to, but excluding, the following Payment Date.

(e)                                  Book-Entry Rate Reduction Bonds. The Rate Reduction Bonds shall be Book-Entry Rate Reduction Bonds, and the applicable provisions of Section 2.11 of the Indenture shall apply to the Rate Reduction Bonds.

SECTION 4. Authorized Denominations. The Rate Reduction Bonds shall be issuable in denominations of {$100,000 and integral multiples of $1,000 in excess thereof, except for one bond, which may be a smaller denomination} (the “Authorized Denominations”).

SECTION 5. Delivery and Payment for the Rate Reduction Bonds; Form of the Rate Reduction Bonds. The Indenture Trustee shall deliver the Rate Reduction Bonds to the Issuer when authenticated in accordance with Section 2.03 of the Indenture. The Rate Reduction Bonds {of each Tranche} shall be in the form of Exhibit A to the Indenture.

SECTION 6. Ratification of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken and construed as one and the same instrument. This Supplement

3

amends, modifies and supplements the Indenture only insofar as it relates to the Rate Reduction Bonds.

SECTION 7. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 8. Governing Law. This Supplement shall be governed by and construed in accordance with the laws of the State of New York; provided, that, except as set forth in Section 8.02(b) of the Indenture, the creation, attachment and perfection of any Liens created under the Indenture in RRB Property, and all rights and remedies of the Indenture Trustee and the Holders with respect to the RRB Property, shall be governed by the laws of the State of New Hampshire.

SECTION 9. Issuer Obligation. No recourse may be taken directly or indirectly by the Holders with respect to the obligations of the Issuer on the Rate Reduction Bonds, under the Indenture or this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (a) any owner of a beneficial interest in the Issuer (including PSNH) or (b) any shareholder, partner, owner, beneficiary, officer, director, employee or agent of the Indenture Trustee, the Managers or any owner of a beneficial interest in the Issuer (including PSNH) in its individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed. Each Holder by accepting a Rate Reduction Bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Rate Reduction Bonds.

SECTION 10. Indenture Trustee Disclaimer. The Indenture Trustee is not responsible for the validity or sufficiency of this Supplement or for the recitals contained herein.

SECTION 11. Submission to Non-Exclusive Jurisdiction; Waiver of Jury Trial. Each of the Issuer, the Indenture Trustee and each Holder, by accepting Rate Reduction Bond (or interest therein) issued hereunder, hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court sitting in The Borough of Manhattan in The City of New York or any U.S. federal court sitting in The Borough of Manhattan in The City of New York in respect of any suit, action or proceeding arising out of or relating to this Supplement and the Rate Reduction Bonds and irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the Issuer, the Indenture Trustee and each Holder, by accepting Rate Reduction Bond (or interest therein) issued hereunder, irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury.

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IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

PSNH FUNDING LLC 3,
as Issuer

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
not in its individual capacity but solely as Indenture Trustee and as Securities Intermediary

By:
Name:
Title:

5

SCHEDULE A

TO SERIES SUPPLEMENT

EXPECTED AMORTIZATION SCHEDULE

OUTSTANDING PRINCIPAL BALANCE

Date	Tranche { }		Tranche { }		Tranche { }
Closing Date	$	{ }	$	{ }	$	{ }
{ }, 20{ }	$	{ }	$	{ }	$	{ }
{ }, 20{ }	$	{ }	$	{ }	$	{ }
{ }, 20{ }	$	{ }	$	{ }	$	{ }

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EXHIBIT {  }

TO SERIES SUPPLEMENT

FORM OF {TRANCHE {  } OF} RATE REDUCTION BONDS

{          }

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EXHIBIT C

SERVICING CRITERIA TO BE ADDRESSED
BY INDENTURE TRUSTEE IN ASSESSMENT OF COMPLIANCE

Regulation AB Reference	Servicing Criteria	Applicable Indenture Trustee Responsibility

General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are: (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports: (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X

C-1

Regulation AB Reference	Servicing Criteria	Applicable Indenture Trustee Responsibility

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets, including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

C-2

EXHIBIT D

FORM OF INTERCREDITOR AGREEMENT

See attached.

FORM OF INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is made as of [date], by and among:

(a)                                 Public Service Company of New Hampshire (in its individual capacity, the “Company”), in its separate capacity as the Receivables Servicer (as defined below), in its separate capacity as the initial servicer of, and collection agent, with respect to, the RRB Property referred to below (including any successor in such capacity, the “Initial Property Servicer”);

(b)                                 PSNH Funding LLC 3, a Delaware limited liability company (the “Initial Bond Issuer”);

(c)                                  Bank of New York Mellon, a New York banking corporation, in its capacity as indenture trustee (including any successor in such capacity, the “Initial Bond Trustee”) under the Initial Indenture referred to below;

(d)                                 [insert name of affiliated purchaser of Receivables] (“Buyer”), a [          ] corporation; and

(e)                                  [insert name of agent or trustee acting as representative of third-party receivables purchasers or lenders], as [Administrative Agent][Trustee] (in such capacity, and including any successor agent, the “Administrative Agent”) for the [Receivables Purchasers][Lenders] referred to below;

WHEREAS, pursuant to the terms of that certain [describe purchase agreement whereby Buyer acquires Receivables from Company] (as it may hereafter from time to time be further amended, restated or modified and as supplemented from time to time, the “Purchase Agreement”), between Buyer and the Company, the Company has sold and may hereafter sell to Buyer all of the Company’s right, title and interest in and to certain [Outstanding Receivables] and [Collections] (as such terms are defined in the Purchase Agreement, which terms do not include Initial Customer Charges, as defined below, or collections thereof; and the Outstanding Receivables, Collections thereof, related property and all proceeds of the foregoing are collectively referred to herein as the “Receivables”); and

WHEREAS, pursuant to that certain [describe agreement whereby Receivables Purchasers acquire security and/or ownership interests in the Receivables from the Buyer] (as it may hereafter from time to time be further amended, restated or modified and as supplemented from time to time, the “[Receivables Purchase Agreement](1)”), by and among the Buyer, the Receivables Servicer, the Administrative Agent and the financial institutions and other entities party thereto as [purchasers][lenders] (such [purchasers][lenders] and the Administrative Agent

(1)  If additional financing take the form of a loan and a grant of a security interest, the term “Receivables Purchase Agreement” may be changed throughout to “Receivables Financing Agreement” or another appropriate term.

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being collectively referred to as the “[Receivables Purchasers](2)”), Buyer has [sold and may hereafter sell undivided interests in][granted a security interest in] the Receivables to the Administrative Agent for the benefit of the Receivables Purchasers; and

WHEREAS, pursuant to the terms of the Purchase Agreement, the Receivables Purchase Agreement and that certain [describe any agency or similar agreement comprising part of the receivables purchase documents] (as it may hereafter from time to time be further amended, restated or modified and as supplemented from time to time, the “Agency Agreement”, and together with the Purchase Agreement and the Receivables Purchase Agreement, collectively, the “Receivables Agreements”), the Company has been appointed as a servicer (the “Receivables Servicer”) and collection agent and has agreed to provide certain servicing and collection functions with respect to the Receivables;

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of [date] (as it may hereafter from time to time be amended, restated or modified, the “Initial Sale Agreement”), between the Initial Bond Issuer and the Company in its capacity as seller, the Company has sold to the Initial Bond Issuer certain assets known as “RRB Property” which includes the right to impose, charge and collect “RRB Charges” as each such term is defined or as otherwise used in RSA 369-B:2 and the Finance Order (as defined in the Initial Indenture) (such RRB Property, the “Initial Customer Property” and such RRB Charges, the “Initial Customer Charges”);

WHEREAS, pursuant to the terms of that certain Indenture dated as of [date] (as it may hereafter from time to time be amended, restated or modified and as supplemented by the Series Supplement and any other supplemental indenture, the Series Supplement and Indenture, as supplemented, being collectively referred to herein as the “Initial Indenture”), between the Initial Bond Issuer and the Initial Bond Trustee, the Initial Bond Issuer, among other things, has granted to the Initial Bond Trustee a security interest in certain of its assets, including the Initial Customer Property, to secure, among other things, the notes issued pursuant to the Initial Indenture (the “Initial Rate Reduction Bonds”);

WHEREAS, pursuant to the terms of that certain Servicing Agreement dated as of [date] (as it may hereafter from time to time be amended, restated or modified, the “Initial Servicing Agreement,” and the Initial Servicing Agreement, together with the Initial Sale Agreement and the Initial Indenture, the “Initial Bond Agreements”), between the Initial Bond Issuer and the Initial Property Servicer, the Initial Property Servicer has agreed to provide for the benefit of the Initial Bond Issuer certain servicing and collection functions with respect to the Initial Customer Charges;

WHEREAS, the Receivables and the Initial Customer Charges will be invoiced collectively on the bills sent to the Company’s New Hampshire retail customers (the “Customers”), which Customers are obligated to pay both the Receivables and the Initial

(2)  If additional financing take the form of a loan and a grant of a security interest, the term “Receivables Purchasers” may be changed throughout to “Receivables Lenders” or another appropriate term.

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Customer Charges, and the parties hereto wish to agree upon their respective rights relating to the Receivables and the Initial Customer Property and any bank accounts into which collections of the foregoing may be deposited, as well as other matters of common interest to them which arise under or result from the coexistence of the Initial Bond Agreements and the Receivables Agreements;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.                                                    Acknowledgment of Ownership Interests and Security Interests.

(f)                                   Each of the parties hereto hereby acknowledges the ownership interest of the Initial Bond Issuer in the Initial Customer Property, including the Initial Customer Charges and the revenues, collections, claims, rights, payments, money and proceeds arising therefrom, and the security interests granted therein in favor of the Initial Bond Trustee for the benefit of itself and the holders of the Initial Rate Reduction Bonds.  Each of the parties hereto hereby acknowledges the ownership interest and security interests of the Buyer and the Receivables Purchasers in the Receivables and the revenues, collections, claims, rights, payments, money and proceeds arising therefrom.  The parties hereto agree that the Initial Customer Property and the Receivables each shall constitute separate property rights notwithstanding that they may be evidenced by a single bill.  The Company further agrees that it will not include the Initial Customer Property in calculating the amount of the Receivables sold or to be sold under the Receivables Agreements.  Accordingly, the Receivables Purchasers and the Receivables Servicer each acknowledge that, notwithstanding anything in the Receivables Agreements to the contrary, none of such parties has any interest in the Initial Customer Property, and each of the Initial Bond Trustee, the Initial Bond Issuer and the Initial Property Servicer further acknowledge that, notwithstanding anything in the Initial Bond Agreements to the contrary, none of such parties has any interest in the Receivables.

(g)                                  Each of the Administrative Agent and the Buyer hereby releases all liens and security interests of any kind whatsoever which the Administrative Agent or Buyer may hold or obtain in the Initial Customer Property. Each of the Administrative Agent and Buyer agrees, upon the reasonable request of the Company or the Initial Bond Trustee, to execute and deliver to the Initial Bond Trustee such UCC partial release statements and other documents and instruments, and to do such other acts and things, as the Company or the Initial Bond Trustee may reasonably request in order to evidence the release provided for in this Section 1(b) and/or to execute and deliver to the Initial Bond Trustee UCC financing statement amendments to exclude the Initial Customer Property from the assets covered by any existing UCC financing statements relating to the Receivables; provided, however, that failure to execute and deliver any such partial release statements, financing statement amendments, documents or instruments, or to do such acts and things, shall not affect or impair the release provided for in this Section 1(b).

(c)                                  Each of the Initial Bond Issuer and the Initial Bond Trustee hereby releases all liens and security interests of any kind whatsoever which either of them may hold or obtain in the Receivables. Each of the Initial Bond Issuer and the Initial Bond Trustee agrees, upon the reasonable request of the Administrative Agent or Buyer, to execute and deliver to the

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Administrative Agent or Buyer, as applicable, such UCC partial release statements and other documents and instruments, and to do such other acts and things, as the Administrative Agent or Buyer may reasonably request in order to evidence the release provided for in this Section 1(c) and/or to execute and deliver to the Administrative Agent or Buyer, as applicable, UCC financing statement amendments to exclude such Receivables from the assets covered by any existing UCC financing statements relating to the Initial Customer Property; provided, however, that failure to execute and deliver any such partial release statements, financing statement amendments, documents or instruments, or to do such acts and things, shall not affect or impair the release provided for in this Section 1(c).

SECTION 2.          Deposit Accounts.

(a)                                 The parties hereto each acknowledge that collections with respect to the Initial Customer Property and the Receivables may from time to time be deposited into one or more designated accounts of the Company or the Buyer (the “Deposit Accounts”) and that such Deposit Accounts may be subject to a security interest of the Administrative Agent and account control agreements among the Company, the Buyer, the Administrative Agent and the applicable account bank.  Subject to Section 4, the Company, in its capacity as a collection agent with respect to each of the Initial Customer Property and the Receivables, agrees to:

(i)                                     maintain the collections in the Deposit Accounts for the benefit of the Initial Property Servicer, the Initial Bond Trustee, the Initial Bond Issuer, the Receivables Servicer, the Buyer, the Administrative Agent and the Receivables Purchasers, as their respective interests may appear;

(ii)                                  allocate and remit funds from the Deposit Accounts, whether or not commingled, (x) in the case of collections relating to the Initial Customer Property, at the times and in the manner specified in the Initial Bond Agreements to the Initial Bond Trustee; and (y) in the case of collections relating to the Receivables, allocate and remit funds to the Receivables Purchasers and the Buyer at the times and in the manner specified in the Receivables Agreements; provided, that:

(A)                               to the extent the combined amounts of remittance are insufficient to satisfy amounts owed in respect of the Initial Customer Charges and the Receivables, such allocation and remittances shall be made [on a pro rata basis as between the Initial Customer Charges and the Receivables based on the respective amounts of such Initial Customer Charges and Receivables then due and owing or as otherwise required by the New Hampshire Public Utilities Commission](3);

(B)                               late payment penalties of the Receivables and the Initial Customer Charges shall be allocated (x) to the Initial Bond Trustee, if such late payment penalties are allocable to the Initial Customer Charges and are not allowed to be retained by the Company under the Initial Bond Agreements, (y) to the

(3)  If the New Hampshire Public Utilities Commission requires that insufficient funds be allocated among the Initial Customer Charges and the Receivables according to another method, the bracketed text may be replaced with a summary of the PUC’s requirements.

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Receivables Purchasers to the extent that any such late payment penalties are included in the Receivables sold to the Receivables Purchasers, and (z) otherwise to the Company; and

(C)                               to the extent the Administrative Agent has exercised exclusive control over any Deposit Account, it shall allocate the funds on deposit therein related to the Initial Customer Property in accordance with the information provided to it by the Company and consistent with this Section 2, and shall remit such collections related to the Initial Customer Property at the direction of the Initial Bond Trustee; and

(iii)                               maintain records as to the amounts deposited into the Deposit Accounts, the amounts remitted therefrom and the allocation as provided above in this subsection (a).

(b)                                 The Initial Bond Trustee, the Initial Bond Issuer, the Buyer and the Receivables Purchasers shall each have the right to require an accounting of collections, deposits, allocations and remittances by the Company relating to the Deposit Accounts.  Because of difficulties inherent in allocating collections on a daily basis, the Initial Property Servicer may implement  estimates for the purposes of determining the amount of collections which are allocable to the Initial Customer Property, which allocations will be subject to annual reconciliations in accordance with the terms of the Initial Bond Agreements but will otherwise be deemed conclusive, subject to reconciliation as provided in the following sentences; provided that unless an Event of Default (as defined in the Initial Indenture and any corresponding term in the Receivables Purchase Agreement) has occurred and is continuing, the Company shall only be required to prepare one such accounting during any fiscal year.  In the event that the estimated remittances to the Initial Bond Issuer for any calendar year are less than the actual amounts of Initial Customer Charge collections, the Initial Bond Issuer shall look to the Initial Property Servicer for any such shortfall and shall have no claims against the Receivables Purchasers for such amounts.   In the event that the estimated remittances to the Initial Bond Issuer are greater than the actual amounts of Initial Customer Charge collections, the Initial Property Servicer shall have the right, in accordance with the terms of the Initial Bond Agreements, to net an amount equal to such excess collections out of monies otherwise to be paid to the Initial Bond Issuer, and the Receivables Purchasers acknowledge that they shall look solely to the Initial Property Servicer for such excess collections and shall have no claims against the Initial Bond Issuer for such funds.  Notwithstanding the foregoing, nothing in this paragraph shall prohibit any party from netting any such reconciliation payments owing by such party (the “remitting party”) to another party (the “receiving party”) against the amounts to be paid hereunder to the remitting party by such receiving party.

(c)                                  The Initial Bond Trustee and the Initial Bond Issuer waive any interest in deposits to the Deposit Accounts to the extent that they are properly allocable to Collections with respect to Receivables, and the Administrative Agent and Buyer waive any interest in deposits to the Deposit Accounts to the extent that they are properly allocable to Initial Customer Charges. Each of the parties hereto acknowledges the respective ownership and

8

security interests of the others in amounts on deposit in the Deposit Accounts to the extent of their respective interests as described in this Agreement.

(d)                                 In no event may the Initial Bond Trustee take any action with respect to the Initial Customer Charges in a manner that would result in the Initial Bond Trustee obtaining possession of, or any control over, Collections of Receivables or any Deposit Account.  In the event that the Initial Bond Trustee obtains possession of any Collections related to the Receivables, the Initial Bond Trustee shall notify the Administrative Agent of such fact, shall hold such Collections in trust and shall promptly deliver them to the Administrative Agent upon request.  Except as contemplated by this Section 2 with respect to the Administrative Agent’s exercise of control over the Deposit Accounts, in no event may the Administrative Agent or Buyer take any action with respect to the collection of Receivables in a manner that would result in the Administrative Agent or Buyer, as applicable, obtaining possession of, or any control over, collections of Initial Customer Charges. In the event that the Administrative Agent or Buyer obtains possession of any collections of Initial Customer Charges, the Administrative Agent or Buyer, as applicable, shall notify the Initial Bond Trustee of such fact, shall hold such collections in trust and shall promptly deliver them to the Initial Bond Trustee upon request.

SECTION 3.                                  Time or Order of Attachment.  The acknowledgments contained in Sections 1 and 2 are applicable irrespective of the time or order of attachment or perfection of security or ownership interests or the time or order of filing or recording of financing statements or mortgages or filings under applicable law.

SECTION 4.                                  Servicing.

(a)                                 Pursuant to Section 2, the Company, in its role as collection agent hereunder, shall allocate and remit funds received from Customers for the benefit of the Initial Bond Issuer, the Initial Bond Trustee, the Buyer and the Receivables Purchasers, respectively, and shall control the movement of such funds out of the Deposit Accounts in accordance with the terms of this Agreement.  To the extent permitted under the Initial Indenture or the Receivables Purchase Agreement, the Company may appoint a successor servicer or sub-servicer to act in any of its respective capacities under this Agreement so long as such successor servicer or sub-servicer has executed joinder documentation agreeing to act in such capacity and to be bound by the terms of this Agreement.

(b)                                                   In the event that the Initial Bond Trustee is entitled to and desires to exercise its right, pursuant to the Initial Bond Agreements, to replace the Company as Initial Property Servicer, or in the event that the Receivables Purchasers are entitled to and desire to exercise their right to replace the Company as Receivables Servicer, and therefore to terminate the role of the Company as the Initial Property Servicer or as Receivables Servicer, as applicable, hereunder, the party desiring to exercise such right shall promptly give written notice to the other (the “Servicer Notice”) in accordance with the notice provisions of this Agreement and consult with the other with respect to the Person who would replace the Company in its capacity as Initial Property Servicer or as Receivables Servicer.  Any successor to the Company in either of its capacities shall be agreed to by the Initial Bond Trustee and the Administrative Agent within ten (10) Business Days of the date of the Servicer Notice, and such successor shall be subject to

9

satisfaction of the Rating Agency Condition (as defined below) and otherwise satisfy the provisions of the Initial Servicing Agreement and the Receivables Agreements.  For the avoidance of doubt, (i) the removal of the Company as the Initial Property Servicer shall not automatically cause the removal of the Company as the Receivables Servicer, (ii) the removal of the Company as the Receivables Servicer shall not automatically cause the removal of the Company as the Initial Property Servicer and (iii) the roles of Initial Property Servicer and Receivables Servicer may be held by different Persons so long as each such Person has agreed to be bound by the provisions of this Agreement. “Business Day” means any day other than a Saturday, Sunday, or any holiday for national banks or any New York banking corporation in Manchester, New Hampshire or New York, New York.  Any Person named as replacement collection agent in accordance with this Section 4 is referred to herein as a “Replacement Collection Agent.”  The parties hereto agree that any entity succeeding to the rights of the Company in its capacity as Initial Property Servicer or as Receivables Servicer  hereunder shall execute customary joinder documentation agreeing to act in such capacity and to be bound by the terms of this Agreement.

(c)                                  Anything in this Agreement to the contrary notwithstanding, any action taken by the Initial Bond Trustee or the Administrative Agent to appoint a Replacement Collection Agent pursuant to this Section 4 shall be subject to the Rating Agency Condition.  For the purposes of this Agreement, the “Rating Agency Condition” has the meaning set forth in the Initial Indenture.  The parties hereto acknowledge and agree that the approval or the consent of the rating agencies which is required in order to satisfy the Rating Agency Condition is not subject to any standard of commercial reasonableness, and the parties are bound to satisfy this condition whether or not the rating agencies are unreasonable or arbitrary.

SECTION 5.                                  Sharing of Information.  The parties hereto agree to cooperate with each other and make available to each other or any Replacement Collection Agent any and all records and other data relevant to the Initial Customer Property and the Receivables which they may from time to time possess or receive from the Company, the Initial Property Servicer or the Receivables Servicer or any successor hereto or thereto, including, without limitation, any and all computer programs, data files, documents, instruments, files and records and any receptacles and cabinets containing the same.  The Company hereby consents to the release of information regarding the Company pursuant to this Section 5.

SECTION 6.                                  No Joint Venture; No Fiduciary Obligations; Etc..

(a)                                               Nothing herein contained shall be deemed as effecting a joint venture among any of the Company, the Initial Bond Issuer, the Initial Bond Trustee, the Initial Property Servicer, the Administrative Agent, the Receivables Servicer and the Buyer.

(b)                                               Neither Buyer nor the Administrative Agent is the agent of, or owes any fiduciary obligation to, the Initial Bond Trustee, the Initial Bond Issuer, the bondholders or any other party under this Agreement.  Each of the Initial Bond Trustee (on behalf of itself and the bondholders), the Initial Bond Issuer and the Company hereby waives any right that it may now have or hereafter acquire to make any claim against Buyer or the Administrative Agent, in their respective capacities as such, on the basis of any such fiduciary obligation hereunder.  Neither the Initial Bond Trustee nor the Initial Bond Issuer is the agent of, or owes any fiduciary

10

obligation to, Buyer or the Administrative Agent or any other party under this Agreement.  Each of the Administrative Agent, the Company and Buyer hereby waives any right that it may now have or hereafter acquire to make any claim against the Initial Bond Trustee or the Initial Bond Issuer on the basis of any such fiduciary obligation hereunder.

(c)                                                Notwithstanding anything herein to the contrary, none of Buyer, the Administrative Agent, the Initial Bond Trustee or the Initial Bond Issuer shall be required to take any action that exposes it to personal liability or that is contrary to the Initial Indenture, the Servicing Agreement, any Receivables Agreement or applicable law.

(d)                                               None of Buyer, the Administrative Agent, the Initial Bond Trustee or the Initial Bond Issuer nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own negligence, bad faith or willful misconduct.  Without limiting the foregoing, each of Buyer, the Administrative Agent, the Initial Bond Trustee and the Initial Bond Issuer: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any party and shall not be responsible to any party for any statements, warranties or representations made by any other party in connection with this Agreement or any other agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other agreement on the part of any other party; and (iv) shall incur no liability under or in respect of this Agreement by acting upon any writing (which may be by facsimile or other electronic transmission) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

SECTION 7.                                  Method of Adjustment and Allocation.  Each of the parties hereto acknowledges that the Initial Property Servicer will adjust, calculate and allocate payments of Initial Customer Charges in accordance with Section 4.01 of the Initial Servicing Agreement and Section 6 of Annex 1 of the Initial Servicing Agreement in the form attached thereto, and each of the parties hereto hereby acknowledges that neither the Administrative Agent nor any other Receivables Purchasers shall be deemed or required under this Agreement to have any knowledge of or responsibility for the terms of such documents or any such adjustment, calculation and allocation.  Accordingly, each of the Receivables Purchasers (i) may, solely for the purposes of this Agreement, conclusively rely on the accuracy of the calculations of the Initial Property Servicer in making such adjustments, calculations and allocations.  Such acknowledgement shall not relieve the Receivables Servicer of any of its obligations to make payments in accordance with the terms of the Receivables Agreements, nor shall it relieve the Initial Property Servicer of its obligations under the Initial Servicing Agreement.

SECTION 8.                                  Termination.  This Agreement shall terminate upon the payment in full of the Initial Rate Reduction Bonds, or, if earlier, the termination of the Receivables Agreements as to the Company and the release of the Company from all further obligations thereunder, except that the understandings and acknowledgements contained in Sections 1, 2, 3 and 15 shall survive the termination of this Agreement.

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SECTION 9.                                  Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)                                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)                                 Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York state court sitting in the Borough of Manhattan in The City of New York or any U.S. federal court sitting in the Borough of Manhattan in The City of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement and irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, jurisdiction of the aforesaid courts; and each party hereto agrees to, and irrevocably waives any objection based on forum non conveniens or venue not to, appear in such state or U.S. federal court located in the Borough of Manhattan.

(c)                                  EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 10.                           Further Assurances.  Each of the parties hereto agrees to execute any and all agreements, instruments, financing statements, releases and any and all other documents reasonably requested by any of the other parties hereto in order to effectuate the intent of this Agreement.  In each case where a release is to be given pursuant to this Agreement, the term release shall include any documents or instruments necessary to effect a release, as contemplated by this Agreement.  All releases, subordinations and other instruments submitted to the executing party are to be prepared at the expense of the Company.  Notwithstanding anything herein to the contrary, the Initial Bond Trustee shall not be required to execute any such agreements, instruments, releases or other documents unless directed to do so by an “Issuer Order,” as such term is defined in the Initial Indenture.

SECTION 11.                           Limitation on Rights of Others.  This Agreement is solely for the benefit of the parties hereto, the holders of the Initial Rate Reduction Bonds and the Receivables Purchasers, and no other person or entity shall have any rights, benefits, priority or interest under or because of the existence of this Agreement.

SECTION 12.                           Amendments.  In the event that (x) the Company hereafter causes any property (“Additional Customer Property”) consisting of the right to impose specified charges on Customers to be created and sold and pledged by the buyer thereof for the benefit of bondholders pursuant to any finance order of the New Hampshire Public Utilities Commission, and the Company acts as servicer for the bonds issued pursuant to such finance order, or (y) the Company enters into any new receivables program in which the Company participates as a seller or as a servicer or sub-servicer of receivables, then, in either such event, upon the written request of the Company, the other parties hereto agree that this Agreement may be amended and restated (i) to add as parties hereto the relevant issuer of such additional bonds, the indenture trustee therefor, and the servicer of such Additional Customer Property and/or the relevant lenders or purchasers and servicers under such additional receivables program, as the case may be, and (ii) to reflect the rights and obligations of the parties with respect to such new receivables purchases

12

on terms substantially similar to the rights and obligations of the Receivables Servicer, the Administrative Agent and the Receivables Purchasers hereunder and (iii) to reflect the rights and obligations of the parties with respect to any such Additional Customer Property on terms substantially similar to the rights and obligations of the Initial Bond Issuer, the Initial Bond Trustee and the Initial Servicer hereunder; provided that no such amendment shall be effective unless (x) evidenced by a written instrument signed by the parties hereto and such additional parties and (y) the Rating Agency Condition shall have been satisfied with respect thereto and provided, further, that no party hereto shall be required to execute any such amended agreement on terms which are materially more disadvantageous to it or to the holders of the Initial Rate Reduction Bonds (in the case of the Initial Bond Trustee) or to the Receivables Purchasers (in the case of the Administrative Agent) than the terms contained herein.  In addition, the Initial Bond Trustee shall not be required to execute any such amendment unless directed to do so by an “Issuer Order,” as such term is defined in the Initial Indenture.

SECTION 13.                                             Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons, or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 14.                                             Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 15.                                             Nonpetition Covenant.

(a)                                 Notwithstanding any prior termination of this Agreement or the Initial Indenture, each of the parties covenants that it shall not, prior to the date which is one year and one day after payment in full of the last outstanding Initial Rate Reduction Bonds, acquiesce, petition or otherwise invoke or cause the Initial Bond Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Initial Bond Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Initial Bond Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Initial Bond Issuer. Nothing in this Section 15 shall preclude, or be deemed to estop, any party hereto (a) from taking or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of the Initial Bond Issuer under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to the Initial Bond Issuer that is filed or commenced by or on behalf of a Person other

13

than the Initial Bond Trustee, as the case may be, and is not joined in by the Initial Bond Trustee, as the case may be, under or pursuant to any such law or (b) from commencing or prosecuting any legal action that is not an involuntary case or proceeding under or pursuant to any such law against the Initial Bond Issuer or any of its properties.

(b)               Notwithstanding any prior termination of this Agreement or the Receivables Purchase Agreement, each of the parties hereto other than the Administrative Agent hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Receivables Purchase Agreement and the payment in full of all amounts owing by Buyer thereunder, acquiesce, petition or otherwise invoke or cause Buyer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against Buyer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Buyer or any substantial part of the property of Buyer, or ordering the winding up or liquidation of the affairs of Buyer.

SECTION 16.                                             Trustees.  Bank of New York Mellon, as Initial Bond Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Initial Indenture.

SECTION 17.                                             Notices, Etc..  Any notice provided or permitted by this Agreement to be made upon, given or furnished to or filed with any party hereto shall be shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing by facsimile transmission, first-class mail or overnight delivery service to the applicable party at its address set forth on Exhibit A hereto or, as to any party, at such other address as shall be designated by such party by written notice to the other parties hereto.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE, as Company, as Initial Property Servicer, as Receivables Servicer and as a collection agent

By:
Name:
Title:

PSNH FUNDING LLC 3

By:
Name:
Title:

[NAME], as Buyer

By:
Name:
Title:

BANK OF NEW YORK MELLON, as Initial Bond Trustee

By:
Name:
Title:

[Insert Admin Agent name], as Administrative Agent

By:
Name:
Title:

Signature Page to

Intercreditor Agreement

EXHIBIT A

NOTICE ADDRESSES

Public Service Company of New Hampshire

Energy Park
780 North Commercial Street
Manchester, New Hampshire 03101-1134
Telephone: (800) 286-5000

PSNH Funding LLC 3

C/O Public Service Company of New Hampshire
Energy Park
780 North Commercial Street
Manchester, New Hampshire 03101-1134
Telephone: (781) 441-8127

[Buyer]

[Address]

Attention:

Telephone:

Facsimile:

[Administrative Agent]

[Address]

Attention:

Telephone:

Facsimile:

Bank of New York Mellon

101 Barclay Street, 7 West

New York, New York 10286

Attention: Asset Backed Securities Unit,

Telephone: (212) 815-5331

Facsimile: (212) 815-2830

Signature Page to

Intercreditor Agreement

APPENDIX A

DEFINITIONS AND RULES OF CONSTRUCTION

A.                                    Defined Terms. The following terms have the following meanings:

“17g-5 Website” is defined in Section 10.18(a) of the Indenture.

“2015 Settlement Agreement” means the 2015 Public Service Company of New Hampshire Restructuring and Rate Stabilization Agreement, as amended approved by the NHPUC in Order No. 25,920 dated July 1, 2016 in Docket No. DE 14-238.

“Act” is defined in Section 10.03(a) of the Indenture.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, by and between PSNH and the Issuer.

“Administration Fee” is defined in Section 3.01 of the Administration Agreement.

“Administrator” means PSNH, as Administrator under the Administration Agreement, or any successor Administrator to the extent permitted under the Administration Agreement.

“Advice Letter” means any filing made with the NHPUC by the Servicer on behalf of the Issuer to set or adjust the RRB Charge, including the Issuance Advice Letter, an Annual Routine True-Up Letter, a Mid-Year Routine True-Up Letter, an Other Routine True-Up Letter or a Non-Routine True-Up Letter.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Annual Accountant’s Report” is defined in Section 3.04(a) of the Servicing Agreement.

“Annual Routine True-Up Letter” means a letter filed with the NHPUC, substantially in the form of Exhibit B to the Servicing Agreement, not later than January 15 of each year, in respect of an annual Periodic Adjustment pursuant to Section 4.01(b)(1) of the Servicing Agreement.

“Applicable TPS” means, with respect to each Customer, the TPS, if any, billing the RRB Charge to that Customer.

“Authorized Denomination” means, with respect to any Rate Reduction Bond, the authorized denomination therefor specified in the Series Supplement, which shall be at least

$100,000 and, except as otherwise provided in the Series Supplement, integral multiples of $1,000 in excess thereof, except for one bond which may be a smaller denomination.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Basic Documents” means the Indenture, the Administration Agreement, the Sale Agreement, the Certificate of Formation, the LLC Agreement, the Servicing Agreement, the Series Supplement, the Letter of Representations, the Underwriting Agreement and all other documents and certificates delivered in connection therewith.

“Bills” means each of the regular monthly bills, summary bills and other bills issued to Customers or TPSs by PSNH on its own behalf and in its capacity as Servicer.

“Bond Interest Rate” means, with respect to any Tranche of Rate Reduction Bonds, the rate at which interest accrues on the Rate Reduction Bonds of such Tranche, as specified in the Series Supplement.

“Book-Entry Form” means, with respect to any Rate Reduction Bond, that such Rate Reduction Bond is not certificated and the ownership and transfers thereof shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture and the Series Supplement pursuant to which such Rate Reduction Bond was issued.

“Book-Entry Rate Reduction Bonds” means any Rate Reduction Bonds issued in Book-Entry Form; provided, however, that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Rate Reduction Bonds are to be issued to the Holder of such Rate Reduction Bonds, such Rate Reduction Bonds shall no longer be “Book-Entry Rate Reduction Bonds.”

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Manchester, New Hampshire or New York, New York are, or DTC or the Corporate Trust Office is, authorized or obligated by law, regulation or executive order to be closed.

“Capital Subaccount” is defined in Section 8.02(a) of the Indenture.

“Capital Subaccount Investment Earnings” shall mean, as of any Business Day, the sum of (a) an amount equal to investment earnings since the previous distribution of Capital Subaccount Investment Earnings pursuant to Section 8.02(g) of the Indenture (or, in the case of the first such distribution, since the Closing Date) on the sum of (x) the Required Capital Level (or, if less, the amount of funds in the Capital Subaccount on the most recent Payment Date after giving effect to any replenishment of the Capital Subaccount pursuant to Section 8.02(e)(ix) of the Indenture) and (y) any investment earnings on the amount described in clause (x) plus (b) any such amounts not paid on the date of any prior distribution of Capital Subaccount Investment Earnings.

“Certificate of Compliance” means the certificate referred to in Section 3.03(a) of the Servicing Agreement and substantially in the form of Exhibit E to the Servicing Agreement.

“Certificate of Formation” means the Certificate of Formation filed with the Secretary of State of the State of Delaware on January 18, 2018 pursuant to which the Issuer was formed.

“Claim” means a “claim” as defined in Section 101(5) of the Bankruptcy Code.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with such Clearing Agency.

“Closing Date” means [          ], 2018, the date on which the Rate Reduction Bonds are originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement.

“Code” means the Internal Revenue Code of 1986.

“Collection Account” is defined in Section 8.02(a) of the Indenture.

“Corporate Trust Office” means the office of the Indenture Trustee at which, at any particular time, its corporate trust business shall be administered, which office as of the Closing Date is located at 101 Barclay Street, 7 West, New York, New York 10286, Attention: Asset Backed Securities Unit, Telephone: (212) 815-2483, Email: helen.choi@bnymellon.com, or at such other address as the Indenture Trustee may designate from time to time by notice to the Holders of Rate Reduction Bonds and the Issuer, or the principal corporate trust office of any successor trustee designated by like notice.

“Covenant Defeasance Option” is defined in Section 4.01(b) of the Indenture.

“Customers” means any person or entity within PSNH’s franchise service territory purchasing directly or otherwise obtaining or being supplied directly with retail electric service for end use consumption, including those served under special contract.

“Deemed RRB Charge Payments” means the payments in respect of the RRB Charge, which are deemed to have been received by the Servicer, directly or indirectly (including through a TPS), from or on behalf of Customers, calculated in accordance with Annex I to the Servicing Agreement.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Rate Reduction Bonds” is defined in Section 2.11 of the Indenture.

“Delaware UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of Delaware.

“DTC” means The Depository Trust Company.

“Eligible Account” means a segregated trust account with an Eligible Institution.

“Eligible Institution” means:

(a)                                 the corporate trust department of the Indenture Trustee, so long as any of the securities of the Indenture Trustee has a credit rating from each Rating Agency that is providing a credit rating of the securities of the Indenture Trustee at such time in one of its generic rating categories that signifies investment grade; or

(b)                                 a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank) (i) that has either (A) a long-term issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s or equivalent rating by Fitch or (B) a short-term issuer rating of “A-1+” or higher by S&P and “P-1” or higher by Moody’s and “F1+” or higher by Fitch or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies, and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

If so qualified under clause (b) of this definition, the Indenture Trustee may be considered an Eligible Institution for the purposes of clause (a) of this definition.

“Eligible Investments” means instruments or investment property that evidence:

(a)                                 direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b)                                 demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of, or bankers’ acceptances issued by, any depository institution (including the Indenture Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by U.S. federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution are, at the time of deposit, rated at least “A-1” and “P-1” or their equivalents by each of S&P, Moody’s and Fitch or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Rate Reduction Bonds;

(c)                                  commercial paper (including commercial paper of the Indenture Trustee, acting in its commercial capacity, and other than commercial paper of PSNH or any of its Affiliates), which at the time of purchase is rated at least “A-1” and “P-1” or their equivalents by each of S&P, Moody’s and Fitch or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Rate Reduction Bonds;

(d)                                 investments in money market funds having a rating in the highest investment category granted thereby (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor) from Moody’s, S&P and Fitch;

(e)                                  repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies or instrumentalities, entered into with Eligible Institutions;

(f)                                   repurchase obligations with respect to any security or whole loan entered into with an Eligible Institution or with a registered broker/dealer acting as principal and that meets the ratings criteria set forth below:

•                                                                                                                  a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any such broker/dealer being referred to in this definition as a “broker/dealer”), the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P and “F1+” by Fitch at the time of entering into such repurchase obligation; or

•                                                                                                                  an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P and “F1+” by Fitch at the time of purchase so long as the obligations of such unrated broker/dealer are unconditionally guaranteed by such non-bank or bank holding company; and

(g)                                  any other investment permitted by each of the Rating Agencies;

in each case maturing not later than the Business Day preceding the next Payment Date or Special Payment Date, if applicable (for the avoidance of doubt, investments in money market funds or similar instruments that are redeemable on demand shall be deemed to satisfy the foregoing requirement). Notwithstanding the foregoing: (1) no securities or investments that mature in 30 days or more shall be “Eligible Investments” unless the issuer thereof has either a short-term unsecured debt rating of at least “P-1” from Moody’s or a long-term unsecured debt rating of at least “A2” from Moody’s and also has a long-term unsecured debt rating of at least “A+” from S&P; (2) no securities or investments described in clauses (b) through (d) above that have maturities of more than 30 days but less than or equal to 3 months shall be “Eligible Investments” unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; and (3) no securities or investments described in clauses (b) through (d) above that have maturities of more than 3 months shall be “Eligible Investments” unless the issuer thereof has a long-term unsecured debt rating of at least “Aa3” from Moody’s and a short-term unsecured debt rating of at least “P1” from Moody’s.

“Estimated RRB Charge Payments” means the estimated payments in respect of the RRB Charge, which are deemed to have been received by the Servicer, directly or indirectly (including through a TPS), from or on behalf of Customers, calculated in accordance with Annex I of the Servicing Agreement.

“Event of Default” is defined in Section 5.01 of the Indenture.

“Excess Funds Subaccount” is defined in Section 8.02(a) of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expected Amortization Schedule” means, with respect to any Tranche, the expected amortization schedule related thereto set forth in the Series Supplement.

“Federal Book-Entry Regulations” means 31 C.F.R. Part 357 et seq. (Department of Treasury).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Servicer from three federal funds brokers of recognized standing selected by it.

“Final” means, with respect to the Finance Order, that the Finance Order has become final, that the Finance Order is not being appealed and that the time for filing an appeal thereof has expired.

“Final Maturity Date” means, with respect to each Tranche of Rate Reduction Bonds, the final maturity date therefor as specified in the Series Supplement.

“Finance Order” means the financing order issued by the NHPUC to PSNH on January 30, 2018, Docket No. DE 17-096, authorizing the creation of the RRB Property.

“Financing Act” means Chapter 369-B, New Hampshire Revised Statutes.

“Fitch” means Fitch Ratings, Inc. References to Fitch are effective so long as Fitch is a Rating Agency.

“General Subaccount” is defined in Section 8.02(a) of the Indenture.

“Global Rate Reduction Bond” means a Rate Reduction Bond to be issued to the Holders thereof in Book-Entry Form, which Global Rate Reduction Bond shall be issued to the Clearing Agency, or its nominee, in accordance with Section 2.11 of the Indenture and the Series Supplement.

“Governmental Authority” means any nation or government, any U.S. federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Grant” means to mortgage, pledge, and grant a lien upon, and a security interest in, the RRB Collateral pursuant to the Indenture and the Series Supplement. A Grant of the RRB Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the RRB Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” means the Person in whose name a Rate Reduction Bond is registered on the Rate Reduction Bond Register.

“Indenture” means the Indenture, dated as of the Closing Date, by and between the Issuer and The Bank of New York Mellon, a New York banking corporation, as Indenture Trustee and as Securities Intermediary.

“Indenture Trustee” means The Bank of New York Mellon, a New York banking corporation, as indenture trustee for the benefit of the Secured Parties, or any successor indenture trustee for the benefit of the Secured Parties, under the Indenture.

“Independent” means, when used with respect to any specified Person, that such specified Person (a) is in fact independent of the Issuer, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director (other than as an independent director or manager) or person performing similar functions.

“Independent Certificate” means a certificate to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order, and such certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Independent Manager” is defined in Section 1.01 of the LLC Agreement.

“Independent Manager Fee” is defined in Section 6.01(a) of the LLC Agreement.

“Insolvency Event” means, with respect to a specified Person: (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such specified Person or any substantial part of its property in an involuntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law in effect as of the Closing Date or thereafter, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such specified Person or for any substantial part of its property, or ordering the winding-up or liquidation of such specified Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such specified Person of a voluntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law in effect as of the Closing Date or thereafter, or the consent by such specified Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such specified Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such specified Person or for any substantial part of its property, or the making by such specified Person of any general assignment for the benefit of creditors, or the failure by such specified Person generally to pay its debts as such debts become due, or the taking of action by such specified Person in furtherance of any of the foregoing.

“Intercreditor Agreement” means, as the context may require, any intercreditor agreement that the Seller, the Servicer, the Issuer and the Indenture Trustee enter into with either (i) the investors in any future accounts receivable or similar financing arrangement in substantially the form of Exhibit D to the Indenture concerning receivables payable by Customers or (ii) the trustee for any holders of bonds issued by Affiliates of PSNH which are backed by property consisting of charges payable by Customers pursuant to the Financing Act or any similar law, collections of which receivables or other charges will be commingled with the RRB Charge Collections, in each case subject to the terms of Section 10.15 of the Indenture.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means all investment earnings on funds deposited in the Collection Account net of losses and investment expenses other than Capital Subaccount Investment Earnings.

“Issuance Advice Letter” means the initial Issuance Advice Letter, dated [          ], filed with the NHPUC pursuant to the Finance Order.

“Issuer” means PSNH Funding  LLC 3, a Delaware limited liability company, named as such in the Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the Rate Reduction Bonds.

“Issuer Order” means a written order signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

“Issuer Request” means a written request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

“Legal Defeasance Option” is defined in Section 4.01(b) of the Indenture.

“Letter of Representations” means any applicable agreement between the Issuer and the applicable Clearing Agency, with respect to such Clearing Agency’s rights and obligations (in its capacity as a Clearing Agency) with respect to any Book-Entry Rate Reduction Bonds.

“Lien” means a security interest, lien, mortgage, charge, pledge, claim or encumbrance of any kind.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of PSNH Funding LLC 3, dated as of the Closing Date.

“Manager” means each manager of the Issuer under the LLC Agreement.

“Member” has the meaning specified in the first paragraph of the LLC Agreement.

“Mid-Year Routine True-Up Letter” means a letter filed with the NHPUC, substantially in the form of Exhibit B to the Servicing Agreement, pursuant to Section 4.01(b)(2) of the Servicing Agreement in respect of a mid-year Periodic Adjustment.

“Monthly Servicer’s Certificate” is defined in Section 4.01(d)(2) of the Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc. References to Moody’s are effective so long as Moody’s is a Rating Agency.

“New Hampshire UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of New Hampshire.

“NHPUC” means the New Hampshire Public Utilities Commission and any successor thereto.

“NHPUC Regulations” means all regulations, rules, tariffs and laws applicable to public utilities or TPSs, as the case may be, and promulgated by, enforced by or otherwise within the jurisdiction of the NHPUC.

“Non-Routine Periodic Adjustment” has the meaning set forth in Section 4.01(c)(1) of the Servicing Agreement.

“Non-Routine True-Up Letter” means a letter filed with the NHPUC in accordance with the Finance Order with respect to any Non-Routine Periodic Adjustment pursuant to Section 4.01(c)(1) of the Servicing Agreement.

“NRSRO” is defined in Section 10.18(b) of the Indenture.

“NY UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of New York.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Issuer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee.

“Ongoing Transaction Costs” means the Transaction Costs described as such in the Finance Order, including the Operating Expenses and any indemnity obligations that are anticipated to be payable under the Basic Documents.

“Operating Expenses” means all unreimbursed fees, costs and out-of-pocket expenses of the Issuer, including all amounts owed by the Issuer to the Indenture Trustee (including indemnities, legal fees and expenses) or any Manager, the Servicing Fee and other amounts owed to the Servicer pursuant to the Servicing Agreement, the Administration Fee and other amounts owed to the Administrator pursuant to the Administration Agreement, legal and accounting fees, Rating Agency and related fees (e.g. website provider fees) and any franchise or other taxes owed by the Issuer.

“Opinion of Counsel” means one or more written opinions of counsel who may be an employee of or counsel to the party providing such opinion(s) of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion(s) of counsel.

“Other Routine True-Up Letter” means a letter filed with the NHPUC, substantially in the form of Exhibit B to the Servicing Agreement, pursuant to Section 4.01(b)(3) thereto.

“Outstanding” means, as of the date of determination, all Rate Reduction Bonds theretofore authenticated and delivered under the Indenture, except:

(a)                                 Rate Reduction Bonds theretofore canceled by the Rate Reduction Bond Registrar or delivered to the Rate Reduction Bond Registrar for cancellation;

(b)                                 Rate Reduction Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Rate Reduction Bonds; and

(c)                                  Rate Reduction Bonds in exchange for which or in lieu of which other Rate Reduction Bonds have been issued pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Rate Reduction Bonds are held by a Protected Purchaser;

provided, that, in determining whether the Holders of the requisite Outstanding Amount of the Rate Reduction Bonds or any Tranche thereof have given any request, demand, authorization, direction, notice, consent or waiver under any Basic Document, Rate Reduction Bonds owned by the Issuer, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding (unless one or more such Persons owns 100% of such Rate Reduction Bonds), except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Rate Reduction Bonds that the Indenture Trustee actually knows to be so owned shall be so disregarded. Rate Reduction Bonds owned by any Holder that have been pledged as security for any obligations may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right to act with respect to such Rate Reduction Bonds and that the pledgee is not the Issuer, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Rate Reduction Bonds, or, if the context requires, all Rate Reduction Bonds of a Tranche, Outstanding at the date of determination.

“Paying Agent” means, with respect to the Indenture, the Indenture Trustee and any other Person appointed as a paying agent for the Rate Reduction Bonds pursuant to the Indenture.

“Payment Date” means, with respect to any Tranche of Rate Reduction Bonds, the dates specified in the Series Supplement; provided, that if any such date is not a Business Day, the Payment Date shall be the Business Day succeeding such date.

“Periodic Adjustment” means each adjustment to the RRB Charges made pursuant to the terms of the Finance Order and in accordance with Section 4.01 of the Servicing Agreement.

“Periodic Interest” means, with respect to any Payment Date, the periodic interest for such Payment Date as specified in the Series Supplement.

“Periodic Principal” means, with respect to any Payment Date, the excess, if any, of the Outstanding Amount of Rate Reduction Bonds over the outstanding principal balance specified for such Payment Date on the Expected Amortization Schedule.

“Periodic RRB Payment Requirements” means, with respect to any Remittance Period, the total dollar amount calculated by the Servicer as necessary to be remitted to the Collection Account during such Remittance Period (after giving effect to (a) the allocation and distribution of amounts on deposit in the Excess Funds Subaccount at the time of calculation and which are available for payments on the Rate Reduction Bonds, (b) any shortfalls in the coverage of the Periodic RRB Payment Requirements for any prior Remittance Period, (c) the required payment or credit of any Remittance Excess or Remittance Shortfall during such Remittance Period and (d) any Remittances based upon the RRB Charge in effect in the prior Remittance Period that are expected to be realized in such Remittance Period) in order to ensure that, as of the Payment Date immediately following the end of such Remittance Period, (i) all accrued and unpaid interest on the Rate Reduction Bonds then due shall have been paid in full, (ii) the Principal Balance of the Rate Reduction Bonds is equal to the Projected Principal Balance of the Rate Reduction Bonds for that Payment Date, (iii) the balance on deposit in the Capital Subaccount equals the aggregate Required Capital Level, and (iv) all other fees, expenses and indemnities due and owing and required or allowed to be paid under Section 8.02 of the Indenture as of such date shall have been paid in full.

“Permitted Lien” means any of (a) the Lien created by the Indenture and the Series Supplement, (b) tax liens arising by operation of law with respect to amounts not yet due or any amounts which are being contested in good faith by appropriate proceedings and (c) the Back-Up Security Interest (as defined in the Sale Agreement).

“Permitted Successor” is defined in Section 5.02 of the Sale Agreement.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or Governmental Authority.

“Predecessor Rate Reduction Bond” means, with respect to any particular Rate Reduction Bond, every previous Rate Reduction Bond evidencing all or a portion of the same debt as that evidenced by such particular Rate Reduction Bond, and, for the purpose of this definition, any Rate Reduction Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Rate Reduction Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Rate Reduction Bond.

“Principal Balance” means, as of any Payment Date, the sum of the outstanding principal amount of the Rate Reduction Bonds.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Projected Principal Balance” means, as of any Payment Date, the sum of the projected outstanding principal amount of the Rate Reduction Bonds for such Payment Date set forth in the Expected Amortization Schedule.

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“PSNH” means Public Service Company of New Hampshire.

“Rate Reduction Bond Register” is defined in Section 2.05 of the Indenture.

“Rate Reduction Bond Registrar” is defined in Section 2.05 of the Indenture.

“Rate Reduction Bonds” means the rate reduction bonds authorized by the Finance Order and issued under the Indenture and Series Supplement.

“Rating Agency” means, with respect to any Tranche of Rate Reduction Bonds, any of Moody’s, S&P or Fitch that provides a rating with respect to the Rate Reduction Bonds. If no such organization (or successor) is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee and the Servicer.

“Rating Agency Condition” means with respect to any action, that each Rating Agency shall have been given ten Business Days’ prior written notice thereof and that each of the Rating Agencies shall have notified the Servicer, the Issuer and the Indenture Trustee in writing that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any Tranche of the Rate Reduction Bonds; provided that if within such ten Business Day period, any Rating Agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such Rating Agency is reviewing and considering the notification, then (a) the Issuer shall be required to confirm that such Rating Agency has received the Rating Agency Condition request and, if it has, promptly request the related Rating Agency Condition confirmation and (b) if the Rating Agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five Business Days following such second request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).

“Reconciliation Period” means the twelve-month period commencing on January 1 of each year and ending on December 31 of each year; provided, however, that the initial Reconciliation Period shall commence on the Closing Date and end on December 31, 2018.

“Record Date” means one Business Day prior to the applicable Payment Date.

“Registered Holder” means the Person in whose name a Rate Reduction Bond is registered on the Rate Reduction Bond Register.

“Regulation AB” means the SEC’s Asset Backed Securities regulations under 17 CFR Part 229, Subpart 229.1100 et seq.

“Remittance” means each remittance of Estimated RRB Charge Payments by the Servicer to the Indenture Trustee.

“Remittance Date” means each Servicer Business Day on which a Remittance is to be made by the Servicer pursuant to Section 4.03 of the Servicing Agreement.

“Remittance Excess” means the amount, if any, calculated for a particular Reconciliation Period, by which all RRB Charge Collections during such Reconciliation Period exceed Deemed RRB Charge Payments during such Reconciliation Period.

“Remittance Period” means each six-month period (x) commencing on January 1 and ending on June 30 and (y) commencing on July 1 and ending on December 31; provided, that the initial Remittance Period shall commence on the Closing Date.

“Remittance Shortfall” means the amount, if any, calculated for a particular Reconciliation Period, by which Deemed RRB Charge Payments during such Reconciliation Period exceed RRB Charge Collections during such Reconciliation Period.

“Required Capital Level” means an amount of capital equal to 0.5% of the initial principal amount of the Rate Reduction Bonds.

“Responsible Officer” means, with respect to: (a) the Issuer, any Manager or any duly authorized officer; (b) the Indenture Trustee, any officer within the Corporate Trust Office of such trustee (including any Vice President, any Assistant Vice President, any Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, and that has direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred to because of such officer’s knowledge and familiarity with the particular subject); (c) any corporation (other than the Indenture Trustee), the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, the Clerk, any Assistant Secretary, and Assistant Clerk, the Controller or a Director of Corporate Finance or Cash Management; (d) any partnership, any general partner thereof; and (e) any other Person (other than an individual), any duly authorized officer or member of such Person, as the context may require, who is authorized to act in matters relating to such Person.

“Retirement of the Rate Reduction Bonds” means the day on which the final payment is made to the Indenture Trustee in respect of the last outstanding Rate Reduction Bond.

“Routine True-Up Letter” means, as the context requires, an Annual Routine True-Up Letter, a Mid-Year Routine True-Up Letter or an Other Routine True-Up Letter.

“RRB Charge” means the portion (which may become all) of the Seller’s “stranded cost recovery charge” designated pursuant to the Finance Order and RSA 369-B:2, XIII as the RRB Charge, as the same may be adjusted from time to time as provided in the Finance Order.

“RRB Charge Collections” means the Estimated RRB Charge Payments remitted to the Collection Account.

“RRB Collateral” is defined in the preamble of the Indenture.

“RRB Property” means the RRB Property established by the Finance Order, representing a current and irrevocable vested property right whether or not the revenues and proceeds arising with respect to the RRB Charges had accrued at the time of the Finance Order, including, without limitation, all right, title, and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from or constituting (a) the RRB Charges (including the initial RRB Charges set forth in the Issuance Advice Letter, as such charges may be adjusted from time to time pursuant to the Servicing Agreement) and (b) all rights to obtain Periodic Adjustments and Non-Routine Periodic Adjustments to the RRB Charges in accordance with the Finance Order and the Servicing Agreement.

“RRB Property Records” has the meaning assigned to that term in Section 5.01 of the Servicing Agreement.

“S&P” means S&P Global Ratings. References to S&P are effective so long as S&P is a Rating Agency.

“Sale Agreement” means the Purchase and Sale Agreement dated as of the Closing Date between PSNH, as Seller, and the Issuer, as the same may be amended and supplemented from time to time.

“Scheduled Final Payment Date” means, with respect to each Tranche of Rate Reduction Bonds, the date when all interest and principal is scheduled to be paid with respect to that Tranche in accordance with the Expected Amortization Schedule, as specified in the Series Supplement. For the avoidance of doubt, the Scheduled Final Payment Date with respect to any Tranche shall be the last Scheduled Payment Date set forth in the Expected Amortization Schedule relating to such Tranche. The “last Scheduled Final Payment Date” means the Scheduled Final Payment Date of the latest maturing Tranche of Rate Reduction Bonds.

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” means the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the Rate Reduction Bonds and all fees, expenses, counsel fees and other amounts due and payable to the Indenture Trustee.

“Secured Parties” means the Indenture Trustee and the Holders.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means The Bank of New York Mellon, a New York banking corporation, solely in the capacity of a “securities intermediary” as defined in the NY UCC and Federal Book-Entry Regulations or any successor securities intermediary under the Indenture.

“Seller” means PSNH, and its permitted successors and assigns under the Sale Agreement.

“Semi-Annual Servicer’s Certificate” is defined in Section 4.01(d)(3) of the Servicing Agreement.

“Series Supplement” means the indenture supplemental to the Indenture in the form attached as Exhibit B to the Indenture that authorizes the issuance of the Rate Reduction Bonds.

“Servicer” means PSNH, as the servicer of the RRB Property, or each successor (in the same capacity) pursuant to Section 6.04 or Section 7.02 of the Servicing Agreement.

“Servicer Business Day” means any Business Day on which the Servicer’s offices in the State of New Hampshire are open for business.

“Servicer Default” is defined in Section 7.01 of the Servicing Agreement.

“Servicer Policies and Practices” means, with respect to the Servicer’s duties under Annex I to the Servicing Agreement, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself and, if applicable, others.

“Servicing Agreement” means the Servicing Agreement, dated as of the Closing Date, by and between the Issuer and PSNH, and acknowledged and accepted by the Indenture Trustee.

“Servicing Fee” is defined in Section 6.06(a) of the Servicing Agreement.

“Special Payment Date” means the date on which, with respect to any Tranche of Rate Reduction Bonds, any payment of principal of or interest (including any interest accruing upon default) on, or any other amount in respect of, the Rate Reduction Bonds of such Tranche that is not actually paid within five days of the Payment Date applicable thereto is to be made by the Indenture Trustee to the Holders.

“Special Record Date” means, with respect to any Special Payment Date, the close of business on the first day (whether or not a Business Day) preceding such Special Payment Date.

“Sponsor” means PSNH, in its capacity as “sponsor” of the Rate Reduction Bonds within the meaning of Regulation AB.

“State” means any one of the fifty states of the United States of America or the District of Columbia.

“State Pledge” means the pledge of the State of New Hampshire under RSA 369-B:6, II of the Financing Act in which the State of New Hampshire pledged, contracted and agreed with the owner of the RRB Property and the Holders of and the Indenture Trustee for the RRBs that neither the State, nor any of its agencies, including the NHPUC, will limit, alter, amend, reduce or impair the RRB Charges, RRB Property, the Finance Order, or any rights thereunder, or ownership thereof or security interest therein, until the RRBs, including all principal, interest, premium, costs and arrearages thereon, are fully met and discharged, unless adequate provision is made by law for the protection of the owner, Holders and the Indenture Trustee.

“Subaccounts” is defined in Section 8.02(a) of the Indenture.

“Successor Servicer” is defined in Section 3.07(e) of the Indenture.

“Tariff” means PSNH’s then-current “Tariff For Electric Delivery Service,” NHPUC No. 9, as approved by the NHPUC.

“Temporary Rate Reduction Bonds” means Rate Reduction Bonds executed and, upon the receipt of an Issuer Order, authenticated and delivered by the Indenture Trustee pending the preparation of Definitive Rate Reduction Bonds pursuant to Section 2.04 of the Indenture.

“Termination Notice” is defined in Section 7.01 of the Servicing Agreement.

“TPS” means a third party supplier of energy who has entered into a TPS Service Agreement with the Servicer.

“TPS Service Agreement” means an agreement between a third party supplier of energy and the Servicer pursuant to which such third party supplier of energy bills and collects the RRB Charge to and from Customers in accordance with NHPUC Regulations, the Finance Order and the guidelines described in Schedule A to Annex I of the Servicing Agreement.

“Tranche” means any one of the groupings of Rate Reduction Bonds differentiated by amortization schedule, interest rate or sinking fund schedule, as specified in the Series Supplement.

“Transaction Costs” means all RRB costs as defined in RSA 369-B:2, XIV allowed to be recovered by PSNH under the Finance Order.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force on the Closing Date, unless otherwise specifically provided.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Underwriters” means the underwriters who purchase Rate Reduction Bonds of any Tranche from the Issuer and sell such Rate Reduction Bonds in a public offering.

“Underwriting Agreement” means the Underwriting Agreement, dated [            ], by and among PSNH, the representatives of the several Underwriters named therein and the Issuer.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable at the option of the issuer thereof.

“Weighted Average Days Outstanding” means the weighted average number of days PSNH’s monthly retail Customer bills remain outstanding during the 12-month period ended for the quarter immediately preceding the calculation thereof pursuant to Section 4.01(b)(1) of the Servicing Agreement. For all purposes of the Servicing Agreement, the calculation of Weighted Average Days Outstanding pursuant to Section 4.01(b)(1) thereof shall become effective on February 1 of each year. The initial Weighted Average Days Outstanding shall be [  ] days until updated pursuant to Section 4.01(b)(1) of the Servicing Agreement.

B.                                    Rules of Construction. Unless the context otherwise requires, in each Basic Document in which this Appendix A is incorporated by reference:

(a)                                 All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles. To the extent that the definitions of accounting terms in any Basic Document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in such Basic Document shall control.

(b)                                 The term “including” means “including without limitation”, and other forms of the verb “include” have correlative meanings.

(c)                                  All references to any Person shall include such Person’s permitted successors and assigns, and any reference to a Person in a particular capacity excludes such Person in other capacities.

(d)                                 Unless otherwise stated in any of the Basic Documents, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(e)                                  The words “hereof”, “herein” and “hereunder” and words of similar import when used in any Basic Document shall refer to such Basic Document as a whole and not to any particular provision of such Basic Document. References to Articles, Sections, Appendices and Exhibits in any Basic Document are references to Articles, Sections, Appendices and Exhibits in or to such Basic Document unless otherwise specified in such Basic Document.

(f)                                   The various captions (including the tables of contents) in each Basic Document are provided solely for convenience of reference and shall not affect the meaning or interpretation of any Basic Document.

(g)                                  The definitions contained in this Appendix A apply equally to the singular and plural forms of such terms, and words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(h)                                 Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth in such agreement or document) and include any attachments thereto.

(i)                                     References to any law, rule, regulation or order of a Governmental Authority shall include such law, rule, regulation or order as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(j)                                    The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(k)                                 The word “or” is not exclusive.

(l)                                     All terms defined in the relevant Basic Document to which this Appendix A is attached shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(m)                             A term has the meaning assigned to it.